                                                                    Exhibit 99.1

________________________________________________________________________________
________________________________________________________________________________

                     REVOLVING CREDIT AND GUARANTY AGREEMENT
________________________________________________________________________________
________________________________________________________________________________



                                      Among

                          GENESIS HEALTH VENTURES, INC.
   a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code as Borrower
                                   -----------

                                       and

       THE SUBSIDIARIES OF THE BORROWER NAMED HEREIN, each a Debtor and a
          Debtor-in-Possession under Chapter 11 of the Bankruptcy Code as Guarantors
                                  -------------

                                       and

                             THE BANKS PARTY HERETO

                                   as Lenders,
                                   -----------

                                       and

             MELLON BANK, N.A. as Administrative Agent and Arranger,

                FIRST UNION NATIONAL BANK, as Syndication Agent,

          GOLDMAN SACHS CREDIT PARTNERS, L.P., as Documentation Agent,

                                       and

                      THE CHASE MANHATTAN BANK, as Co-Agent
________________________________________________________________________________
________________________________________________________________________________

                            Dated as of June 22, 2000
________________________________________________________________________________
________________________________________________________________________________

                     REVOLVING CREDIT AND GUARANTY AGREEMENT
                                TABLE OF CONTENTS

                                                                                                           Page No.
INTRODUCTORY STATEMENT............................................................................................1

SECTION 1.        DEFINITIONS.....................................................................................3
                  SECTION 1.01      Defined Terms.................................................................3
                  SECTION 1.02      Terms Generally..............................................................23

SECTION 2.        AMOUNT AND TERMS OF CREDIT.....................................................................23
                  SECTION 2.01      Commitment of the Banks......................................................23
                  SECTION 2.02      Borrowing Base...............................................................23
                  SECTION 2.03      Letters of Credit............................................................24
                  SECTION 2.04      Issuance.....................................................................26
                  SECTION 2.05      Nature of Letter of Credit Obligations Absolute..............................26
                  SECTION 2.06      Making of Loans..............................................................26
                  SECTION 2.07      Repayment of Loans; Evidence of Debt.........................................27
                  SECTION 2.08      Interest on Loans............................................................28
                  SECTION 2.09      Default Interest.............................................................28
                  SECTION 2.10      Optional Termination or Reduction of Commitment..............................29
                  SECTION 2.11      Alternate Rate of Interest.  ................................................29
                  SECTION 2.12      Refinancing of Loans.  ......................................................29
                  SECTION 2.13      Mandatory Prepayment; Commitment Termination;
                                            Cash Collateral......................................................30
                  SECTION 2.14      Optional Prepayment of Loans; Reimbursement
                                            of Banks.............................................................31
                  SECTION 2.15      Reserve Requirements; Change in Circumstances. ..............................33
                  SECTION 2.16      Change in Legality.  ........................................................34
                  SECTION 2.17      Pro Rata Treatment, etc......................................................35
                  SECTION 2.18      Taxes........................................................................35
                  SECTION 2.19      Certain Fees.................................................................37
                  SECTION 2.20      Commitment Fee...............................................................37
                  SECTION 2.21      Letter of Credit Fees........................................................38
                  SECTION 2.22      Nature of Fees...............................................................38
                  SECTION 2.23      Priority and Liens...........................................................38
                  SECTION 2.24      Right of Set-Off.............................................................40
                  SECTION 2.25      Security Interest in Letter of Credit Account................................40
                  SECTION 2.26      Payment of Obligations.......................................................40
                  SECTION 2.27      No Discharge; Survival of Claims.............................................41
                  SECTION 2.28      Use of Cash Collateral.......................................................41

                                       ii

SECTION 3.        REPRESENTATIONS AND WARRANTIES.................................................................41
                  SECTION 3.01      Organization and Authority...................................................41
                  SECTION 3.02      Due Execution................................................................41
                  SECTION 3.03      Statements Made..............................................................42
                  SECTION 3.04      Financial Statements.........................................................42
                  SECTION 3.05      Ownership....................................................................43
                  SECTION 3.06      Liens .......................................................................43
                  SECTION 3.07      Compliance with Law..........................................................43
                  SECTION 3.08      Insurance....................................................................43
                  SECTION 3.09      The Orders...................................................................44
                  SECTION 3.10      Use of Proceeds..............................................................44
                  SECTION 3.11      Litigation...................................................................44
                  SECTION 3.12      Health Care Permits..........................................................44

SECTION 4.        CONDITIONS OF LENDING..........................................................................45
                  SECTION 4.01......Conditions Precedent to Initial Loans and
                                            Initial Letters of Credit............................................45
                  SECTION 4.02......Conditions Precedent to Each Loan and Each
                                            Letter of Credit.....................................................49

SECTION 5.        AFFIRMATIVE COVENANTS..........................................................................50
                  SECTION 5.01      Financial Statements, Reports, etc...........................................50
                  SECTION 5.02      Corporate Existence..........................................................53
                  SECTION 5.03      Insurance....................................................................53
                  SECTION 5.04      Obligations and Taxes........................................................53
                  SECTION 5.05      Notice of Event of Default, Investigations,
                                            Violations, etc......................................................54
                  SECTION 5.06      Borrowing Base Certificate...................................................54
                  SECTION 5.07      Maintenance of Concentration Accounts........................................54
                  SECTION 5.08      Books and Records, Inspection and Collateral
                                            Review Rights........................................................55
                  SECTION 5.09      Conduct of Business and Maintenance of
                                            Existence, etc.......................................................55
                  SECTION 5.10      Health Care Permits and Approvals............................................56
                  SECTION 5.11      Financial Advisor............................................................56
                  SECTION 5.12      Annual Operating Budget; Financial Forecast..................................56

SECTION 6.        NEGATIVE COVENANTS.............................................................................56
                  SECTION 6.01      Liens........................................................................57
                  SECTION 6.02      Merger, etc..................................................................57
                  SECTION 6.03      Indebtedness.................................................................57
                  SECTION 6.04      Capital Expenditures.........................................................57
                  SECTION 6.05      EBITDA.......................................................................58
                  SECTION 6.06      Guarantees and Other Liabilities.............................................59
                  SECTION 6.07      Chapter 11 Claims............................................................59
                  SECTION 6.08      Dividends; Capital Stock.....................................................59
                  SECTION 6.09      Transactions with Affiliates.................................................59
                  SECTION 6.10      Investments, Loans and Advances..............................................59
                  SECTION 6.11      Disposition of Assets........................................................60
                  SECTION 6.12      Nature of Business...........................................................60
                  SECTION 6.13      Health Care Permits and Approvals............................................60
                  SECTION 6.14      Census.......................................................................60
                  SECTION 6.15      Assumption of Provider Agreements............................................60
                  SECTION 6.16      Modification of the Multicare Management Agreement...........................60

                                      iii

SECTION 7.        EVENTS OF DEFAULT..............................................................................61
                  SECTION 7.01      Events of Default............................................................61

SECTION 8.        THE AGENT......................................................................................65
                  SECTION 8.01      Administration by Agent......................................................65
                  SECTION 8.02      Advances and Payments........................................................65
                  SECTION 8.03      Sharing of Setoffs...........................................................65
                  SECTION 8.04      Agreement of Required Banks..................................................66
                  SECTION 8.05      Liability of Agent...........................................................66
                  SECTION 8.06      Reimbursement and Indemnification............................................67
                  SECTION 8.07      Rights of Agent..............................................................67
                  SECTION 8.08      Independent Banks............................................................67
                  SECTION 8.09      Notice of Transfer...........................................................67
                  SECTION 8.10      Successor Agent..............................................................68

SECTION 9.        GUARANTY.......................................................................................68
                  SECTION 9.01      Guaranty.....................................................................68
                  SECTION 9.02      No Impairment of Guaranty....................................................69
                  SECTION 9.03      Subrogation..................................................................69

SECTION 10.       MISCELLANEOUS..................................................................................69
                  SECTION 10.01     Notices......................................................................69
                  SECTION 10.02     Survival of Agreement, Representations and
                                            Warranties, etc......................................................70
                  SECTION 10.03     Successors and Assigns.......................................................70
                  SECTION 10.04     Confidentiality..............................................................73
                  SECTION 10.05     Expenses.....................................................................73
                  SECTION 10.06     Indemnity....................................................................73
                  SECTION 10.07     CHOICE OF LAW................................................................74
                  SECTION 10.08     No Waiver....................................................................74
                  SECTION 10.09     Extension of Maturity........................................................74
                  SECTION 10.10     Amendments, etc..............................................................74
                  SECTION 10.11     Severability.................................................................75
                  SECTION 10.12     Headings.....................................................................76
                  SECTION 10.13     Execution in Counterparts....................................................76
                  SECTION 10.14     Prior Agreements.............................................................76
                  SECTION 10.15     Further Assurances...........................................................76
                  SECTION 10.16     WAIVER OF JURY TRIAL.........................................................76

ANNEX A           -        Commitment Amounts
EXHIBIT A-1       -        Form of Interim Order
EXHIBIT A-2       -        Form of Final Order
EXHIBIT B         -        Form of Security and Pledge Agreement
EXHIBIT C         -        Form of Opinion of Counsel
EXHIBIT D         -        Form of Assignment and Acceptance
EXHIBIT E         -        Form of Borrowing Base Certificate

SCHEDULE 3.05     -        Subsidiaries
SCHEDULE 3.07     -        Compliance with Law
SCHEDULE 3.06     -        Liens
SCHEDULE 3.11     -        Litigation
SCHEDULE 3.12     -        Health Care Permits
SCHEDULE 6.11     -        Disposition of Assets

                                       iv

                     REVOLVING CREDIT AND GUARANTY AGREEMENT
                            Dated as of June 22, 2000

                  REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of June 22, 2000, among GENESIS HEALTH VENTURES, INC., a Pennsylvania corporation (the "Borrower"), a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, and each of the direct or indirect subsidiaries of the Borrower signatory hereto (each a "Guarantor" and collectively, the "Guarantors"), each of which Guarantors referred to in this paragraph is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrower and the Guarantors, each a "Case" and collectively, the "Cases"), MELLON BANK, N.A., a national banking association ("Mellon") as Arranger, FIRST UNION NATIONAL BANK, as Syndication Agent, GOLDMAN SACHS CREDIT PARTNERS L.P., as Documentation Agent, THE CHASE MANHATTAN BANK, as Co-Agent, each of the other financial institutions from time to time party hereto (each of the foregoing financial institutions, together with Mellon, the "Banks") and MELLON BANK, N.A., a national banking association, as administrative agent (in such capacity, the "Agent") for the Banks.

                             INTRODUCTORY STATEMENT

                  On June 22, 2000, the Borrower and the Guarantors filed voluntary petitions with the Bankruptcy Court initiating the Cases and have continued in the possession of their assets and in the management of their business pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

                  The Borrower has applied to the Banks for a revolving credit and letter of credit facility in an aggregate principal amount not to exceed $250,000,000, all of the Borrower's obligations under which are to be guaranteed by the Guarantors.

                  The proceeds of the Loans will be used (i) for working capital and other general corporate purposes of the Borrower and the Guarantors consistent with the Budget hereinafter referred to (including periodic updates thereof) and (ii) to repay the obligations of the Borrower and the Guarantors under the Tranche II Revolver under the Existing Credit Agreement.

                  To provide guarantees and security for the repayment of the Loans, the reimbursement of any draft drawn under a Letter of Credit and the payment of the other obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents (including, without limitation, the Obligations of the Borrower under Section 6.03(viii)), the Borrower and the Guarantors will provide to the Agent and the Banks the following (each as more fully described herein):

                  (1) a guaranty from each of the Guarantors of the due and punctual payment and performance of the obligations of the Borrower hereunder;

                  (2) an allowed administrative expense claim in each of the Cases pursuant to Section 364(c)(1) of the Bankruptcy Code having priority over all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code;

                  (3) perfected first priority Liens, pursuant to Section 364(c)(2) of the Bankruptcy Code, upon all unencumbered property of the Borrower and the Guarantors (including, without limitation, all Accounts arising on and after the Filing Date (except as otherwise provided in the Orders, it being understood that any such Accounts on which the Agent and the Banks do not have such perfected first priority Liens shall be excluded from the Borrowing Base) but excluding assets subject to Permitted Adequate Protection Liens and other Permitted Liens and also excluding bankruptcy causes of action (it being understood that, notwithstanding such exclusion, the proceeds of such causes of action shall be available for the repayment of the Obligations)) and on all cash and cash equivalents in the Letter of Credit Account, provided that following the Termination Date, amounts in the Letter of Credit Account shall not be subject to the Carve-Out hereinafter referred to;

                  (4) perfected Liens, pursuant to Section 364(c)(3) of the Bankruptcy Code, upon all property of the Borrower and the Guarantors (other than the property referred to in paragraph (e) below that is subject to the existing Liens that presently secure the Borrower's and Guarantors' pre-petition Indebtedness under the Existing Agreements and other than pharmaceutical supplies and merchandise supplied by Cardinal and the proceeds thereof) that is subject to valid and perfected Liens in existence on the Filing Date (including without limitation Accounts in existence as of the Filing Date that are subject to valid and perfected Liens in favor of the Real Estate Financiers) or to valid liens in existence on the Filing Date that are perfected subsequent to the Filing Date as permitted by Section 546(b) or 362(b)(18) of the Bankruptcy Code or to Permitted Liens, junior to such valid and perfected Liens; and

                  (5) perfected priming Liens, pursuant to Section 364(d)(1) of the Bankruptcy Code, upon all property of the Borrower and the Guarantors that is subject to (A) the existing Liens that presently secure the Borrower's and Guarantors' pre-petition Indebtedness under or in connection with (x) the Existing Credit Agreement and all instruments and agreements referred to therein (including, without limitation, under Existing Interest Rate Hedging Agreements) and (y) the Synthetic Lease Facility (but subject to any Liens to which the Liens being primed hereby are subject on the Filing Date) and (B) any Liens granted after the Filing Date to provide adequate protection in respect of the Existing Agreements, which first priority priming Liens in favor of the Agent and the Banks shall be senior in all respects to all of such existing Liens under or in connection with the Existing Agreements, and to any Liens granted after the Filing Date to provide adequate protection in respect thereof.

                  All of the claims and the Liens granted hereunder in the Cases to the Agent and the Banks shall be subject to the Carve-Out to the extent provided in Section 2.23.

                  Accordingly, the parties hereto hereby agree as follows:

(2) DEFINITIONS

         (1) Defined Terms.

                  As used in this Agreement, the following terms shall have the meanings specified below:

                  "Account" means with respect to any Account Debtor, any right to payment for goods sold or leased or for services rendered, whether or not earned by performance.

                  "Account Debtor" shall mean, with respect to any Account, the obligor with respect to such Account.

                  "Additional Credit" shall have the meaning given such term in
Section 4.02(d) hereof.

                  "Adjusted LIBOR Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an Interest Rate per annum determined by the Agent by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (A) the rate of interest (which shall be the same for each day in such Interest Period) determined in good faith by the Agent (which determination shall be conclusive) to be the average of the rates per annum for deposits in Dollars offered to major money center banks in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the first day of the applicable Interest Period for delivery on the first day of such Interest Period in similar amounts and maturities as the proposed Eurodollar Borrowing by (B) a number equal to 1.0 minus the Statutory Reserve.

                  "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person (a "Controlled Person") shall be deemed to be "controlled by" another Person (a "Controlling Person") if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.

                  "Agent" shall have the meaning set forth in the Introduction.

                  "Agreement" shall mean this Revolving Credit and Guaranty Agreement, as the same may from time to time be further amended, modified or supplemented.

                  "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Bank and an Eligible Assignee, and accepted by the Agent, substantially in the form of Exhibit D.

                  "Bankruptcy Code" shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

                  "Bankruptcy Court" shall mean the United States Bankruptcy Court for the District of Delaware or any other court having jurisdiction over the Cases from time to time.

                  "Banks" shall have the meaning set forth in the Introduction.

                  "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

                  "Borrower" shall have the meaning set forth in the Introduction.

                  "Borrowing" shall mean the incurrence of Loans of a single Type made from all the Banks on a single date and having, in the case of Eurodollar Loans, a single Interest Period (with any Prime Rate Loan made pursuant to Section 2.16 being considered a part of the related Borrowing of Eurodollar Loans).

                  "Borrowing Base" means, an amount equal to the sum, without duplication of (i) 90% of Eldercare Centers Eligible Accounts Receivable, (ii) 90% of Neighborcare Eligible Accounts Receivable minus Contractual Allowance,
(iii) 90% of Rehabilitation Services Eligible Accounts Receivable, (iv) 90% of Other Divisions Eligible Accounts Receivable and (v) the Real Property Component; provided that in no event shall the contribution to the Borrowing Base for any Division be less than zero. The Borrowing Base shall be computed as of the end of each fiscal month; provided that the Borrowing Base in effect at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Agent, absent any error in such Borrowing Base Certificate. Borrowing Base component definitions may be fixed and revised from time to time solely by the Agent in the exercise of its reasonable judgment, with any changes in such definitions to be effective 10 days after delivery of notice thereof to the Borrower.

                  "Borrowing Base Certificate" shall have the meaning set forth in Section 5.06.

                  "Budget" shall have the meaning set forth in Section 4.01(i).

                  "Business Day" shall mean any day except a Saturday, Sunday or other day on which banks in the States of Pennsylvania or New York are required or permitted to close (and, for a Letter of Credit, other than a day on which the Fronting Bank issuing such Letter of Credit is closed); provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London Interbank Market.

                  "Capital Expenditures" shall mean, for any period, the aggregate of all expenditures (whether (1) paid in cash and not theretofore accrued subsequent to the date of this Agreement or (2) not previously paid in cash but accrued as liabilities during such period and including that portion of Capitalized Leases which is capitalized on the consolidated balance sheet of the Borrower and the Guarantors), net of cash amounts received by the Borrower and the Guarantors from other Persons during such period in reimbursement of Capital Expenditures made by the Borrower and the Guarantors, excluding interest capitalized during construction, by the Borrower and the Guarantors during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower and the Guarantors

(including equipment which is purchased simultaneously with the trade-in of existing equipment owned by the Borrower or any of the Guarantors to the extent of the gross amount of such purchase price less the book value of the equipment being traded in at such time), but excluding expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or financed from insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

                  "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Capitalized Lease" shall mean, as applied to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

                  "Cardinal" shall mean Cardinal Health, Inc., an Ohio corporation, and its subsidiaries.

                  "Carve-Out" shall have the meaning set forth in Section 2.23.

                  "Cases" shall mean the Chapter 11 Cases of the Borrower and each of the Guarantors pending in the Bankruptcy Court.

                  "Change of Control" shall mean (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; or (ii) the occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the Borrower, after the Filing Date, by Persons who were neither (A) nominated by the Board of Directors of the Borrower nor (B) appointed by directors so nominated.

                  "Closing Date" shall mean the date on which this Agreement has been executed and the conditions precedent to the making of the initial Loans set forth in Section 4.01 have been satisfied or waived, which date shall occur promptly upon entry of the Interim Order, but not later than 15 days following the Filing Date.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "Collateral" shall mean the Collateral under the Security and Pledge Agreement.

                  "Collateral Agency Agreement" shall mean that certain Fourth Amended and Restated Collateral Agency Agreement dated as of August 20, 1999 by and among the Borrower, the Pre-Petition Agent, the Synthetic Lease Facility Agent and the Collateral Agent.

                  "Collateral Agent" shall mean Mellon, as collateral agent for the secured parties under the Collateral Agency Agreement (together with any successor thereto).

                  "Commitment" shall mean, with respect to each Bank, the commitment of each Bank hereunder in the amount set forth opposite its name on Annex A hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to this Agreement.

                  "Commitment Fee" shall have the meaning set forth in Section 2.20.

                  "Commitment Letter" shall mean that certain Commitment Letter dated June 21, 2000 between Mellon and the Borrower.

                  "Commitment Percentage" shall mean at any time, with respect to each Bank, the percentage obtained by dividing its Commitment at such time by the Total Commitment at such time.

                  "Consummation Date" shall mean the date of the substantial consummation (as defined in Section 1101 of the Bankruptcy Code and which for purposes of this Agreement shall be no later than the effective date) of a Reorganization Plan of the Borrower or any of the Guarantors (other than a De Minimis Guarantor) that is confirmed pursuant to an order of the Bankruptcy Court.

                  "Contractual Allowance" shall mean, at the time of any determination thereof, the amount that is recorded on the Borrower's consolidated balance sheet in accordance with GAAP (on a basis consistent with the historical practices of the Borrower as of the date hereof) as representing the difference between the gross amount of the Accounts of the Borrower and the Guarantors and the amounts actually billed to customers based on contractual pricing arrangements in effect with such customers (it being understood that the Contractual Allowance shall not include a reserve for bad debts or other reserves relating to collectability).

                  "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

                  "Division" shall mean, as of any date, a functional entity of the Borrower such as Neighborcare and medical supply operations
("Neighborcare"), "Eldercare Centers", "Rehabilitation Services" and all "Other Divisions" in the aggregate.

                  "De Minimis Guarantor" shall mean, at the time of any determination thereof, one or more Guarantors having assets with a book value in the aggregate of less than $6,000,000.

                  "Dollars" and "$" shall mean lawful money of the United States of America.

                  "EBITDA" shall mean, for any period, all as determined in accordance with GAAP, the consolidated net income (or net loss) of the Borrower and the Guarantors for such period, plus (a) the sum of (i) depreciation expense, (ii) amortization expense, (iii) other non-cash expenses, (iv) provision for LIFO adjustment for inventory valuation, (v) net total Federal, state and local income tax expense, (vi) gross interest expense for such period less gross interest income for such period, (vii) extraordinary losses, (viii) any non-recurring charge or restructuring charge, (ix) the cumulative effect of any change in accounting principles and (x) "Chapter 11 expenses" (or "administrative costs reflecting Chapter 11 expenses") as shown on the Borrower's consolidated statement of income for such period less (b) extraordinary gains plus or minus (c) the amount of cash received or expended, as the case may be, in such period in respect of any amount which, under clauses
(iii) and (viii) above, was taken into account in determining EBITDA for such or any prior period.

                  "ElderTrust" shall mean ElderTrust, a Maryland real estate investment trust.

                  "Eligible Accounts Receivable" means, at the time of any determination thereof, each Account that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Account (i) arose from a completed, outright and lawful sale of goods or from the completed performance of patient-related services by the Borrower, any Guarantor or any Division in the ordinary course of business of the Borrower, any Guarantor or Division and in a manner consistent with current and historical business practices and (ii) is not ineligible for inclusion in the calculation of the Eligible Accounts Receivable pursuant to any of clauses
(a) through (p) below or otherwise reasonably deemed by the Agent in good faith to be ineligible for inclusion in the calculation of Eligible Account Receivable as described below.

                  Without limiting the foregoing, to qualify as an Eligible Account Receivable, an Account shall indicate as sole payee and as sole remittance party the Borrower, any Guarantor or any Division. In determining the amount to be so included, the face amount of an Account or Accounts shall be reduced by, without duplication, to the extent not reflected in such face amount, (a) the amount of all accrued and actual returns, contractual adjustments, discounts, claims, credits or credits pending, charges, price adjustments, freight or other allowances (including any amount that the Borrower or a Division, as applicable, may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding (written or oral)), (b) the aggregate amount of all limits and deductions provided for in this definition and elsewhere in this Agreement, (c) the aggregate amount of all cash received in respect of such Account but not yet applied by the Borrower or the applicable Division to reduce the amount of such Account; and (d) the aggregate amount, without duplication, of reconciling items which reduce otherwise Eligible Accounts Receivable to the amounts shown on the Borrower's consolidated financial statements. Unless otherwise approved from time to time in writing by the Agent, no Account shall be an Eligible Accounts Receivable if, without duplication:

                  (1) such Account represents charges for which a bill, claim, or other similar form used for billing purposes has not been generated as of the date of any determination thereof (unless such bill, claim or other similar form for such Account has been generated prior to the delivery of the Borrowing Base Certificate as to Eligible Accounts Receivable on such date); or

                  (2) such Account arises out of a cost report settlement or other similar transaction; or

                  (3) such Account arises out of a sale made by the Borrower or a Division to an Affiliate of the Borrower or a Division or an Affiliate of any subsidiary of the Borrower or Division; or

                  (4) such Account (i) is unpaid more than 120 days with respect to an invoice date aging; (ii) has been written off the accounting records of the Borrower or a Division or has been otherwise designated on such accounting records as uncollectible; or

                  (5) the Account Debtor with respect to such Account (i) is a creditor of the Borrower, Guarantor or the respective Division, (ii) has or has asserted a right of set off against the Borrower, Guarantor or its respective Division and (iii) has disputed its liability (whether by chargeback or otherwise) or made any claim with respect to the Account which has not been resolved, in each case, without duplication, only to the extent of the amount owed to each Account Debtor by the Borrower, Guarantor or respective Division, provided that the total amount deducted from Eligible Accounts Receivable with respect to such Account Debtor shall not exceed the aggregate amount of all Accounts owed by such Account Debtor to the Borrower, Guarantor or respective Division; or

                  (6) the Account Debtor is insolvent or the subject of any bankruptcy case or insolvency proceeding of any kind; or

                  (7) the Account is not payable in Dollars or the Account Debtor is either not incorporated under the laws of the United States of America, any state thereof or the District of Columbia or is located outside or has its principal place of business or substantially all of its assets outside the United States; or

                  (8) the sale to the Account Debtor is on a bill-and-hold, guaranteed sale, extended terms or consignment or other similar basis; or

                  (9) such Account does not comply in all material respects with the requirements of any applicable laws and regulations, whether federal, state or local (including Health Care Laws such as the rules and regulations of Governmental Authorities, JCAHO and other organizations exercising similar quasi-governmental or accreditation authority over hospitals or other facilities, the federal Consumer Credit Protection Act, the federal Truth in Lending Act and Regulation Z of the Board); or,

                  (10) such Account represents an amount due directly from a patient or the estate of a patient or amounts classified as attorney for collection on the Borrower's books and records and not from a third party reimbursement agency,

                  (11) such Account represents an amount for which the third-party reimbursement agency is not obligated to pay because it has not yet been determined whether the patient meets all eligibility requirements.

                  (12) such Account (i) is not solely and lawfully owned by the Borrower, Guarantor or a Division or the Borrower, Guarantor or Division does not have absolute title to such Account, (ii) is not subject to a valid and perfected first priority Lien in favor of the Agent for the benefit of the Banks, or (iii) does not otherwise conform in all material respects to the representations and warranties contained in the Loan Documents relating to Accounts.

                  (13) Such Account is a Medicare or other federal governmental authority account, other than amounts owed from the Veterans Administration.

                  (14) as to all or any part of such Account, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason.

                  (15) such account is an Account of single Account Debtor other than a Medicaid Account Debtor which, in the aggregate, exceed 15% of the total amount of all gross Accounts for the applicable Division to the extent of such excess; or

                  (16) Such Account is not carried on an accounts receivable sub-ledger and aged in the normal course of business, including, without limitation certain Medicare Part B accounts (referred to in the Borrowing Base Certificate as "Unaged Accounts");

                  Notwithstanding the foregoing, "Eligible Accounts Receivable" shall not include any individual Account that: was generated through the provision of goods or services at any Health Care Facility that (x) has lost its accreditation from JCAHO or (y) has lost its ability to provide reimbursed services for federally or state funded programs.

                  "Eligible Assignee" shall mean (i) a Bank; (ii) an Affiliate of a Bank; (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $1,000,000,000.00; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $1,000,000,000.00; (v) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or under the laws of a political subdivision of any such country, and having a combined capital and surplus of at least $1,000,000,000.00, so long as such bank is acting through a branch or agency located in the United States; (vi) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that has combined capital and surplus or total assets of at least $500,000,000.00; (vii) any other financial institution satisfactory to the Borrower and the Agent; and (viii) with respect to any Bank that is a fund, any other fund with assets in excess of $100,000,000.00 that invests in bank loans and is managed by the same investment advisor as such Bank; provided, however, that neither the Borrower nor any Affiliate of the Borrower shall qualify as an Eligible Assignee under this definition.

                  "Eligible Eldercare Center" shall mean a geriatric care or assisted living facility that (x) is owned by the Borrower or a Guarantor subject to no Liens securing Indebtedness other than the Liens securing the obligations of the Borrower and the Guarantors under or in connection with this Agreement and the Existing Agreements, (y) has had a positive EBITDA (calculated for such facility on a stand alone basis) for the six fiscal months ended on the last day of the most recent month for which financial statements have been delivered pursuant to Section 5.01(c) and (z) has not received from the state in which such facility is licensed a citation on Form HCFA 2567 showing a deficiency classification of J, K or L or any termination notice that is effective within 30 days of receipt.

                  "Environmental Lien" shall mean a Lien in favor of any Governmental Authority for (i) any liability under Federal or state environmental laws or regulations, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a hazardous or toxic waste, substance or constituent into the environment.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member and which is under common control within the meaning of Section 414(b) or (c) of the Code, and for the purpose of Section 302 of ERISA and/or Section 412, 4971, 4977 and/or each "applicable section" under Section 414(t)(2) of the Code, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

                  "Eurocurrency Liabilities" shall have the meaning assigned thereto in Regulation D issued by the Board as in effect from time to time.

                  "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

                  "Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Section 2.

                  "Event of Default" shall have the meaning given such term in
Section 7.

                  "Existing Agreements" shall mean the Existing Credit Agreement, the Synthetic Lease Facility and the Existing Interest Rate Hedging Agreements and all of the other agreements granting security interests and Liens in property and assets of the Borrower and the Guarantors to the Existing Lenders.

                  "Existing Co-Agents" shall mean Citicorp USA, Inc., First Union National Bank and Bank of America, N.A. (as successor to NationsBank, N.A. and Bank of America N.T. & S.A.), in their role as co-agents under the Existing Credit Agreement.

                  "Existing Credit Agreement" shall mean that certain Fourth Amended and Restated Credit Agreement dated as of August 20, 1999 as heretofore amended, restated, supplemented or otherwise modified by and among Genesis Health Ventures, Inc. and certain of its subsidiaries, as borrowers, the financial institutions from time to time party thereto as lenders (together with any successors or assigns), Mellon Bank, N.A., as issuer of letters of credit, Mellon Bank, N.A., as administrative agent, Citicorp USA, Inc., as syndication agent, First Union National Bank, as documentation agent and Bank of America, N.A. (as successor to NationsBank, N.A. and Bank of America N.T. & S.A.), as syndication agent.

                  "Existing Interest Rate Hedging Agreement" shall mean a "Swap Agreement" as such term is defined in the Collateral Agency Agreement.

                  "Existing Lenders" shall mean, collectively, those certain lenders to the Borrower and the Guarantors (to the extent party thereto) under any of the Existing Agreements and the Swap Party under the Existing Interest Rate Hedging Agreements, together with any successors or assigns thereof.

                  "Existing Shared Collateral" shall mean collectively the "Joint Stock Collateral" and the "Additional Security" as such terms are defined in the Collateral Agency Agreement.

                  "Federal Funds Rate" for any day shall mean the rate per annum determined by the Agent (which determination shall be conclusive) to be the rate per annum announced by the Federal Reserve Bank of New York on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by federal funds brokers on the previous trading day, or, if such Federal Reserve Bank does not announce such rate on any day, the rate for the last day on which such rate was announced.

                  "Fees" shall collectively mean the Commitment Fees, Letter of Credit Fees and other fees referred to in Sections 2.19, 2.20 and 2.21.

                  "Filing Date" shall mean June 22, 2000.

                  "Final Order" shall have the meaning given such term in
Section 4.02(d).

                  "Financial Officer" shall mean the Chief Financial Officer or Treasurer of the Borrower, Controller or, in the case of a Guarantor, any Vice President in charge of financial matters).

                  "Fronting Bank" shall mean Mellon or such other Bank (which other Bank shall be reasonably satisfactory to the Borrower) as may agree with Mellon to act in such capacity.

                  "GAAP" shall mean generally accepted accounting principles applied in accordance with Section 1.02.

                  "Genesis" shall mean Genesis Health Ventures, Inc., a Pennsylvania corporation, and its direct and indirect subsidiaries (excluding Multicare).

                  "Governmental Authority" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States or foreign.

                  "Guarantor" shall have the meaning set forth in the Introduction.

                  "Health Care Facility" shall mean any ownership or leasehold interest in a facility which provides any level of geriatric care, home care, medical care (including, without limitation, sub-acute care), assisted living or rehabilitative services, whether licensed as a skilled nursing facility, intermediate care facility, personal care facility, out-patient clinic or hospital (including, without limitation, any long-term acute care hospital) or any products or services reasonably related thereto.

                  "Health Care Law" shall mean any and all applicable current and future laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by the Food and Drug Administration, the Health Care Financing Administration, the Department of Health and Human Services ("HHS"), the Office of Inspector General of HHS, the Drug Enforcement Administration or any other Governmental Authority, including any state and/or local professional licensing laws, certificate of need laws and state reimbursement laws, in each case relating in any way to the conduct of the business of the Borrower or any Subsidiary and the provision of health care services generally.

                  "Health Care Permit" shall mean every accreditation, authorization, certificate of need, license or permit that is required by any applicable Governmental Authority to own, lease, operate or manage a Health Care Facility of the Borrower or any of its Subsidiaries (excluding Multicare).

                  "Indebtedness" shall mean, at any time and with respect to any Person, and without duplication (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities and all obligations of such Person in respect of
(x) currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign interest rates and (y) interest rate swap, cap or collar agreements and interest rate future or option contracts; (vii) all Indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness,
(C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Indebtedness, and (viii) all Indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "Insufficiency" shall mean, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of
Section 4001(a)(18) of ERISA.

                  "Interest Payment Date" shall mean (i) as to any Eurodollar Loan, the last day of each consecutive 30 day period running from the commencement of the applicable Interest Period and (ii) as to all Prime Rate Loans, the last calendar day of each month and the date on which any Prime Rate Loans are refinanced with Eurodollar Loans pursuant to Section 2.12.

                  "Interest Period" shall mean, as to any Borrowing of Eurodollar Loans, (a) initially, the period commencing on the date of such Borrowing (including as a result of a refinancing of Prime Rate Loans) and ending one, two or three months thereafter as the Borrower may elect pursuant to
Section 2.06(b), each period commencing on the day after the last day of the preceding Interest Period and ending one or three months thereafter, as the Borrower may elect pursuant to Section 2.06(b) or 2.12, provided, however, if any such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day and provided, further, if any such Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period (as may be the case with an Interest Period commencing at the end of a calendar month) the Interest Period shall end on the last Business Day of the relevant calendar month.

                  "Interim Order" shall have the meaning given such term in
Section 4.02(d).

                  "Investments" shall have the meaning given such term in
Section 6.10.

                  "JCAHO" shall mean the Joint Commission on Accreditation of Healthcare Organizations, or any similar successor organization thereto.

                  "Letter of Credit" shall mean any irrevocable letter of credit issued pursuant to Section 2.03, which letter of credit shall be (i) a standby letter of credit, (ii) issued for purposes that are consistent with the ordinary course of business of the Borrower or any Guarantor, or for such other purposes as are reasonably acceptable to the Agent (including, without limitation, the replacement at the request of the Borrower of any expiring standby letter of credit issued under the Existing Credit Agreement), (iii) denominated in Dollars and (iv) otherwise in such form as may be reasonably approved from time to time by the Agent and the applicable Fronting Bank.

                  "Letter of Credit Account" shall mean the account established by the Borrower under the sole and exclusive control of the Agent maintained at the office of the Agent at One Mellon Bank Center, Pittsburgh, Pennsylvania, 15258 designated as the "Genesis Health Ventures, Inc. Letter of Credit Account" that shall be used solely for the purposes set forth in Sections 2.03(b) and 2.13.

                  "Letter of Credit Fees" shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.21.

                  "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate undrawn stated amount of all Letters of Credit then outstanding plus (ii) all amounts theretofore drawn under Letters of Credit and not then reimbursed.

                  "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement or any lease in the nature thereof).

                  "Loan" shall have the meaning given such term in Section 2.01.

                  "Loan Documents" shall mean this Agreement, the Letters of Credit, the Security and Pledge Agreement and any other instrument or agreement executed and delivered in connection herewith.

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of the Borrower and the Guarantors taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agent or the Banks hereunder or thereunder; provided, that a Material Adverse Effect shall not be deemed to have occurred solely on account of the commencement of the Cases or on account of facts and circumstances disclosed in writing to the Banks prior to the Filing Date.

                  "Maturity Date" shall mean December 21, 2001.

                  "Mellon" means Mellon Bank, N.A., a national banking association, and any successor or assign thereof.

                  "Medicaid Account Debtor" shall mean any Account Debtor which is (i) any state or the District of Columbia acting pursuant to a health plan adopted pursuant to Title XIX of the Social Security Act or (ii) any agent, carrier, administrator or intermediary for any of the foregoing.

                  "Multicare" shall mean Genesis ElderCare Corp. and The Multicare Companies, Inc. or their respective subsidiaries.

                  "Multicare Management Agreement" shall mean that certain Management Agreement dated as of October 9, 1997 by and between Genesis ElderCare Network Services, Inc. and Multicare.

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Multiple Employer Plan" shall mean a Single Employer Plan, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such Plan has been or were to be terminated.

                  "Net Proceeds" shall mean, in respect of any sale of assets, the proceeds of such sale after the payment of or reservation for (i) expenses that are directly related to (or the need for which arises as a result of) the transaction of sale, including, but not limited to, related severance costs, taxes payable, brokerage commissions, professional expenses, escrow fees, title insurance fees, and other similar costs that are directly related to the sale,
(ii) until such time as the disposition thereof has been determined, escrows or reserves for purchase price adjustments and similar items (with any excess to which the seller is entitled becoming part of "Net Proceeds") and (iii) the amount secured by valid and perfected Liens, if any, that are senior to the Liens on such assets held by the Agent on behalf of the Banks.

                  "Obligations" shall mean (a) the due and punctual payment of principal of and interest on the Loans and the reimbursement of all amounts drawn under Letters of Credit, and (b) the due and punctual payment of the Fees and all other present and future, fixed or contingent, monetary obligations of the Borrower and the Guarantors to the Banks and the Agent under the Loan Documents.

                  "Original Required Banks" shall mean the Banks party to this Agreement on the date hereof having Commitments representing in excess of 50% of the Total Commitments.

                  "Orders" shall mean the Interim Order and the Final Order.

                  "Other Taxes" shall have the meaning given such term in
Section 2.18.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

                  "Permitted Adequate Protection Lien" shall mean (i) a Lien in favor of any of the Real Estate Financiers in the post-petition Accounts or other rights to payment relating to a particular Health Care Facility, as approved by the Bankruptcy Court after notice to the Agent, for the purpose of providing such holder of Indebtedness with "adequate protection" (as that term is used in Bankruptcy Code sections 361 through 364) to the extent the ultimate enforceability of which is dependent upon a determination that (x) such holder as of the Filing Date held valid, enforceable and non-avoidable Liens in the prepetition, Accounts, inventory or other rights to payment relating to such Health Care Facility or inventory, and (y) such holder's interests in such prepetition Accounts, inventory or other rights to payment are impaired or diminished as a result of the use, sale or lease of such Accounts, inventory or other rights to payment by the Borrower or Guarantors during the Cases; or (ii) other Liens (including a Lien in favor of Cardinal) for adequate protection approved by Required Lenders and by the Bankruptcy Court.

                  "Permitted Investments" shall mean:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within twelve months from the date of acquisition thereof;

                  (b) without limiting the provisions of paragraph (d) below, investments in commercial paper maturing within six months from the date of acquisition thereof and having, at such date of acquisition, a rating of at least "A-2" or the equivalent thereof from Standard & Poor's or of at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits (including Eurodollar time deposits) maturing within six months from the date of acquisition thereof issued or guaranteed by or placed with (i) any domestic office of the Agent or the bank with whom the Borrower and the Guarantors maintain their cash management system, provided, that if such bank is not a Bank hereunder, such bank shall have entered into an agreement with the Agent pursuant to which such bank shall have waived all rights of setoff and confirmed that such bank does not have, nor shall it claim, a security interest therein, except to the extent of chargebacks for returned items and for fees charged for maintaining such cash management system, or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and is the principal banking Subsidiary of a bank holding company having a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's or at least "A-2" or the equivalent thereof from Moody's Investors Service, Inc.;

                  (d) investments in commercial paper maturing within six months from the date of acquisition thereof and issued by (i) the holding company of the Agent or (ii) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof, that has (A) a combined capital and surplus in excess of $250,000,000 and (B) commercial paper rated at least "A-2" or the equivalent thereof from Standard & Poor's or of at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

                  (e) investments in repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause
(a) above entered into with any office of a bank or trust company meeting the qualifications specified in clause (c) above;

                  (f) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses
(a) through (e) above;

                  (g) to the extent owned on the Filing Date, investments in the capital stock of any direct or indirect Subsidiary of the Borrower;

                  (h) investments in joint ventures held by Subsidiaries on the Filing Date and additional investments in such joint ventures made after the Filing Date by such Subsidiaries in an aggregate outstanding amount not in excess of $5,000,000 subject to receipt by the Agent of a schedule reasonably satisfactory to the Agent reflecting such investments; and

                  (i) advances and loans by the Borrower and certain Guarantors to managed properties outstanding on the Filing Date.

                  "Permitted Liens" shall mean (i) Liens imposed by law (other than Environmental Liens) for unpaid pre-petition taxes and taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings or payment of which have been stayed and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (ii) Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than Environmental Liens and) in existence on the Filing Date or thereafter imposed by law and created in the ordinary course of business;
(iii) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded) and interest of ground lessors, which do not interfere materially with the ordinary conduct of the business of the Borrower or any Guarantor, as the case may be, and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Guarantor, as the case may be; (v) purchase money Liens (including Capitalized Leases) upon or in any property acquired or held in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness permitted by Sections 6.03(iii),6.03(iv) and 6.03(v) solely for the purpose of financing the acquisition of such property; (vi) Liens consisting of rights of patients in respect of patient trust accounts held pursuant to the Omnibus Budget and Reconciliation Act of 1987, 28 U.S.C., ss.483.10(C) and the regulations of the Health Care Financing Administration;
(vii) Liens on unearned premium refunds and policy proceeds incurred in the ordinary course of business in connection with the purchase of casualty, health, and other types of insurance; (viii) Permitted Adequate Protection Liens; (ix) other Liens securing other obligations of the Borrower and the Guarantors in an amount not to exceed $500,000 in the aggregate and (x) extensions, renewals or replacements of any Lien referred to in paragraphs (i) through (ix) above, provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

                  "Person" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan" shall mean a Single Employer Plan or a Multiemployer Plan.

                  "Prepayment Date" shall mean the first Business Day that is at least forty-five (45) days after the entry of the Interim Order by the Bankruptcy Court or such later date as is satisfactory to the Agent and the Original Required Banks if the Final Order has not been entered by the Bankruptcy Court prior to the expiration of such forty-five (45) day period.

                  "Pre-Petition Agent" shall mean Mellon Bank, N.A., as administrative agent under the Existing Credit Agreement (together with any successor thereto).

                  "Pre-Petition Payment" shall mean a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any pre-petition Indebtedness or trade payables or other pre-petition claims against the Borrower or any Guarantor.

                  "Prime Rate" shall mean the greater of (A) the interest rate per annum announced from time to time by the Agent as its prime rate or (B) the Federal Funds Rate plus .50%. The Prime Rate may be greater or less than other interest rates charged by the Agent to other borrowers.

                  "Prime Rate Loan" shall mean any Loan bearing interest at a rate determined by reference to the Prime Rate in accordance with the provisions of Section 2.

                  "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

                  "Real Estate Financiers" shall mean collectively, German American Capital Corporation (as successor in interest to ElderTrust) and other real estate lenders who as of the Filing Date hold valid, enforceable and non-avoidable Liens in the prepetition inventory, Accounts or other rights to payment relating to a Health Care Facility, which liens are disclosed in
Schedule 3.06.

                  "Real Property Component" shall mean, as of the date of any determination thereof, an amount that is equal to the lowest of (x) the product of $25,000 multiplied by the number of beds contained in Eligible Eldercare Centers, (y) $175,000,000 and (z) the sum of (i) the Total Commitment less (ii) the product of Eligible Accounts Receivable multiplied by the applicable advance rates set forth in the definition of the term "Borrowing Base" for different categories of Eligible Accounts Receivable.

                  "Register" shall have the meaning set forth in Section
10.03(d).

                  "Reorganization Plan" shall mean a plan of reorganization in any of the Cases (other than the Case of a De Minimis Guarantor).

                  "Required Banks" shall mean, at any time, Banks holding Loans representing in excess of 50% of the aggregate principal amount of such Loans outstanding or, if no such Loans are outstanding, Banks having Commitments representing in excess of 50% of the Total Commitment.

                  "Requirement of Law" shall mean, as to any Person, the Certificate or Articles of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "Responsible Officer" shall mean, with respect to the Borrower or any Guarantor, the chief executive officer, president, chief financial officer, treasurer, controller or vice president in charge of financial matters thereof, but in any event, with respect to financial matters, the treasurer or vice president in charge of financial matters thereof.

                  "Security and Pledge Agreement" shall have the meaning set forth in Section 4.01(c).

                  "Single Employer Plan" shall mean a single employer plan, as defined in Section 4001(a)(15) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                  "Social Security Act" shall mean the Social Security Act as codified at 42 U.S.C.ss.1395 et. seq.

                  "Statutory Reserve" shall mean for any day, the percentage (expressed as a decimal, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Agent (which determination shall be conclusive), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System representing the maximum reserve requirement (including supplemental, marginal and emergency reserve requirements) with respect to Eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such Federal Reserve System. The Adjusted LIBOR Rate shall be adjusted automatically as of the effective date of each change in the Statutory Reserve.

                  "Subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent (excluding Multicare unless expressly set forth to the contrary).

                  "Super-majority Banks" shall have the meaning given such term in Section 10.10(b).

                  "Superpriority Claim" shall mean a claim against the Borrower and any Guarantor in any of the Cases which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

                  "Swap Party" shall have the meaning as set forth in the Collateral Agency Agreement.

                  "Synthetic Lease Agreement" shall mean that certain Amended and Restated Lease and Agreement dated as of October 7, 1996 between Mellon Financial Services Corporation #4, as Lessor, and Genesis ElderCare Properties, Inc., as Lessee, and any subleases thereunder, as the same may be amended, modified or supplemented from time to time.

                  "Synthetic Lease Collateral" shall mean the "Collateral" as is defined in the Synthetic Lease Participation Agreement.

                  "Synthetic Lease Facility" shall mean the $80,000,000 Synthetic Lease Facility as evidenced by the Synthetic Lease Participation Agreement, the Synthetic Lease Agreement, the Synthetic Lease Loan Agreement and any other "Operative Document" (as such term is defined in the Synthetic Lease Participation Agreement).

                  "Synthetic Lease Facility Agent" shall mean Mellon Bank, N.A., as agent under the Synthetic Lease Facility (together with any successor thereof).

                  "Synthetic Lease Facility Lenders" shall mean the lenders party to the Synthetic Lease Facility (together with their successors and assigns).

                  "Synthetic Lease Loan Agreement" shall mean that certain Amended and Restated Loan Agreement dated as of October 7, 1996, among Mellon Financial Services Corporation #4, as borrower, Mellon Bank, N.A., as agent, and the Lenders from time to time party thereto, as the same may be amended, modified or supplemented from time to time.

                  "Synthetic Lease Participation Agreement" shall mean that certain Amended and Restated Participation Agreement dated as of October 7, 1996, as amended by that certain Amendment to Amended and Restated Participation Agreement dated as of January 31, 1997, that certain Second Amendment to Amended and Restated Participation Agreement dated as of March 7, 1997, and that certain Third Amendment to Amended and Restated Participation Agreement and Amendment to Other Operative Documents dated as of October 9, 1997, as amended as of the date hereof (as the same may be further amended, modified or supplemented from time to time) and other Operative Documents (as defined in the Synthetic Lease Participation Agreement).

                  "Taxes" shall have the meaning given such term in Section
2.18.

                  "Termination Date" shall mean the earliest to occur of (i) the Prepayment Date, (ii) the Maturity Date, (iii) the Consummation Date and (iv) the acceleration of the Loans and the termination of the Total Commitment in accordance with the terms hereof.

                  "Termination Event" shall mean (i) a "reportable event", as such term is described in Section 4043 of ERISA and the regulations issued thereunder (other than a "reportable event"other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043 or an event described in Section 4068 of ERISA, or
(ii) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(c) of ERISA, or the incurrence of liability by the Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (iii) providing notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or
(v) any other event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the imposition of any liability under Title IV of ERISA (other than for the payment of premiums to the PBGC (but excluding the commencement of the Cases, or the failure to have made any contribution accrued as of the Filing Date but not paid, or any other facts and circumstances disclosed in writing to the Banks at least 10 days prior to the Filing Date)).

                  "Total Commitment" shall mean, at any time, the sum of the Commitments at such time.

                  "Tranche II Revolver" shall mean the Tranche II Revolver Commitment (as defined in the Existing Credit Agreement), the Tranche II Revolver Loans (as defined in the Existing Credit Agreement) and any and all related obligations owing by the Borrower and the Guarantors under the Existing Credit Agreement.

                  "Transferee" shall have the meaning given such term in Section 2.18.

                  "Type", when used in respect of any Loan or Borrowing, shall refer to the rate of interest by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall mean the Adjusted LIBOR Rate and the Prime Rate.

                  "Unused Total Commitment" shall mean, at any time, (i) the Total Commitment less (ii) the sum of (x) the aggregate outstanding principal amount of all Loans and (y) the aggregate Letter of Credit Outstandings.

                  "Withdrawal Liability" shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

         (2) Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any covenant set forth in Section 6, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the Borrower's audited financial statements referred to in Section 3.04.

(3) AMOUNT AND TERMS OF CREDIT.

         (1) Commitment of the Banks.

                  (1) Each Bank severally and not jointly with the other Banks agrees, upon the terms and subject to the conditions herein set forth (including, without limitation, the provisions of Section 2.28), to make revolving credit loans (each a "Loan" and collectively, the "Loans") to the Borrower at any time and from time to time during the period commencing on the date hereof and ending on the Termination Date (or the earlier date of termination of the Total Commitment) in an aggregate principal amount not to exceed, when added to such Bank's Commitment Percentage of the then aggregate Letter of Credit Outstandings, the Commitment of such Bank, which Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. At no time shall the sum of the then outstanding aggregate principal amount of the Loans plus the then aggregate Letter of Credit Outstandings exceed the lesser of
(i) the Total Commitment of $250,000,000, as the same may be reduced from time to time pursuant to Section 2.10, and (ii) the Borrowing Base.

                  (2) Each Borrowing shall be made by the Banks pro rata in accordance with their respective Commitments; provided, however, that the failure of any Bank to make any Loan shall not in itself relieve the other Banks of their obligations to lend.

         (2) Borrowing Base.
Notwithstanding any other provision of this Agreement to the contrary, the aggregate principal amount of all outstanding Loans plus the then aggregate Letter of Credit Outstandings shall not at any time exceed the Borrowing Base and no Loan shall be made or Letter of Credit issued in violation of the foregoing.

         (3) Letters of Credit.

                  (1) Upon the terms and subject to the conditions herein set forth, the Borrower may request a Fronting Bank, at any time and from time to time after the date hereof and prior to the Termination Date, to issue, and, subject to the terms and conditions contained herein, such Fronting Bank shall issue, for the account of the Borrower or a Guarantor one or more Letters of Credit, provided that no Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings shall exceed $25,000,000 or (ii) the aggregate Letter of Credit Outstandings, when added to the aggregate outstanding principal amount of the Loans, would exceed the Total Commitment and, provided further that no Letter of Credit shall be issued if the Fronting Bank shall have received notice from the Agent or the Required Banks that the conditions to such issuance have not been met.

                  (2) No Letter of Credit shall expire later than the date that is the earlier of 12 months after the issuance of such Letter of Credit and 180 days after the Maturity Date, provided that if any Letter of Credit shall be outstanding on the Termination Date, the Borrower shall, at or prior to the Termination Date, except as the Agent and the applicable Fronting Bank may otherwise agree in writing, (i) cause all Letters of Credit which expire after the Termination Date to be returned to the Fronting Bank undrawn and marked "canceled" or (ii) if the Borrower is unable to do so in whole or in part, either (x) provide a "back-to-back" letter of credit to one or more Fronting Banks in a form satisfactory to such Fronting Bank and the Agent (in their sole discretion), issued by a bank satisfactory to such Fronting Bank and the Agent (in their sole discretion), in an amount equal to 105% of the then undrawn stated amount of all outstanding Letters of Credit issued by such Fronting Banks and/or (y) deposit cash in the Letter of Credit Account in an amount equal to 105% of the then undrawn stated amount of all outstanding Letters of Credit as collateral security for the Borrower's reimbursement obligations in connection therewith, such cash to be remitted to the Borrower upon the expiration, cancellation or other termination or satisfaction of such reimbursement obligations.

                  (3) The Borrower shall pay to each Fronting Bank, in addition to such other fees and charges as are specifically provided for in Section 2.21 hereof, such fees and charges in connection with the issuance and processing of the Letters of Credit issued by such Fronting Bank as are customarily imposed by such Fronting Bank from time to time in connection with letter of credit transactions.

                  (4) Drafts drawn under each Letter of Credit shall be reimbursed by the Borrower in Dollars not later than the first Business Day following the date such draw is honored and shall bear interest from the date such draw is honored until the first Business Day following the date such draw is honored at a rate per annum equal to the Prime Rate plus 2.0% and thereafter until reimbursed in full at a rate per annum equal to the Prime Rate plus 4.0% (computed on the basis of the actual number of days elapsed over a year of 360 days). The Borrower shall effect such reimbursement (x) if such draw occurs prior to the Termination Date (or the earlier date of termination of the Total Commitment), in cash or through a Borrowing initiated by the Agent without the satisfaction of the conditions precedent set forth in Section 4.02 or (y) if such draw occurs on or after the Termination Date (or the earlier date of termination of the Total Commitment), in cash. Each Bank agrees to make the Loans described in clause (x) of the preceding sentence notwithstanding a failure to satisfy the applicable lending conditions thereto or the provisions of Section 2.02 or 2.28. If such draw occurs on or after the Termination Date, the Borrower shall reimburse the Fronting Bank first from any cash deposit or cash proceeds of a back-to-back letter of credit in accordance with Section 2.03(b), and then from the Borrower's other assets.

                  (5) Immediately upon the issuance of any Letter of Credit by any Fronting Bank, such Fronting Bank shall be deemed to have sold to each Bank other than such Fronting Bank and each such other Bank shall be deemed unconditionally and irrevocably to have purchased from such Fronting Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Bank's Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrower and the Guarantors under this Agreement with respect thereto. Upon any change in the Commitments pursuant to Section 10.03, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee Banks. Any action taken or omitted by a Fronting Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Fronting Bank any resulting liability to any other Bank.

                  (6) In the event that a Fronting Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Fronting Bank pursuant to this Section, the Fronting Bank shall promptly notify the Agent, which shall promptly notify each Bank of such failure, and each Bank shall promptly and unconditionally pay to the Agent for the account of the Fronting Bank the amount of such Bank's Commitment Percentage of such unreimbursed payment in Dollars and in same day funds. If the Fronting Bank so notifies the Agent, and the Agent so notifies the Banks prior to 11:00 a.m. (New York City time) on any Business Day, such Banks shall make available to the Fronting Bank such Bank's Commitment Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Bank shall not have so made its Commitment Percentage of the amount of such payment available to the Fronting Bank, such Bank agrees to pay to such Fronting Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of such Fronting Bank at the Federal Funds Rate. The failure of any Bank to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit shall not relieve any other Bank of its obligation hereunder to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Bank shall be responsible for the failure of any other Bank to make available to such Fronting Bank such other Bank's Commitment Percentage of any such payment. Whenever a Fronting Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Banks pursuant to this paragraph, such Fronting Bank shall pay to each Bank which has paid its Commitment Percentage thereof, in Dollars and in same day funds, an amount equal to such Bank's Commitment Percentage thereof.

         (4) Issuance. Whenever the Borrower desires a Fronting Bank to issue a Letter of Credit, it shall give to such Fronting Bank and the Agent at least two Business Days' prior written (including telegraphic, telex, facsimile or cable communication) notice (or such shorter period as may be agreed upon by the Agent, the Borrower and the Fronting Bank) specifying the date on which the proposed Letter of Credit is to be issued (which shall be a Business Day), the stated amount of the Letter of Credit so requested, the expiration date of such Letter of Credit and the name and address of the beneficiary thereof.

         (5) Nature of Letter of Credit Obligations Absolute. The obligations of the Borrower to reimburse the Banks for drawings made under any Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation (it being understood that any such payment by the Borrower shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Fronting Bank of any draft or the reimbursement by the Borrower thereof): (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which the Borrower or any Guarantor may have at any time against a beneficiary of any Letter of Credit or against any of the Banks, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by a Fronting Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or (vi) the fact that any Event of Default shall have occurred and be continuing.

         (6) Making of Loans.

                  (1) Except as contemplated by Section 2.11, Loans shall be either Prime Rate Loans or Eurodollar Loans, as the Borrower may request, subject to and in accordance with this Section, provided, that all Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Loans of the same Type. Each Bank may fulfill its Commitment with respect to any Eurodollar Loan or Prime Rate Loan by causing any lending office of such Bank to make such Loan; provided that any such use of a lending office shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Each Bank shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office which will not result in the payment of increased costs by the Borrower pursuant to Section 2.15. Subject to the other provisions of this Section and the provisions of Section 2.12, Borrowings of Loans of more than one Type may be incurred at the same time, provided that no more than five (5]) Borrowings of Eurodollar Loans may be outstanding at any time.

                  (2) The Borrower shall give the Agent prior notice no later than 11:00 a.m., New York City time, of each Borrowing hereunder of at least three (3) Business Days for Eurodollar Loans and one (1) Business Day for Prime Rate Loans (except as provided in the last sentence of this Section 2.06(b)). Each such notice shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall not be less than $5,000,000 in the case of Eurodollar Loans and $1,000,000 in the case of Prime Rate Loans) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions. Such notice, to be effective, must be received by the Agent not later than 11:00 a.m., New York City time, on the third Business Day in the case of Eurodollar Loans and on the first Business Day in case of Prime Rate Loans preceding the date on which such Borrowing is to be made except as provided in the last sentence of this Section 2.06(b). Such notice shall specify whether the Borrowing then being requested is to be a Borrowing of Prime Rate Loans or Eurodollar Loans. If no election is made as to the Type of the Loan, such notice shall be deemed a request for Borrowing of Prime Rate Loans. The Agent shall promptly notify each Bank of its proportionate share of such Borrowing and the date of such Borrowing. On the borrowing date specified in such notice, each Bank shall make its share of the Borrowing available at the office of the Agent at AIM 199-5220, Mellon Independence Center, 701 Market Street, Philadelphia, Pennsylvania 19106, no later than 11:00 a.m., New York City time, in immediately available funds. Upon receipt of the funds made available by the Banks to fund any Borrowing hereunder, the Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Borrower and shall use reasonable efforts to make the funds so received from the Banks available to the Borrower no later than 2:00 p.m. New York City time (other than as provided in the following sentence). With respect to Loans of $5,000,000 or less, the Banks shall make such Borrowings available to the Borrower by 4:00 p.m., New York City time, on the same Business Day that the Borrower gives notice to the Agent of such Borrowing by 11:00 a.m., New York City time, provided that the Agent has notified the Banks thereof by 2:00 p.m., New York City time, on such day.

         (7) Repayment of Loans; Evidence of Debt.

                  (1) The Borrower hereby unconditionally promises to pay to the Agent for the account of each Bank the then unpaid principal amount of each Loan on the Termination Date.

                  (2) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Bank resulting from each Loan made by such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

                  (3) The Agent shall maintain accounts in which it shall record
(i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Banks and each Bank's share thereof.

                  (4) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Bank or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (5) Any Bank may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Bank a promissory note payable to the order of such Bank (or, if requested by such Bank, to such Bank and its registered assigns) in a form furnished by the Agent and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.03) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

         (8) Interest on Loans.

                  (1) Subject to the provisions of Section 2.09, each Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Prime Rate plus 2.25%.

                  (2) Subject to the provisions of Section 2.09, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBOR Rate for such Interest Period in effect for such Borrowing plus 3.75%.

                  (3) Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date, at maturity (whether by acceleration or otherwise), after such maturity on demand and (with respect to Eurodollar Loans) upon any repayment or prepayment thereof (on the amount prepaid).

         (9) Default Interest. If the Borrower or any Guarantor, as the case may be, shall default in the payment of the principal of or interest on any Loan or in the payment of any other amount becoming due hereunder (including, without limitation, the reimbursement pursuant to Section 2.03(d) of any draft drawn under a Letter of Credit), whether at stated maturity, by acceleration or otherwise, the Borrower or such Guarantor, as the case may be, shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (x) in the case of Borrowings consisting of Eurodollar Loans, the Adjusted LIBOR Rate in effect for such Borrowing plus 5.75% and (y) in the case of all other amounts, the Prime Rate plus 4.25%.

         (10) Optional Termination or Reduction of Commitment. Upon at least two Business Days' prior written notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Unused Total Commitment. Each such reduction of the Unused Total Commitment shall be in the principal amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof. Simultaneously with each reduction or termination of the Total Commitment, the Borrower shall pay to the Agent for the account of each Bank the Commitment Fee accrued on the amount of the Commitment of such Bank so terminated or reduced through the date thereof. Any reduction of the Total Commitment pursuant to this Section shall be applied pro rata to reduce the Commitment of each Bank.

         (11) Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that reasonable means do not exist for ascertaining the applicable Adjusted LIBOR Rate, the Agent shall, as soon as practicable thereafter, give written or telegraphic notice of such determination to the Borrower and the Banks, and any request by the Borrower for a Borrowing of Eurodollar Loans (including pursuant to a refinancing with Eurodollar Loans) pursuant to Section
2.06 or 2.12 shall be deemed a request for a Borrowing of Prime Rate Loans. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a Borrowing of Eurodollar Loans shall be deemed to be a request for a Borrowing of Prime Rate Loans.

         (12) Refinancing of Loans. The Borrower shall have the right, at any time, on three Business Days' prior irrevocable notice to the Agent (which notice, to be effective, must be received by the Agent not later than 1:00 p.m., New York City time, on the third Business Day preceding the date of any refinancing), (x) to refinance (without the satisfaction of the conditions set forth in Section 4 as a condition to such refinancing) any outstanding Borrowing or Borrowings of Loans of one Type (or a portion thereof) with a Borrowing of Loans of the other Type or (y) to continue an outstanding Borrowing of Eurodollar Loans for an additional Interest Period, subject to the following:

                  (1) as a condition to the refinancing of Prime Rate Loans with Eurodollar Loans and to the continuation of Eurodollar Loans for an additional Interest Period, no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing at the time of such refinancing;

                  (2) if less than a full Borrowing of Loans shall be refinanced, such refinancing shall be made pro rata among the Banks in accordance with the respective principal amounts of the Loans comprising such Borrowing held by the Banks immediately prior to such refinancing;

                  (3) the aggregate principal amount of Loans being refinanced shall be at least $1,000,000, provided that no partial refinancing of a Borrowing of Eurodollar Loans shall result in the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000 in aggregate principal amount;

                  (4) each Bank shall effect each refinancing by applying the proceeds of its new Eurodollar Loan or Prime Rate Loan, as the case may be, to its Loan being refinanced;

                  (5) the Interest Period with respect to a Borrowing of Eurodollar Loans effected by a refinancing or in respect to the Borrowing of Eurodollar Loans being continued as Eurodollar Loans shall commence on the date of refinancing or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

                  (6) a Borrowing of Eurodollar Loans may be refinanced only on the last day of an Interest Period applicable thereto; and

                  (7) each request for a refinancing with a Borrowing of Eurodollar Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

In the event that the Borrower shall not give notice to refinance any Borrowing of Eurodollar Loans, or to continue such Borrowing as Eurodollar Loans, or shall not be entitled to refinance or continue such Borrowing as Eurodollar Loans, in each case as provided above, such Borrowing shall automatically be refinanced with a Borrowing of Prime Rate Loans at the expiration of the then-current Interest Period. The Agent shall, after it receives notice from the Borrower, promptly give each Bank notice of any refinancing, in whole or part, of any Loan made by such Bank.

         (13) Mandatory Prepayment; Commitment Termination; Cash Collateral.

                  (1) If at any time the aggregate principal amount of the outstanding Loans plus the aggregate Letter of Credit Outstandings exceeds the lesser of (x) the Total Commitment and (y) the Borrowing Base, the Borrower will within three Business Days (i) prepay the Loans in an amount necessary to cause the aggregate principal amount of the outstanding Loans plus the aggregate Letter of Credit Outstandings to be equal to or less than the Total Commitment and/or the Borrowing Base, as the case may be, and (ii) if, after giving effect to the prepayment in full of the Loans, the aggregate Letter of Credit Outstandings in excess of the amount of cash held in the Letter of Credit Account exceeds the Total Commitment and/or the Borrowing Base, as the case may be, deposit into the Letter of Credit Account an amount equal to 105% of the amount by which the aggregate Letter of Credit Outstandings in excess of the amount of cash held in the Letter of Credit Account so exceeds the Total Commitment or Borrowing Base, as the case may be.

                  (2) Upon the sale or other disposition of any assets described on Schedule 6.11 or that are consented to by the Required Banks after the date hereof, then, (x) for so long as the cumulative amount of the Net Proceeds of all of such sales or other dispositions is $42,500,000 or less in the aggregate, 100% of such Net Proceeds shall be applied first to reduce the aggregate amount of the outstanding Loans plus the aggregate Letter of Credit Outstandings (without a corresponding reduction in the Total Commitment) and second to cash collateralize Letters of Credit to the extent set forth in Section 2.03(b) and
(y) thereafter, and for so long as no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred and is continuing (or would result from the application described in clause (B) of this sentence), (A) 50% of the Net Proceeds of such sale or other disposition shall be applied first to reduce the aggregate amount of the outstanding Loans plus the aggregate Letter of Credit Outstandings (without a corresponding reduction in the Total Commitment) and second to cash collateralize Letters of Credit to the extent set forth in Section 2.03(b), and
(B) 50% of the Net Proceeds of such sale or disposition shall (i) in the case of the sale or disposition of property that is Existing Shared Collateral, be applied as set forth in the Collateral Agency Agreement and (ii) in the case of the sale or disposition of property that is Synthetic Lease Collateral, be applied to permanently repay the principal amount of the loans and obligations outstanding under the Synthetic Lease Facility as set forth in the Synthetic Lease Facility, provided, however, that in the event that the obligations under the Synthetic Lease Facility are paid in full, then the proceeds from the sale of Synthetic Lease Collateral described in this clause (B) shall be applied as set forth in the Collateral Agency Agreement. If at the time of any such sale or other disposition 50% of the Net Proceeds of which would otherwise be applied as described in clause (B) of the preceding sentence an Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred and is continuing (or would result from the application described in clause (B) of the preceding sentence), 100% of the Net Proceeds of such sale or other disposition shall be applied first to reduce the aggregate amount of the outstanding Loans plus the aggregate Letter of Credit Outstandings (without a corresponding reduction in the Total Commitment) and second to cash collateralize Letters of Credit to the extent set forth in Section 2.03(b). Notwithstanding anything to the contrary contained in this Section, the amount of any Net Proceeds that otherwise would be required to be applied to Obligations under or in connection with this Agreement but that exceeds the amount of such Obligations at the time such Net Proceeds are received by the Borrower or any Guarantor shall be so applied (to the extent of such excess Net Proceeds) at such times, if any, at which Obligations are again outstanding hereunder or in connection herewith.

                  (3) Upon the Termination Date, the Total Commitment shall be terminated in full and the Borrower shall pay the Loans in full and, except as the Agent may otherwise agree in writing, if any Letter of Credit remains outstanding, deposit into the Letter of Credit Account an amount equal to 105% of the amount by which the sum of the aggregate Letter of Credit Outstandings exceeds the amount of cash held in the Letter of Credit Account, such cash to be remitted to the Borrower upon the expiration, cancellation, satisfaction or other termination of such reimbursement obligations, or otherwise comply with
Section 2.03(b).

         (14) Optional Prepayment of Loans; Reimbursement of Banks.

                  (1) The Borrower shall have the right at any time and from time to time to prepay any Loans, in whole or in part, (x) with respect to Eurodollar Loans, upon at least three Business Days' prior written, telex or facsimile notice to the Agent and (y) with respect to Prime Rate Loans on the same Business Day if written, telex or facsimile notice is received by the Agent prior to 1:00 p.m., New York City time, and thereafter upon at least one Business Day's prior written, telex or facsimile notice to the Agent; provided, however, that (i) each such partial prepayment shall be in multiples of $1,000,000, (ii) no prepayment of Eurodollar Loans shall be permitted pursuant to this Section 2.14(a) other than on the last day of an Interest Period applicable thereto unless such prepayment is accompanied by the payment of the amounts described in clause (i) of the first sentence of Section 2.14(b), and
(iii) no partial prepayment of a Borrowing of Eurodollar Loans shall result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000. Each notice of prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid and in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which made, shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein. The Agent shall, promptly after receiving notice from the Borrower hereunder, notify each Bank of the principal amount of the Loans held by such Bank which are to be prepaid, the prepayment date and the manner of application of the prepayment.

                  (2) The Borrower shall reimburse each Bank on demand for any loss incurred or to be incurred by it in the reemployment of the funds released
(i) resulting from any prepayment (for any reason whatsoever, including, without limitation, refinancing with Prime Rate Loans) of any Eurodollar Loan required or permitted under this Agreement, if such Loan is prepaid other than on the last day of the Interest Period for such Loan (including, without limitation, any such prepayment in connection with the syndication of the credit facility evidenced by this Agreement) or (ii) in the event that after the Borrower delivers a notice of borrowing under Section 2.06 in respect of Eurodollar Loans, such Loans are not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by such Bank of its obligations hereunder. Such loss shall be the amount as reasonably determined by such Bank as the excess, if any, of (A) the amount of interest which would have accrued to such Bank on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBOR Rate for such Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing with Prime Rate Loans other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan, or (y) in the case of such failure to borrow, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. Each Bank shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Bank.

                  (3) In the event the Borrower fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.14(a), the Borrower on demand by any Bank shall pay to the Agent for the account of such Bank any amounts required to compensate such Bank for any loss incurred by such Bank as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Bank to fulfill deposit obligations incurred in anticipation of such prepayment, but without duplication of any amounts paid under Section 2.14(b). Each Bank shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Bank.

                  (4) Any partial prepayment of the Loans by the Borrower pursuant to Sections 2.13 or 2.14 shall be applied as specified by the Borrower or, in the absence of such specification, as determined by the Agent, provided that in the latter case no Eurodollar Loans shall be prepaid pursuant to Section
2.13 to the extent that such Loan has an Interest Period ending after the required date of prepayment unless and until all outstanding Prime Rate Loans and Eurodollar Loans with Interest Periods ending on such date have been repaid in full.

         (15) Reserve Requirements; Change in Circumstances.

                  (1) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Bank of the principal of or interest on any Eurodollar Loan made by such Bank or any fees or other amounts payable hereunder (other than changes in respect of Taxes, Other Taxes and taxes imposed on, or measured by, the net income or overall gross receipts or franchise taxes of such Bank by the jurisdiction in which such Bank has its principal office or in which the applicable lending office for such Eurodollar Loan is located or by any political subdivision or taxing authority therein, or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which such Bank would not be subject to tax but for the execution and performance of this Agreement), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Bank (except any such reserve requirement which is reflected in the Adjusted LIBOR Rate) or shall impose on such Bank or the London interbank market any other condition affecting this Agreement or the Eurodollar Loans made by such Bank, and the result of any of the foregoing shall be to increase the cost to such Bank of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Bank to be material, then the Borrower will pay to such Bank in accordance with paragraph
(c) below such additional amount or amounts as will compensate such Bank for such additional costs incurred or reduction suffered.

                  (2) If any Bank shall have determined that the adoption or effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) or any Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company, if any, as a consequence of this Agreement, the Loans made by such Bank pursuant hereto, such Bank's Commitment hereunder or the issuance of, or participation in, any Letter of Credit by such Bank to a level below that which such Bank or such Bank's holding company could have achieved but for such adoption, change or compliance (taking into account Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank's holding company for any such reduction suffered.

                  (3) A certificate of each Bank setting forth such amount or amounts as shall be necessary to compensate such Bank or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Bank the amount shown as due on any such certificate delivered to it within 10 days after its receipt of the same. Any Bank receiving any such payment shall promptly make a refund thereof to the Borrower if the law, regulation, guideline or change in circumstances giving rise to such payment is subsequently deemed or held to be invalid or inapplicable.

                  (4) Failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

         (16) Change in Legality.

                  (1) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any change after the date of this Agreement in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for a Bank to make or maintain a Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan or (y) at any time any Bank determines that the making or continuance of any of its Eurodollar Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market then, by written notice to the Borrower, such Bank may (i) declare that Eurodollar Loans will not thereafter be made by such Bank hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Bank only, be deemed a request for a Prime Rate Loan unless such declaration shall be subsequently withdrawn; and
(ii) require that all outstanding Eurodollar Loans made by it be converted to Prime Rate Loans, in which event all such Eurodollar Loans shall be automatically converted to Prime Rate Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any Bank shall exercise its rights under clause (i) or (ii) of this paragraph (a), all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Bank or the converted Eurodollar Loans of such Bank shall instead be applied to repay the Prime Rate Loans made by such Bank in lieu of, or resulting from the conversion of, such Eurodollar Loans.

                  (2) For purposes of this Section 2.16, a notice to the Borrower by any Bank pursuant to paragraph (a) above shall be effective, if lawful, and if any Eurodollar Loans shall then be outstanding, on the last day of the then-current Interest Period, otherwise, such notice shall be effective on the date of receipt by the Borrower.

         (17) Pro Rata Treatment, etc. All payments and repayments of principal and interest in respect of the Loans (except as provided in Sections 2.15 and 2.16) shall be made pro rata among the Banks in accordance with the then outstanding principal amount of the Loans and/or participations in Letter of Credit Outstandings and all outstanding undrawn Letters of Credit (and the unreimbursed amount of drawn Letters of Credit) hereunder and all payments of Commitment Fees and Letter of Credit Fees (other than those payable to a Fronting Bank) shall be made pro rata among the Banks in accordance with their Commitments. All payments by the Borrower hereunder shall be (i) net of any tax applicable to the Borrower or Guarantor and (ii) made in Dollars in immediately available funds at the office of the Agent by 12:00 noon, New York City time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid in full or converted to a Loan of a different Type.

         (18) Taxes.

                  (1) Any and all payments by the Borrower or any Guarantor hereunder shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) taxes imposed on or measured by the net income or overall gross receipts of the Agent or any Bank (or any transferee or assignee thereof, including a participation holder (any such entity being called a "Transferee")) and franchise taxes imposed on the Agent or any Bank (or Transferee) by the United States or any jurisdiction under the laws of which the Agent or any such Bank (or Transferee) is organized or in which the applicable lending office of any such Bank (or Transferee) is located or any political subdivision thereof or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which the Agent or such Bank (or Transferee) would not be subject to tax but for the execution and performance of this Agreement and (ii) taxes, levies, imposts, deductions, charges or withholdings ("Amounts") with respect to payments hereunder to a Bank (or Transferee) in accordance with laws in effect on the later of the date of this Agreement and the date such Bank (or Transferee) becomes a Bank (or Transferee, as the case may be), but not excluding, with respect to such Bank (or Transferee), any increase in such Amounts solely as a result of any change in such laws occurring after such later date or any Amounts that would not have been imposed but for actions (other than actions contemplated by this Agreement) taken by the Borrower after such later date (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower or any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Banks (or any Transferee) or the Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank (or Transferee) or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

                  (2) In addition, the Borrower agrees to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges, assessments or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (3) The Borrower will indemnify each Bank (or Transferee) and the Agent for the full amount of Taxes and Other Taxes paid by such Bank (or Transferee) or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Bank (or Transferee) or the Agent, as the case may be, makes written demand therefor. If a Bank (or Transferee) or the Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Bank (or Transferee) or the Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section, it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), repay such refund to the Borrower (to the extent of amounts that have been paid by the Borrower under this Section with respect to such refund plus interest that is received by the Bank (or Transferee) or the Agent as part of the refund), net of all out-of-pocket expenses of such Bank (or Transferee) or the Agent and without additional interest thereon; provided that the Borrower, upon the request of such Bank (or Transferee) or the Agent, agrees to return such refund (plus penalties, interest or other charges) to such Bank (or Transferee) or the Agent in the event such Bank (or Transferee) or the Agent is required to repay such refund. Nothing contained in this subsection (c) shall require any Bank (or Transferee) or the Agent to make available any of its tax returns (or any other information relating to its taxes that it deems to be confidential).

                  (4) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Bank (or Transferee) or the Agent, the Borrower will furnish to the Agent, at its address referred to on the signature pages hereof, the original or a certified copy of a receipt evidencing payment thereof.

                  (5) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section shall survive the payment in full of the principal of and interest on all Loans made hereunder.

                  (6) Each Bank (or Transferee) that is organized under the laws of a jurisdiction outside the United States shall, if legally able to do so, prior to the immediately following due date of any payment by the Borrower hereunder, deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including (A) Internal Revenue Service Form W-8 or W-9 and (B) Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or successors thereto, properly completed and duly executed by such Bank (or Transferee) establishing that such payment is (i) not subject to United States federal withholding tax under the Code because such payment is effectively connected with the conduct by such Bank (or Transferee) of a trade or business in the United States or (ii) totally exempt from United States federal withholding tax or subject to a reduced rate of such tax under a provision of an applicable tax treaty. Unless the Borrower and the Agent have received forms or other documents satisfactory to them indicating that such payments hereunder or are not subject to United States federal withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate.

                  (7) The Borrower shall not be required to pay any additional amounts to any Bank (or Transferee) in respect of United States federal withholding tax pursuant to subsection (a) above or taxes pursuant to subsection
(c) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank (or Transferee) to comply with the provisions of subsection (f) above.

                  (8) Any Bank (or Transferee) claiming any additional amounts payable pursuant to this Section 2.18 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole reasonable determination of such Bank (or Transferee), be otherwise materially disadvantageous to such Bank (or Transferee).

         (19) Certain Fees. The Borrower shall pay to the Agent, for the respective accounts of the Agent and the Banks, the fees set forth in that certain letter dated June 21, 2000 among the Agent and the Borrower at the times set forth therein.

         (20) Commitment Fee. The Borrower shall pay to the Banks a commitment fee (the "Commitment Fee") for the period commencing on the date the Commitment Letter is executed to the Termination Date or the earlier date of termination of the Commitment, computed (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of one-half of one percent (1/2 of 1%) per annum on the average daily Unused Total Commitment. Such Commitment Fee, to the extent then accrued, shall be payable (x) monthly, in arrears, on the last calendar day of each month, (y) on the Termination Date and
(z) as provided in Section 2.10 hereof, upon any reduction or termination in whole or in part of the Total Commitment.

         (21) Letter of Credit Fees. The Borrower shall pay with respect to each Letter of Credit (i) to the Agent on behalf of the Banks a fee calculated (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of three percent (3%) per annum on the daily average Letter of Credit Outstandings and (ii) to the Fronting Bank such Fronting Bank's customary fees for issuance, amendments and processing referred to in Section 2.03. In addition, the Borrower agrees to pay each Fronting Bank for its account a fronting fee in respect of each Letter of Credit issued by such Fronting Bank, for the period from and including the date of issuance of such Letter of Credit to and including the date of expiry or draw of such Letter of Credit, computed at a rate, and payable at times, to be determined by such Fronting Bank, the Borrower and the Agent. Accrued fees described in clause (i) of the first sentence of this paragraph in respect of each Letter of Credit shall be due and payable monthly in arrears on the last calendar day of each month and on the Termination Date, or such earlier date as the Total Commitment is terminated. Accrued fees described in clause (ii) of the first sentence of this paragraph in respect of each Letter of Credit shall be payable at times to be determined by the Fronting Bank, the Borrower and the Agent.

         (22) Nature of Fees. All Fees shall be paid on the dates due, in immediately available funds, to the Agent for the respective accounts of the Agent and the Banks, as provided herein and in the letter described in Section
2.19. Once paid, none of the Fees shall be refundable under any circumstances.

         (23) Priority and Liens.

                  (1) The Borrower and each of the Guarantors hereby covenants, represents and warrants that, upon entry of the Interim Order, the Obligations of the Borrower and the Guarantors hereunder and under the Loan Documents and in respect of Indebtedness permitted by Section 6.03 (viii): (i) pursuant to
Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute allowed administrative expense claims in the Cases having priority over all administrative expenses of the kind specified in Section 503(b) or 507(b) of the Bankruptcy Code; (ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, shall at all times be secured by perfected first priority Liens on all unencumbered pre-petition and post-petition property of the Borrower and the Guarantors (including, without limitation, all Accounts arising after the Filing Date, except as otherwise provided in subparagraph (iii) below or in the Orders, with any such Account on which the Agent and the Banks do not have a first priority perfected Lien being excluded from the Borrowing Base, but excluding bankruptcy causes of action, it being understood that, notwithstanding such exclusion of bankruptcy causes of action, the proceeds of such causes of action shall be available for the repayment of the Obligations) and on all cash maintained in the Letter of Credit Account and any direct investments of the funds contained therein; (iii) pursuant to Section 364(c)(3) of the Bankruptcy Code, shall be secured by perfected Liens upon all pre-petition and post-petition property of the Borrower and the Guarantors but not including property that is subject to existing Liens that presently secure the obligations of the Borrower and the Guarantors under the Existing Agreements as to which the Liens in favor of the Agent and the Banks will be as described in clause (iv) of this sentence or to perfected Liens in favor of Cardinal) that is subject to valid and perfected Liens in existence on the Filing Date (including, without limitation, Accounts in existence as of the Filing Date that are subject to valid and perfected Liens in favor of the Real Estate Financiers and the proceeds thereof) or to valid Liens in existence on the Filing Date or that are perfected subsequent to the Filing Date as permitted by Section 546(b) or 362(b)(18) of the Bankruptcy Code or to Permitted Liens, junior to such valid and perfected Liens; and (iv) pursuant to Section 364(d)(1) of the Bankruptcy Code, shall be secured by perfected Liens on all pre-petition and post-petition property of the Borrower and the Guarantors that is subject to (A) the existing Liens that secure the obligations of the Borrower and the Guarantors under and in connection with the Existing Agreements (subject to any Liens in existence on the Filing Date to which the Liens being primed hereby are subject or become subject or to valid liens in existence of the Filing Date that are perfected subsequent to the Filing Date as permitted by Section 546(b) or 362(b)(18) of the Bankruptcy Code or to Permitted Adequate Protection Liens and Permitted Liens) and (B) any Liens granted after the Filing Date to provide adequate protection in respect of the Existing Agreements; subject only to (x) in the event of the occurrence and during the continuance of an Event of Default, the payment of (1) accrued and unpaid professional fees and disbursements theretofore incurred as of the occurrence and during the continuance of an uncured or unwaived Event of Default, and (2) professional fees and disbursements incurred during the time of such continuance in an aggregate amount not in excess of $4,500,000, in each case by the Borrower, the Guarantors and any statutory committee appointed in the Cases and allowed by an order of the Bankruptcy Court and (y) the payment of unpaid fees pursuant to 28 U.S.C. ss. 1930 and to the Clerk of the Bankruptcy Court (collectively, the "Carve-Out"), provided that following the Termination Date amounts in the Letter of Credit Account shall not be subject to the Carve-Out, and provided, further, that, except as otherwise provided in the Orders, no portion of the Carve-Out shall be utilized for the payment of professional fees and disbursements incurred in connection with any challenge to the amount, priority, validity, perfection or enforcement of the indebtedness of the Borrower and the Guarantors owing to the Existing Lenders or to the collateral securing such indebtedness (it being understood that such amounts may be used for investigation thereof). The Banks agree that so long as no Event of Default or event which with the giving of notice or lapse of time or both would constitute an Event of Default shall have occurred, the Borrower and the Guarantors shall be permitted to pay compensation and reimbursement of expenses allowed and payable under 11 U.S.C. ss. 330 and 11 U.S.C. ss. 331, as the same may be due and payable, and the same shall not reduce the Carve-Out.

                  (2) Subject to the Carve-Out and Permitted Liens, as to all real property the title to which is held by the Borrower or any of the Guarantors, or the possession of which is held by the Borrower or any of the Guarantors pursuant to a leasehold interest, the Borrower and each Guarantor hereby assigns and conveys as security, grants a security interest in, and (as applicable under relevant state law) conveys security title to, hypothecates, mortgages, pledges and sets over unto the Agent on behalf of the Banks (with the priorities described above) all of the right, title and interest of the Borrower and such Guarantor in all of such owned real property and in all such leasehold interests, together in each case with all of the right, title and interest of the Borrower and such Guarantor in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof. The Borrower and each Guarantor acknowledges that, pursuant to the Orders, the Liens in favor of the Agent on behalf of the Banks in all of such real property and leasehold instruments shall be perfected without the recordation of any mortgages, deeds of trust, deeds to secure debt or assignments. The Borrower and each Guarantor further agrees that, upon the request of the Agent, the Borrower and such Guarantor shall enter into separate fee and leasehold mortgages, deeds of trust, deeds to secure debt, collateral assignments or similar instruments in recordable form with respect to such properties on terms reasonably satisfactory to the Agent.

         (24) Right of Set-Off. Subject to the provisions of Section 7.01 and the Carve-Out, upon the occurrence and during the continuance of any Event of Default the Agent and each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without further order of or application to the Bankruptcy Court, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent and each such Bank to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of such Borrower or Guarantor now or hereafter existing under the Loan Documents, irrespective of whether or not such Bank shall have made any demand under any Loan Document and although such obligations may not have been accelerated. Each Bank and the Agent agrees promptly to notify the Borrower and Guarantors after any such set-off and application made by such Bank or by the Agent, as the case may be, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank and the Agent under this Section are in addition to other rights and remedies which such Bank and the Agent may have upon the occurrence and during the continuance of any Event of Default.

         (25) Security Interest in Letter of Credit Account. Pursuant to Section 364(c)(2) of the Bankruptcy Code, the Borrower and the Guarantors hereby assign and pledge to the Agent, for its benefit and for the ratable benefit of the Banks, and hereby grant to the Agent, for its benefit and for the ratable benefit of the Banks, a first priority security interest, senior to all other Liens, if any, in all of the Borrower's and the Guarantors' right, title and interest in and to the Letter of Credit Account and any direct investment of the funds contained therein. Cash held in the Letter of Credit Account shall not be available for use by the Borrower, whether pursuant to Section 363 of the Bankruptcy Code or otherwise. Following the Termination Date, amounts in the Letter of Credit Account shall not be used to satisfy the Carve-Out.

         (26) Payment of Obligations. Subject to the provisions of Section 7.01, upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents of the Borrower and the Guarantors, the Banks shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

         (27) No Discharge; Survival of Claims. Each of the Borrower and the Guarantors agrees that (i) its Obligations hereunder shall not be discharged by the entry of an order confirming a Plan of Reorganization (and each of the Borrower and the Guarantors, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Agent and the Banks pursuant to the Orders and described in Section 2.23 and the Liens granted to the Agent pursuant to the Orders and described in Sections 2.23 and 2.25 shall not be affected in any manner by the entry of an order confirming a Plan of Reorganization.

         (28) Use of Cash Collateral. Notwithstanding anything to the contrary contained herein, the Borrower shall not be permitted (i) to request a Borrowing under Section 2.06 or request the issuance of a Letter of Credit under Section
2.04 unless the Bankruptcy Court shall have entered the Interim Order or (ii) to request a Borrowing under Section 2.06 unless the Borrower and the Guarantors shall at that time have the use of all cash collateral subject to the Orders for the purposes described in Section 3.10.

(4) REPRESENTATIONS AND WARRANTIES

                  In order to induce the Banks to make Loans and issue and/or participate in Letters of Credit hereunder, the Borrower and each of the Guarantors jointly and severally represent and warrant as follows:

         (1) Organization and Authority. Each of the Borrower and the Guarantors
(i) is a corporation duly organized and validly existing under the laws of the State of its incorporation and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect; (ii) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable) has the requisite corporate power and authority to effect the transactions contemplated hereby, and by the other Loan Documents to which it is a party, and (iii) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable) has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted.

         (2) Due Execution. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), the execution, delivery and performance by each of the Borrower and the Guarantors of each of the Loan Documents to which it is a party (i) are within the respective corporate powers of each of the Borrower and the Guarantors, have been duly authorized by all necessary corporate action including the consent of shareholders where required, and do not (A) contravene the charter or by-laws of any of the Borrower or the Guarantors, (B) violate any law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System), or any order or decree of any court or governmental instrumentality, the violation of which could reasonably be expected to have a Material Adverse Effect, (C) conflict with or result in a breach of, or constitute a default under, any indenture, mortgage or deed of trust entered into after the Filing Date or any lease, agreement or other instrument entered into after the Filing Date binding on the Borrower or the Guarantors or any of their properties, in each case which conflict, breach or default could reasonably be expected to have a Material Adverse Effect, or (D) result in or require the creation or imposition of any Lien upon any of the property of any of the Borrower or the Guarantors other than the Liens granted pursuant to this Agreement, the other Loan Documents or the Orders; and do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority other than the entry of the Orders. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), this Agreement has been duly executed and delivered by each of the Borrower and the Guarantors. This Agreement is, and each of the other Loan Documents to which the Borrower and each of the Guarantors is or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of the Borrower and each Guarantor, as the case may be, enforceable against the Borrower and the Guarantors, as the case may be, in accordance with its terms and the Orders.

         (3) Statements Made. The information that has been delivered in writing by the Borrower or any of the Guarantors to the Agent or to the Bankruptcy Court in connection with any Loan Document, and any financial statement delivered pursuant hereto or thereto (other than to the extent that any such statements constitute projections), taken as a whole and in light of the circumstances in which made, as of the date so delivered, contained no untrue statement of a material fact and did not omit to state a material fact necessary to make such statements not misleading; and, to the extent that any such information constitutes projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by the Borrower or such Guarantor to be reasonable at the time such projections were furnished.

         (4) Financial Statements. The Borrower has furnished the Banks with copies of (i) the audited consolidated financial statement and schedules of the Borrower for the fiscal year ended September 30, 1999 and (ii) the unaudited consolidated financial statement and schedules of the Borrower for the fiscal quarter ended March 31, 2000. Such financial statements present fairly the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis as of such dates and for such periods; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the dates thereof required to be disclosed by GAAP and such financial statements were prepared in a manner consistent with GAAP, subject (in the case of such fiscal quarter statement) to normal year end adjustments. No material adverse change in the operations, business, properties, assets, prospects or condition (financial or otherwise) of the Borrower and its consolidated Subsidiaries (excluding Multicare), taken as a whole, has occurred from the fiscal quarter ended March 31, 2000 other than those which have been disclosed to the Banks in writing and those which customarily occur as a result of events leading up to and following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code and the commencement of the Cases (including, without limitation, those reflected in the financial projections heretofore made available to the Agent).

         (5) Ownership. Except as set forth on Schedule 3.05, (a) each of the Persons listed on Schedule 3.05 is a wholly-owned, direct or indirect Subsidiary of the Borrower and (b) the Borrower owns no other Subsidiaries, whether directly or indirectly, other than Multicare.

         (6) Liens. Except for Liens existing on the Filing Date as reflected on
Schedule 3.06, there are no Liens of any nature whatsoever on any assets of the Borrower or any of the Guarantors other than Liens permitted pursuant to Section
6.01. Neither the Borrower nor the Guarantors are parties to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on any assets of the Borrower or any Guarantor or otherwise result in a violation of this Agreement other than the Liens granted to the Agent and the Banks as provided for in this Agreement.

         (7) Compliance with Law. Except as set forth on Schedule 3.07 (which schedule need not duplicate disclosures referred to in Section 3.12) and except for matters which, singly or in the aggregate, could not reasonably expected to have a Material Adverse Effect:

                  (1) (i) To the knowledge of the Borrower or the Guarantors, the operations of the Borrower and the Guarantors comply in all material respects with all applicable environmental, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6901 et seq.); (ii) to the Borrower's and each of the Guarantor's knowledge, none of the operations of the Borrower or the Guarantors is the subject of any pending or overtly threatened federal or state investigation evaluating whether any remedial action involving a material expenditure by the Borrower or any Guarantor is needed to respond to a release of any Hazardous Waste or Hazardous Substance (as such terms are defined in any applicable state or federal environmental law or regulations) into the environment; and (iii) to the Borrower's and each of the Guarantor's knowledge, the Borrower and the Guarantors do not have any material contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

                  (2) Other than as set forth in Section 3.12, neither the Borrower nor any Guarantor is, to the best of its knowledge, in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority which in the aggregate could reasonably be expected to have a Material Adverse Effect.

         (8) Insurance. All policies of insurance of any kind or nature owned by or issued to the Borrower and the Guarantors, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage (including self insurance) as is customarily carried by companies of the size and character of the Borrower and the Guarantors.

         (9) The Orders. On the date of the making of the initial Loans or the issuance of the initial Letters of Credit hereunder, whichever first occurs, the Interim Order will have been entered and will not have been stayed, amended, vacated, reversed or rescinded (without the prior written consent of the Agent). On the date of the making of any Loan or the issuance of any Letter of Credit, the Interim Order or the Final Order, as the case may be, shall have been entered and shall not have been amended, stayed, vacated or rescinded (without the prior written consent of the Agent). Upon the maturity (whether by the acceleration or otherwise) of any of the Obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents, the Banks shall, subject to the provisions of Section 7.01 and the Carve-Out, be entitled to immediate payment of such Obligations, and to enforce the remedies provided for hereunder, without further application to or order by the Bankruptcy Court.

         (10) Use of Proceeds. The proceeds of the Loans shall be used by the Borrower (i) in the case of the initial Loans, to repay the obligations of the Borrower and the Guarantors under the Tranche II Revolver of the Existing Credit Agreement and (ii) for working capital and other general corporate purposes of the Borrower and the Guarantors.

         (11) Litigation. Other than as set forth on Schedule 3.11 or as disclosed pursuant to Section 5.05(b), there are no unstayed actions, suits or proceedings pending or, to the knowledge of the Borrower or the Guarantors, threatened against or affecting the Borrower or the Guarantors or any of their respective properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which if determined adversely to the Borrower or the Guarantors would have a Material Adverse Effect (excluding such litigation which has been taken into account through reductions in the Borrowing Base).

         (12) Health Care Permits. Other than as set forth on Schedule 3.12:

                  (1) Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (i) each of the Borrower and the Guarantors now has, and has no reason to believe it will not be able to maintain in effect, all Health Care Permits necessary for the lawful conduct of its business or operations wherever now conducted and as planned to be conducted, without limitation, the ownership and operation of its Health Care Facilities pursuant to all Requirements of Law, (ii) all such Health Care Permits are in full force and effect and have not been amended or otherwise modified, rescinded, revoked or assigned, (iii) the Borrower and each of the Guarantors is substantially complying with the requirements of each such Health Care Permit, and no event has occurred, and no condition exists, which, with the giving of notice, the passage of time, or both, would constitute a violation thereof, (iv) neither the Borrower nor any of the Guarantors has received any written notice of any violation of any Requirement of Law, (v) to the knowledge of the Borrower, no condition exists or event has occurred which in itself or with the giving of notice or the lapse of time, or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such Health Care Permit, (vi) there is no claim filed with any Governmental Authority of which the Borrower or any of the Guarantors has been notified in writing challenging the validity of any such Health Care Permit and (vii) the continuation, validity and effectiveness of all such Health Care Permits will not be adversely affected by the execution and performance of this Agreement or any of the other Loan Documents.

                  (2) All Health Care Facilities owned, leased, managed or operated by the Borrower or any of the Guarantors are entitled to participate in, and receive payment under, the appropriate Medicare, Medicaid and related reimbursement programs, and any similar state or local government-sponsored program, to the extent that the Borrower or any of the Guarantors has decided to participate in any such program, and to receive reimbursement from private and commercial payers and health maintenance organizations to the extent applicable thereto. There are no proceedings pending or, to the knowledge of the Borrower, any proceedings threatened or investigations pending or threatened, by any Governmental Authority with respect to the Borrower's or any of its Subsidiaries' participation in the Medicare, Medicaid or related reimbursement programs which could reasonably be expected to have a Material Adverse Effect.

(5) CONDITIONS OF LENDING

         (1) Conditions Precedent to Initial Loans and Initial Letters of Credit. The obligation of the Banks to make the initial Loans or the Fronting Bank to issue the initial Letter of Credit, whichever may occur first, is subject to the following conditions precedent:

                  (1) Supporting Documents. The Agent shall have received for each of the Borrower and the Guarantors (as applicable):

                           (1) a copy of the Borrower's certificate of
                  incorporation, as amended, certified as of a recent date by the Secretary of State of the state of its incorporation;

                           (2) a certificate of such Secretary of State, dated
                  as of a recent date, as to the good standing of and payment of taxes by the Borrower and as to the charter documents on file in the office of such Secretary of State; and

                           (3) a certificate of the Secretary or an Assistant
                  Secretary of that entity dated the date of the initial Loans or the initial Letter of Credit hereunder, whichever first occurs, and certifying (A) that, with respect to the Borrower only, attached thereto is a true and complete copy of the by-laws of that entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of that entity authorizing the Borrowings and Letter of Credit extensions hereunder, the execution, delivery and performance in accordance with their respective terms of this Agreement, the Loan Documents and any other documents required or contemplated hereunder or thereunder and the granting of the security interest in the Letter of Credit Account and other Liens contemplated hereby, (C) that the certificate of incorporation and by-laws of the Borrower have not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above, (D) that the certificate of incorporation and by-laws of each of the Guarantors have not been amended since such documents were furnished pursuant to the closing of the Existing Credit Agreement or any credit facilities predecessor thereto, (except at annexed thereto) and (E) as to the incumbency and specimen signature of each officer of that entity executing this Agreement and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of that entity as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii)).

                  (2) Interim Order.

                           (1) At the time of the making of the initial Loans or
                  at the time of the issuance of the initial Letters of Credit, whichever first occurs, but in any event not later than 15 days following the commencement of the Cases, the Agent and the Banks shall have received a certified copy of an order of the Bankruptcy Court in substantially the form of Exhibit A-1 (the "Interim Order") approving the Loan Documents and granting the Superpriority Claim status and senior priming and other Liens described in Section 2.23 which Interim Order: (i) shall have been entered, with the consent or non-objection of a preponderance, as determined by the Agent in its sole judgment, of the Existing Lenders, upon an application or motion of the Borrower reasonably satisfactory in form and substance to the Agent, on such prior notice to such parties (including the Existing Lenders) as may in each case be reasonably satisfactory to the Agent; (ii) shall authorize extensions of credit in an amount that is not in excess of $150,000,000; (iii) shall approve the repayment of the Tranche II Revolver under the Existing Credit Agreement out of the proceeds of the initial Loans; (iv) shall approve the payment by the Borrower of all of the Fees set forth in Sections 2.19,
                  2.20 and 2.21; (v) shall be in full force and effect; and (vi) shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Agent, and, if the Interim Order is the subject of a pending appeal in any respect, neither the making of such Loans nor the issuance of such Letter of Credit nor the performance by the Borrower or any of the Guarantors of any of their respective obligations hereunder or under the Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

                           (2) In addition, the Interim Order shall (1)
                  authorize the use by the Borrower and the Guarantors of any cash collateral in which any Existing Lender under the Existing Agreements may have an interest and shall provide, as adequate protection for any diminution in value of the Existing Lenders' pre-petition collateral resulting from the use of such cash collateral and the priming of the Liens granted pursuant to the Existing Agreements contemplated hereby, for (A) monthly payments to the Pre-Petition Agent on behalf of the lenders under the Existing Credit Agreement, the Synthetic Lease Facility Agent on behalf of the Synthetic Lease Facility Lenders and the Collateral Agent on behalf of the Swap Party, in amounts equal to current interest and letter of credit fees (as applicable) (including any such interest and fees that are accrued and unpaid as of the commencement of the Cases) at the applicable non-default rates (including LIBOR options) provided for pursuant to the Existing Agreements (the payments described in this clause to be without prejudice to the rights of the parties under the Existing Agreements to assert a claim for the payment of additional interest calculated at any other applicable rates of interest, or on any other basis, set forth in the Existing Agreements), (B) a superpriority claim as contemplated by

                  Section 507(b) of the Bankruptcy Code immediately junior to the claims under Section 364(c)(1) of the Bankruptcy Code held by the Agent and the Banks which shall be subject to the Carve-Out, (C) a replacement Lien on substantially all of the assets of the Borrower and the Guarantors that are subject to the priming and other Liens granted in favor of the Agent and the Bank hereunder and under the other Loan Documents which replacement Lien shall have a priority immediately junior to, and subject to the Carve-Out and the same limitations as are applicable to, such priming and other Liens granted in favor of the Agent and the Banks hereunder and under the other Loan Documents (and, in the case of (x) Accounts arising on or after the Filing Date out of use of the properties that are subject as of the Filing Date to valid and perfected liens in favor of the Real Estate Financiers, also junior to the adequate protection liens in favor of the Real Estate Financiers on such Accounts that may be granted in favor of the Real Estate Financiers, and (y) other assets that are subject as of the Filing Date to valid and perfected liens that are not being primed, also junior to such replacement adequate protection liens that may be granted on collateral of the same type to the holders of such valid and perfected liens), (D) the payment on a current basis of the reasonable fees and disbursements of respective professionals (including, but not limited to, the reasonable fees and disbursements of counsel and third-party consultants, including investment bankers, financial consultants, and auditors) incurred by the Pre-Petition Agent, the Synthetic Lease Facility Agent and the other Existing Co-Agents (including the payment on the Closing Date or as soon thereafter as is practicable of any unpaid pre-petition fees and expenses), the payment of reasonable counsel fees and disbursements of members of the Steering Committee acting under the Existing Credit Agreement acting in their capacity as such and the continuation of the payment to the Pre-Petition Agent and the Synthetic Lease Facility Agent on a current basis of the administration fees that are provided for under the Existing Credit Agreement or the Synthetic Lease Facility, as the case may be, and (E) so long as no Event of Default or event, which upon notice or lapse of time or both, would constitute an Event of Default shall have occurred and be continuing, the payment to the Existing Lenders or the Synthetic Lease Facility Lenders, as the case may be, of the Net Proceeds of asset sales or dispositions of the Existing Shared Collateral or Synthetic Lease Collateral, as the case may be, permitted hereunder, the proceeds of which are not required to be applied to the Loans pursuant to
                  Section 2.13(b), and (2) provide that neither the Borrower nor any Guarantor shall assume (without the written consent of the Agent which shall not be unreasonably withheld), and no order shall be entered authorizing the assumption of, any provider agreements between the Borrower or any Guarantor, as the case may be, and any governmental unit (without the prior written consent of the Agent which shall not be unreasonably withheld).

                  (3) Security and Pledge Agreement. The Borrower and each of the Guarantors shall have duly executed and delivered to the Agent a Security and Pledge Agreement in substantially the form of Exhibit B (the "Security and Pledge Agreement").

                  (4) First Day Orders. All of the "first day orders" entered by the Bankruptcy Court at the time of the commencement of the Cases shall be reasonably satisfactory in form and substance to the Agent.

                  (5) Opinion of Counsel. The Agent and the Banks shall have received the favorable written opinion of counsel to the Borrower and the Guarantors reasonably acceptable to the Agent, dated the date of the initial Loans or the issuance of the initial Letter of Credit, whichever first occurs, substantially in the form of Exhibit C.

                  (6) Payment of Fees. The Borrower shall have paid to the Agent the then unpaid balance of all accrued and unpaid Fees then due and payable under and pursuant to this Agreement and the letter referred to in Section 2.19.

                  (7) Corporate and Judicial Proceedings. All corporate and judicial proceedings and all instruments and agreements in connection with the transactions among the Borrower, the Guarantors, the Agent and the Banks contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

                  (8) Information. The Agent shall have received such information (financial or otherwise) as may be reasonably requested by the Agent and shall have discussed the Borrower's financial forecast heretofore delivered to the Agent with the Borrower's management and shall be reasonably satisfied with the nature and substance of such discussions.

                  (i) Budget. The Agent shall have received from the Borrower a budget detailing the Borrower's anticipated cash receipts and disbursements for the period through the Maturity Date and setting forth the anticipated uses of the Commitment that is reasonably satisfactory in form and substance to the Agent and the Original Required Banks (the "Budget").

                  (j) Compliance with Laws. The Borrower and the Guarantors shall have granted the Agent access to and the right to inspect all existing reports, audits and other internal information of the Borrower and the Guarantors relating to environmental matters to the extent in the possession, custody or control of the Borrowers or the Guarantors, and any third-party verification of certain matters relating to compliance with environmental laws and regulations reasonably requested by the Agent to the extent in the possession, custody or control of the Borrowers or the Guarantors, and the Agent shall be reasonably satisfied that the Borrower and the Guarantors are not reasonably likely to incur liabilities under or pursuant to applicable environmental laws that would have a Material Adverse Effect.

                  (k) Closing Documents. The Agent shall have received all documents required by this Agreement reasonably satisfactory in form and substance to the Agent.

         (2) Conditions Precedent to Each Loan and Each Letter of Credit. The obligation of the Banks to make each Loan and of the Fronting Bank to issue each Letter of Credit, including the initial Loan and the initial Letter of Credit, is subject to the following conditions precedent:

                  (1) Notice. The Agent shall have received a notice with respect to such borrowing or issuance, as the case may be, as required by
Section 2.

                  (2) Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date.

                  (3) No Default. On the date of each Borrowing hereunder or the issuance of each Letter of Credit, no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.

                  (d) Orders. The Interim Order shall be in full force and effect and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Agent and the Required Banks, provided, that at the time of the making of any Loan or the issuance of any Letter of Credit the aggregate amount of either of which, when added to the sum of the principal amount of all Loans then outstanding and the Letter of Credit Outstandings, would exceed the amount authorized by the Interim Order (collectively, the "Additional Credit"), the Agent and each of the Banks shall have received a certified copy of an order of the Bankruptcy Court in substantially the form of Exhibit A-2 (the "Final Order"), which, in any event, shall have been entered by the Bankruptcy Court no later than 45 days after the entry of the Interim Order, and at the time of the extension of any Additional Credit the Final Order shall be in full force and effect, and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Agent and the Required Banks; and if either the Interim Order or the Final Order is the subject of a pending appeal in any respect, neither the making of the Loans nor the issuance of any Letter of Credit nor the performance by the Borrower or any Guarantor of any of their respective obligations under any of the Loan Documents shall be the subject of a presently effective stay pending appeal.

                  (e) Payment of Fees. The Borrower shall have paid to the Agent the then unpaid balance of all accrued and unpaid Fees then due and payable under and pursuant to this Agreement and the letter referred to in Section 2.19.

                  (f) Borrowing Base Certificate. The Agent shall have received the timely delivery of the most recent Borrowing Base Certificate required pursuant to Section 5.06.

                  (g) UCC Searches. At the time of the making of the first Loan or the issuance of the first Letter of Credit following the entry of the Final Order, the Agent shall have received UCC searches conducted in the jurisdictions in which the Borrower and the Guarantors conduct business (dated as of a date reasonably satisfactory to the Agent), reflecting the absence of Liens and encumbrances on the assets of the Borrower and the Guarantors other than Liens granted (or otherwise permitted) under the Existing Agreements to Cardinal or the Real Estate Financiers or Permitted Liens and such other Liens as may be satisfactory to the Agent.

The request by the Borrower for, and the acceptance by the Borrower of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section have been satisfied or waived at that time.

(6) AFFIRMATIVE COVENANTS

                  From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account, or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.03(b)), or any amount shall remain outstanding or unpaid under this Agreement, the Borrower and each of the Guarantors agree that, unless the Required Banks shall otherwise consent in writing, the Borrower and each of the Guarantors will:

         (1) Financial Statements, Reports, etc. In the case of the Borrower and the Guarantors, deliver to the Agent and each of the Banks:

                  (1) within 90 days after the end of each fiscal year, the Borrower's consolidated balance sheets and related statements of income and cash flows, together with a consolidating schedule thereof consistent with the Budget presentation showing the financial condition of the Borrower and its Subsidiaries (excluding Multicare) on a consolidated basis as of the close of such fiscal year and the results of their respective operations during such year, the consolidated statement of the Borrower to be audited for the Borrower and its consolidated Subsidiaries (excluding Multicare) by KPMG Peat Marwick or by other independent public accountants of recognized national standing acceptable to the Required Banks and accompanied by an opinion of such accountants (which shall not be qualified in any material respect other than with respect to the Cases or a going concern qualification), to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its Subsidiaries (excluding Multicare) on a consolidated basis in accordance with GAAP;

                  (2) within 45 days after the end of each of the first three fiscal quarters, the Borrower's consolidated balance sheets and related statements of income and cash flows, showing the financial condition of the Borrower and its Subsidiaries (excluding Multicare) on a consolidated basis as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, each certified by a Financial Officer as fairly presenting the financial condition and results of operations of the Borrower and it Subsidiaries (excluding Multicare) on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

                  (3) as soon as available, but no more than 45 days after the end of each month, the unaudited consolidated balance sheets, and related statements of income and cash flows of the Borrower and the Guarantors on a consolidated basis and as of the close of such fiscal month and the then elapsed portion of the fiscal year together with a report of the EBITDA performance during the immediately preceding month of the real estate portfolios financed by the Real Estate Financiers;

                  (4) concurrently with any delivery of financial statements under (a) or (b) above as applicable, (i) a certificate of a Financial Officer certifying such statements (A) certifying to the best of such Financial Officer's knowledge that no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred, or, if such an Event of Default or event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (B) setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the provisions of Sections 6.03, 6.04,
6.05 and 6.14 and (ii) a certificate (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) of such accountants accompanying the audited consolidated financial statements delivered under (a) above certifying that, in the course of the regular audit of the business of the Borrower and its Subsidiaries, such accountants have obtained no knowledge that an Event of Default has occurred and is continuing, or if, in the opinion of such accountants, an Event of Default has occurred and is continuing, specifying the nature thereof and all relevant facts with respect thereto;

                  (5) as soon as possible, and in any event within 45 days of the Closing Date, a consolidated pro forma balance sheet of the Borrower's and the Guarantors' financial condition as of the Filing Date;

                  (6) within 45 days from the end of each fiscal quarter of the Borrower, an update of the Budget for the succeeding six-month period in form satisfactory to the Agent together with an analysis of budgeted to actual performance for the immediately preceding fiscal quarter (or a certificate from a Financial Officer of the Borrower that the Budget need not be updated);

                  (7) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said commission, or with any national securities exchange, as the case may be;

                  (8) as soon as practicable and in any event (A) within 10 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Single Employer Plan has occurred and (B) within 10 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any such Plan has occurred, a statement of a Financial Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

                  (9) promptly and in any event within 10 days after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC copies of each notice received by the Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any Single Employer Plan of the Borrower or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

                  (10) if requested by the Agent, promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of the annual report (Form 5500 Series) with respect to each Single Employer Plan of the Borrower or any of its ERISA Affiliates;

                  (11) within 10 days after notice is given or required to be given to the PBGC under Section 302(f)(4)(A) of ERISA of the failure of the Borrower or any of its ERISA Affiliates to make timely payments to a Plan, a copy of any such notice filed and a statement of a Financial Officer of the Borrower setting forth (A) sufficient information necessary to determine the amount of the lien under Section 302(f)(3) of ERISA, (B) the reason for the failure to make the required payments and (C) the action, if any, which the Borrower or any of its ERISA Affiliates proposed to take with respect thereto;

                  (12) promptly and in any event within 10 days after receipt thereof by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan,
(B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or which may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (A), (B) or (C) above;

                  (13) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Guarantor, or compliance with the terms of any material loan or financing agreements as the Agent, at the request of any Bank, may reasonably request; and

                  (14) furnish to the Agent and its counsel promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Borrower or any of the Guarantors with the Bankruptcy Court in the Cases, or distributed by or on behalf of the Borrower or any of the Guarantors to any official committee appointed in the Cases.

         (2) Corporate Existence. Preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except
(i)(A) if in the reasonable business judgment of the Borrower or such Guarantor, as the case may be, it is in its best economic interest not to preserve and maintain such rights, privileges, qualifications, permits, licenses and franchises, and (B) such failure to preserve the same could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) as otherwise permitted in connection with sales of assets permitted by Section 6.11.

         (3) Insurance. (a) Keep its insurable properties insured at all times, against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses; and maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower or any Guarantor, as the case may be, in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; and (b) maintain such other insurance or self insurance as may be required by law.

         (4) Obligations and Taxes. With respect to the Borrower and each Guarantor, pay all its material obligations arising after the Filing Date promptly and in accordance with their terms and pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property arising after the Filing Date, before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise arising after the Filing Date which, if unpaid, would become a Lien or charge upon such properties or any part thereof; provided, however, that the Borrower and each Guarantor shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Borrower and the Guarantors shall have set aside on their books adequate reserves therefor).

         (5) Notice of Event of Default, Investigations, Violations, etc. Promptly give to the Agent notice in writing of:

                  (1) any Event of Default or the occurrence of any event or circumstance which with the passage of time or giving of notice or both would constitute an Event of Default;

                  (2) any litigation, investigations or proceeding which may exist at any time between the Borrower or any of the Guarantors and any Governmental Authority, which in either case could reasonably be expected to have a Material Adverse Effect; and

                  (3) the following events, as soon as possible and in any event within five Business Days (i) after obtaining knowledge thereof, the occurrence of any event that would (with the giving of notice, the passage of time, or both) be a violation of any Health Care Permit necessary for the lawful conduct of the business or operations of the Borrower or any of the Guarantors (other than those Health Care Permits the violation of which could not reasonably be expected to have a Material Adverse Effect), including, without limitation, the ownership and operation of its Health Care Facilities, (ii) after receipt thereof, any notice of any violation of any Requirements of Law which would (with the giving of notice, the passage of time, or both) cause any of the Health Care Permits referred to in clause (i) to be modified, rescinded or revoked and which the Borrower does not reasonably expect to be able to cure within a reasonable period of time, (iii) after receipt thereof, any notice, summons, citation, or other proceeding seeking to adversely modify in any material respect, revoke, or suspend any Medicare provider agreement, Medicaid provider agreement, Medicare certification or Medicaid certification applicable to any of the Health Care Facilities of the Borrower or any of the Guarantors in any manner which could reasonably be expected to have a Material Adverse Effect, or (iv) after obtaining knowledge thereof, any revocation or involuntary termination of any Medicare provider agreement, Medicaid provider agreement, Medicare certification or Medicaid certification applicable to any of the Health Care Facilities of the Borrower or any of the Guarantors that could reasonably be expected to have a Material Adverse Effect.

         (6) Borrowing Base Certificate. Deliver to the Agent, 30 days after the end of each calendar month (and, if requested by the Agent at any other time when the Agent reasonably believes that the then-existing Borrowing Base is materially inaccurate, as soon as reasonably available but no later than 10 days after the request), a completed Borrowing Base Certificate in substantially the form of Exhibit E hereto (the "Borrowing Base Certificate") calculating and certifying the Borrowing Base as of the last day of such calendar month (or as of such other requested date, as the case may be), with supporting documentation (including, without limitation, the documentation described in Schedule 1 to Exhibit E), in each case signed on behalf of the Borrower by a Financial Officer thereof and certified as being complete and correct based on the Borrower's and applicable Division's accounting records.

         (7) Maintenance of Concentration Accounts. Continue to maintain with the Agent an account or accounts to be used by the Borrower and the Guarantors as their principal concentration accounts for day-to-day operations conducted by the Borrower and the Guarantors.

         (8) Books and Records, Inspection and Collateral Review Rights.

                  (1) The Borrower will, and will cause each of the Guarantors to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP in all material respects and all material Requirements of Law are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Guarantors to, permit any representatives designated by the Agent, upon reasonable prior notice, to visit and inspect its financial records and properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

                  (2) The Borrower will, and will cause each of the Guarantors to, permit any representatives designated by the Agent (including any consultants, accountants, lawyers and appraisers retained by the Agent) to conduct evaluations and appraisals of the Borrower's computation of the Borrowing Base and the assets included in the Borrowing Base, all at such reasonable times and as often as reasonably requested. The Borrower shall pay the reasonable fees and expenses of any such representatives retained by the Agent as to which invoices have been furnished to conduct any such evaluation or appraisal, including, without limitation, the reasonable fees and expenses associated with collateral monitoring services. To the extent required by the Agent as a result of any such evaluation, appraisal or monitoring, the Borrower also agrees to modify or adjust the computation of the Borrowing Base (which may include maintaining additional reserves, modifying the advance rates or modifying the eligibility criteria for the components of the Borrowing Base).

                  (3) In the event that historical accounting practices, systems or reserves relating to the components of the Borrowing Base are modified in a manner that is adverse to the Banks in any material respect, the Borrower will agree to maintain such additional reserves (for purposes of computing the Borrowing Base) in respect to the components of the Borrowing Base and make such other adjustments to its parameters for including the components of the Borrowing Base as the Agent shall reasonably require based upon such modifications.

         (9) Conduct of Business and Maintenance of Existence, etc. (a) (i) Continue to engage in the business of owning, operating, managing and/or financing Health Care Facilities (except with respect to Health Care Facilities which may be disposed of during the Case in accordance with this Agreement) and providing other services or amenities customarily provided by, or other activities customarily undertaken by, Persons owning, operating, managing and/or financing Health Care Facilities (except with respect to Health Care Facilities which may be disposed of during the Case in accordance with this Agreement),
(ii) except as set forth in Section 5.10, preserve, renew and keep in full force and effect its corporate existence (except as otherwise permitted by Section 6.11) and (iii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.11 and except, in the case of clause (iii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (10) Health Care Permits and Approvals. Take all action reasonably necessary to (a) maintain in full force and effect all Health Care Permits reasonably necessary for the lawful conduct of its business or operations where now conducted and as planned to be conducted, including the ownership and operation of its Health Care Facilities (except with respect to Health Care Facilities which may be disposed of during the Case in accordance with this Agreement), pursuant to all Requirements of Law and (b) ensure that all Health Care Facilities (except with respect to Health Care Facilities which may be disposed of during the Case in accordance with this Agreement) owned, leased, managed or operated by the Borrower or any of the Guarantors are entitled to participate in, and receive payment under, the appropriate Medicare, Medicaid and related reimbursement programs, and any similar state or local government-sponsored program, to the extent the Borrower or any of the Guarantors has decided to participate in any such program, and to receive reimbursement from private and commercial payers and health maintenance organizations to the extent applicable thereto, except, in each case, where a failure to do so could not reasonably be expected to have a Material Adverse Effect.

         (11) Financial Advisor. Not later than 45 days following the Filing Date, retain, pursuant to an order entered by the Bankruptcy Court that is satisfactory to the Agent, and thereafter continue the retention at all times of, a financial advisor acceptable to the Agent which acceptance shall not be unreasonably withheld (it being understood that the financial advisor heretofore retained is acceptable to the Agent) to assist the Borrower with its operational and financial restructuring, to monitor the Borrower's cash flows and financial position (and to report same to the Agent) and to make such financial advisor available to the Agent to discuss the Borrower's operations, financial performance and cash flow reports upon the Agent's reasonable request.

         (12) Annual Operating Budget; Financial Forecast. As soon as practicable, and in any event not later than (x) September 30, 2000, furnish to the Agent the Borrower's annual operating budget (in form and substance consistent with the historical practices of the Borrower) and (y) December 31, 2000, furnish to the Agent the Borrower's three-year financial forecast for the three-year period ending September 30, 2003 (which shall include a timetable for the implementation of the business strategies set forth therein), which shall be satisfactory in form and substance to the Agent and make its senior officers available to discuss the same with the Agent upon the Agent's reasonable request.

(7) NEGATIVE COVENANTS

                  From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account, or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.03(b)) or any amount shall remain outstanding or unpaid under this Agreement, unless the Required Banks shall otherwise consent in writing, the Borrower and each of the Guarantors will not (and will not apply to the Bankruptcy Court for authority to):

         (1) Liens. Incur, create, assume or suffer to exist any Lien on any asset of the Borrower or the Guarantors, now owned or hereafter acquired by the Borrower or any of such Guarantors, other than (i) Liens which were existing on the Filing Date as reflected on Schedule 3.06 hereto and Liens granted pursuant to the Existing Agreement; (ii) Liens in favor of the Existing Lenders as adequate protection granted pursuant to the Orders, which Liens are junior to the Liens contemplated hereby in favor of the Agent and the Banks, provided that the Interim Order and the Final Order provide that the holder of such junior Liens shall not be permitted to take any action to foreclose with respect to such junior Liens so long as any amounts shall remain outstanding hereunder or any Commitment shall be in effect; (iii) Permitted Liens; (iv) Liens in favor of the Agent and the Banks; (v) Liens in existence as of the Filing Date in favor of Cardinal or the Real Estate Financiers; and (vi) Liens securing purchase money Indebtedness (including Cardinal) or Capitalized Leases permitted by
Section 6.03.

         (2) Merger, etc. Consolidate or merge with or into another Person except that any Guarantor may merge with or into any other Guarantor or the Borrower. The Borrower shall give the Agent no less than 10 days' prior written notice before the consummation of any consolidation or merger permitted hereby.

         (3) Indebtedness. Contract, create, incur, assume or suffer to exist any Indebtedness, except for (i) Indebtedness under this Agreement; (ii) Indebtedness incurred prior to the Filing Date (including existing Capitalized Leases); (iii) Indebtedness incurred subsequent to the Filing Date secured by purchase money Liens in an aggregate outstanding amount not to exceed $5,000,000; (iv) Capitalized Leases in an amount not in excess of $5,000,000;
(v) Indebtedness in favor of Cardinal incurred in the ordinary course of business; (vi) Indebtedness arising from Investments among the Borrower and the Guarantors that are permitted hereunder; (vii) Indebtedness which is secured by a Lien permitted by Section 6.01; (viii) Indebtedness owed to Mellon or any of its banking Affiliates in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds; and (ix) Indebtedness among the Borrower and the Guarantors.

         (4) Capital Expenditures. (a) Make Capital Expenditures (inclusive of Capital Expenditures described in paragraph (b) of this Section) during each consecutive three-month period ending on the dates listed below in excess of the amount appearing opposite such date, provided that if the amount of the actual Capital Expenditures that are made during any month is less than the amount thereof that is permitted to be made during such three-month period, the unused portion thereof may be carried forward to and made during the immediately following three-month period:

                  Three-Month Period
                       Ending                    Capital Expenditures
                  ------------------             --------------------

                  July 31, 2000                      $13,200,000
                  August 31, 2000                    $14,300,000
                  September 30, 2000                 $14,900,000
                  October 31, 2000                   $14,300,000
                  November 30, 2000                  $13,800,000
                  December 31, 2000                  $13,200,000
                  January 31, 2001                   $12,300,000
                  February 28, 2001                  $11,400,000
                  March 31, 2001                     $10,500,000
                  April 30, 2001                     $10,500,000
                  May 31, 2001                       $10,500,000
                  June 30, 2001                      $10,500,000
                  July 31, 2001                      $10,500,000
                  August 31, 2001                    $10,500,000
                  September 30, 2001                 $10,500,000
                  October 31, 2001                   $10,500,000
                  November 30, 2001                  $10,500,000
                  December 31, 2001                  $10,500,000

                  (b) In the case of any Health Care Facility that is leased from, or subject to a Lien in favor of, a Real Estate Financier, make Capital Expenditures in an aggregate amount in excess of $2,000,000 other than for (x) normal routine maintenance or required to maintain applicable Health Care Permits and (y) the completion of the construction of the Rittenhouse Health Care Facility in an amount not to exceed $1,700,000.

         (5) EBITDA. Permit EBITDA during each consecutive three-month period ending on the dates listed below to be less than the amount appearing opposite such date:

                  Three Month Period Ending          EBITDA
                  -------------------------          ------

                  July 31, 2000                      $38,500,000
                  August 31, 2000                    $37,100,000
                  September 30, 2000                 $36,000,000
                  October 31, 2000                   $36,700,000
                  November 30, 2000                  $37,700,000
                  December 31, 2000                  $40,200,000
                  January 31, 2001                   $40,800,000
                  February 28, 2001                  $40,500,000
                  March 31, 2001                     $41,200,000
                  April 30, 2001                     $41,100,000
                  May 31, 2001                       $43,100,000
                  June 30, 2001                      $42,900,000
                  July 31, 2001                      $44,500,000
                  August 31, 2001                    $45,400,000
                  September 30, 2001                 $46,200,000
                  October 31, 2001                   $46,400,000
                  November 30, 2001                  $46,000,000
                  December 31, 2001                  $46,800,000

         (6) Guarantees and Other Liabilities. Purchase or repurchase (or agree, contingently or otherwise, so to do) the Indebtedness of, or assume, guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise become liable, directly or indirectly, in connection with the obligations, stock or dividends of any Person, except (i) for any guaranty of Indebtedness or other obligations of any Borrower or Guarantor if the Person granting the guarantee could have incurred such Indebtedness or obligations under this Agreement and (ii) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

         (7) Chapter 11 Claims. Incur, create, assume, suffer to exist or permit any other Super-Priority Claim which is pari passu with or senior to the claims of the Agent and the Banks against the Borrower and the Guarantors hereunder, except for the Carve-Out.

         (8) Dividends; Capital Stock. Declare or pay, directly or indirectly, any dividends or make any other distribution or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock), or set apart any sum for the aforesaid purposes, provided that any Guarantor may pay dividends or make distributions or other payments to its direct parent or to the Borrower.

         (9) Transactions with Affiliates. Sell or transfer any property or assets to, or otherwise engage in any other material transactions with, any of its Affiliates (other than the Borrower and the Guarantors), other than in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Guarantor than could be obtained on an arm's-length basis from unrelated third parties.

         (10) Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment in, any other Person (including, without limitation, to Multicare or any of its Subsidiaries or any Subsidiary of the Borrower that is not a Guarantor or that has not commenced a Case) (all of the foregoing, "Investments"), except for (i) ownership by the Borrower or the Guarantors of the capital stock of each of the Subsidiaries listed on Schedule 3.05, (ii) Permitted Investments, (iii) advances and loans by or among the Borrower and the Guarantors in the ordinary course of business and (iv) advances and loans after the Filing Date by the Borrower or any Guarantor to managed properties not in excess of $5,000,000 in the aggregate at any one time outstanding.

         (11) Disposition of Assets. Sell or otherwise dispose of any assets (including, without limitation, the capital stock of any Subsidiary) except for
(i) sales of inventory, fixtures and equipment in the ordinary course of business, (ii) sales of surplus or obsolete personal property or fixtures, (iii) sales of assets described on Schedule 6.11 upon terms reasonably acceptable to the Agent and the Required Banks and (iv) sales or other dispositions of other assets having a fair market value not exceeding $2,500,000 in the aggregate.

         (12) Nature of Business. Modify or alter in any material manner the nature and type of its business as conducted at or prior to the Filing Date or the manner in which such business is conducted (except as required by the Bankruptcy Code), it being understood that asset sales permitted by Section 6.11 shall not constitute such a material modification or alteration.

         (13) Health Care Permits and Approvals. Engage in any activity that (a) constitutes or, with the giving of notice, the passage of time, or both, would result in a material violation of, any Health Care Permit necessary for the lawful conduct of its business or operations or (b) constitutes or, with the giving of notice, the passage of time, or both, would result in the loss by any Health Care Facility (except with respect to Health Care Facilities which may be disposed of during the Case in accordance with this Agreement) owned or leased by the Borrower or any of the Guarantors of the right to participate in, and receive payment under, the appropriate Medicare, Medicaid and related reimbursement programs, and any similar state or local government-sponsored program, to the extent that the Borrower or such Guarantor has decided to participate in any such program, and to receive reimbursement from private and commercial payers and health maintenance organizations to the extent applicable thereto, in each case, except where the loss of such Health Care Permit or rights to participate in or receive payments under such programs could not reasonably be expected to have a Material Adverse Effect or would not be inconsistent with the Borrower's three-year financial forecast heretofore delivered to the Agent and the Banks.

         (14) Census. Allow the patient census of the Borrower's and the Guarantors' Health Care Facilities when taken as a whole, to fall below 87.8% of the number of licensed available beds in such Health Care Facilities, taken as a whole (computed in a manner consistent with reporting practices existing on the Filing Date).

         (15) Assumption of Provider Agreements. Assume, without the prior written consent of the Agent, any provider agreement between the Borrower or any Guarantor and any Governmental Authority.

         (16) Modification of the Multicare Management Agreement. Permit any modification, amendment or alteration in any material respect to the Multicare Management Agreement.

         (17) Facility Usage. Permit the sum of the aggregate principal amount of all outstanding Loans plus the aggregate Letter of Credit Outstandings during each period commencing five (5) days before and ending five (5) days after each of the dates listed below to be greater than the amount appearing opposite such date (or, if less, the amount of the Borrowing Base as of such date):


                          Date                          Amount
                          ----                          ------

                    September 30, 2000               $190,000,000
                    December 31, 2000                $210,000,000
                      March 31, 2001                 $225,000,000
                      June 30, 2001                  $240,000,000

(8) EVENTS OF DEFAULT

         (1) Events of Default. In the case of the happening of any of the following events and the continuance thereof beyond the applicable period of grace if any (each, an "Event of Default"):

                  (1) any material representation or warranty made by the Borrower or any Guarantor in this Agreement or in any Loan Document or in connection with this Agreement or the credit extensions hereunder or any material statement or representation made in any report, financial statement, certificate or other document furnished by the Borrower or any Guarantors to the Banks under or in connection with this Agreement, shall prove to have been false or misleading in any material respect when made or delivered; or

                  (2) default shall be made in the payment of any (i) Fees or interest on the Loans, and such default shall continue unremedied for more than two (2) Business Days or (ii) principal of the Loans or other amounts payable by the Borrower hereunder (including, without limitation, reimbursement obligations or cash collateralization in respect of Letters of Credit but excluding those provided for in clause (i) above), when and as the same shall become due and payable, whether at the due date thereof (including the Prepayment Date) or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

                  (3) default shall be made by the Borrower or any Guarantor in the due observance or performance of any covenant, condition or agreement contained in Section 6 hereof; or

                  (4) default shall be made by the Borrower or any Guarantor in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement, the Orders or any of the other Loan Documents and such default shall continue unremedied for more than thirty (30) days (or, in the case of a default under Section 5.05, 5.09 or 5.10, for more than fifteen (15) days after a Responsible Officer has knowledge of such default); or

                  (5) any of the Cases (other than the Case of a De Minimis Guarantor) shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code (or the Borrower or any of the Guarantors (other than the Case of a De Minimis Guarantor) shall seek such dismissal or conversion); a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy
Code) under Section 1106(b) of the Bankruptcy Code shall be appointed in any of the Cases and the order appointing such trustee, responsible officer or examiner shall not be reversed or vacated within 30 days after the entry thereof; or an application shall be filed by the Borrower or any Guarantor for the approval of any other Super-Priority Claim (other than the Carve-Out) in any of the Cases which is pari passu with or senior to the claims of the Agent and the Banks against the Borrower or any Guarantor hereunder, or there shall arise or be granted any such pari passu or senior Super-Priority Claim; or

                  (6) the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of the Borrower or any of the Guarantors which have a value in excess of $2,000,000 in the aggregate; or

                  (7) a Change of Control shall occur; or

                  (8) the Borrower shall fail to deliver a certified Borrowing Base Certificate when due and such default shall continue unremedied for more than three (3) Business Days; or

                  (9) any material provision of any Loan Document shall, for any reason, cease to be valid and binding on the Borrower or any of the Guarantors, or the Borrower or any of the Guarantors shall so assert in any pleading filed in any court; or

                  (10) an order of the Bankruptcy Court shall be entered reversing, amending, supplementing, staying for a period in excess of 10 days, vacating or otherwise modifying either of the Orders or terminating the use of cash collateral under the Existing Agreements by the Borrower or the Guarantors pursuant to the Orders; or

                  (11) any judgment or order as to a post-petition liability or debt for the payment of money in excess of $2,000,000 not covered by insurance shall be rendered against the Borrower or any of the Guarantors and the enforcement thereof shall not have been stayed; or

                  (12) any non-monetary judgment or order with respect to a post-petition event shall be rendered against the Borrower or any of the Guarantors which does or would reasonably be expected to (i) cause a material adverse change in the financial condition, business, prospects, operations or assets of the Borrower and the Guarantors taken as a whole on a consolidated basis, (ii) have a material adverse effect on the ability of the Borrower or any of the Guarantors to perform their respective obligations under any Loan Document, or (iii) have a material adverse effect on the rights and remedies of the Agent or any Bank under any Loan Document, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (13) except as permitted by the Orders, the Borrower or the Guarantors shall make any Pre-Petition Payment other than Pre-Petition Payments authorized by the Bankruptcy Court (i) not in excess of $20,000,000 in respect of certain critical vendors (other than Cardinal), (ii) to Cardinal in payment in installments of Cardinal's approximately $50,000,000 claim on the Filing Date but only if Cardinal agrees pursuant to a Stipulation in substantially the form of the 6/21/00 draft thereof heretofore furnished to the Banks to extend post-petition credit on terms of not less than 17 1/2 days but not greater in amount than (a) the lesser of $39,000,000 and 85% of the value of the pharmaceutical supplies and merchandise supplied by Cardinal to retail pharmacies owned, managed or operated by the Borrower and the Guarantors after applying a $20,000,000 payment to reduce Cardinal's pre-petition claim or (b) $59,000,000 prior to the application of such $20,000,000 payment, (iii) not in excess of $1,000,000 in respect of valid reclamation claims, (iv) in respect of accrued payroll and related expenses and employee benefits as of the Filing Date, (v) in respect of cure amounts for assumed executory contracts and unexpired nonresidential leases, (vi) in respect of ordinary course expenditures and (vii) other payments not in excess of $1,000,000 in the aggregate in accordance with "first day" orders approved by the Agent; or

                  (14) any Termination Event described in clauses (iii) or (iv) of the definition of such term shall have occurred and shall continue unremedied for more than 10 days and the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of the Plan in respect of which such Termination Event shall have occurred and be continuing and the Insufficiency of any and all other Plans with respect to which such a Termination Event (described in such clauses (iii) or (iv)) shall have occurred and then exist is equal to or greater than $5,000,000; or

                  (15) (i) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds to contest such Withdrawal Liability and is not in fact contesting such Withdrawal Liability in a timely and appropriate manner, and (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $5,000,000 allocable to post-petition obligations or requires payments exceeding $500,000 per annum; or

                  (16) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years that include the date hereof by an amount exceeding $5,000,000; or

                  (17) the Borrower or any ERISA Affiliate shall have committed a failure described in Section 302(f)(1) of ERISA (other than the failure to make any contribution accrued and unpaid as of the Filing Date) and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $5,000,000; or

                  (18) it shall be determined (whether by the Bankruptcy Court or by any other judicial or administrative forum) that the Borrower or any Guarantor is liable for the payment of claims arising out of any failure to comply (or to have complied) with applicable environmental laws or regulations the payment of which will have a Material Adverse Effect on the financial condition, business, properties, operations or assets of the Borrower or the Guarantors, taken as a whole, and the enforcement thereof shall not have been stayed; or

then, and in every such event and at any time thereafter during the continuance of such event, and without further order of or application to the Bankruptcy Court, the Agent may, and at the request of the Required Banks, shall, by notice to the Borrower (with a copy to counsel for the Official Creditors' Committee appointed in the Cases, to counsel for the Pre-Petition Agent and the Synthetic Lease Facility Agent and to the United States Trustee for the District of Delaware), take one or more of the following actions, at the same or different times (provided, that with respect to clause (iv) below and the enforcement of Liens or other remedies with respect to the Collateral under clause (v) below, the Agent shall provide the Borrower (with a copy to counsel for the Official Creditors' Committee in the Cases, to counsel for the Pre-Petition Agent and to the United States Trustee for the District of Delaware) with five (5) Business Days' written notice prior to taking the action contemplated thereby and provided, further, that upon receipt of notice referred to in the immediately preceding clause with respect to the accounts referred to in clause (iv) below, the Borrower may continue to make ordinary course disbursements from such accounts (other than the Letter of Credit Account) but may not withdraw or disburse any other amounts from such accounts): (i) terminate forthwith the Total Commitment; (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Borrower and the Guarantors upon demand to forthwith deposit in the Letter of Credit Account cash in an amount which, together with any amounts then held in the Letter of Credit Account, is equal to the sum of 105% of the then outstanding Letters of Credit (and to the extent the Borrower and the Guarantors shall fail to furnish such funds as demanded by the Agent, the Agent shall be authorized to debit the accounts of the Borrower and the Guarantors maintained with the Agent in such amount five
(5) Business Days after the giving of the notice referred to above); (iv) set-off amounts in the Letter of Credit Account or any other accounts maintained with the Agent and apply such amounts to the obligations of the Borrower and the Guarantors hereunder and in the other Loan Documents; and (v) exercise any and all remedies under the Loan Documents and under applicable law available to the Agent and the Banks.

(9) THE AGENT

         (1) Administration by Agent. The general administration of the Loan Documents shall be by the Agent. Each Bank hereby irrevocably authorizes the Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto (including the release of Collateral in connection with any transaction that is expressly permitted by the Loan Documents). The Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents.

         (2) Advances and Payments.

                  (1) On the date of each Loan, the Agent shall be authorized (but not obligated) to advance, for the account of each of the Banks, the amount of the Loan to be made by it in accordance with its Commitment hereunder. Should the Agent do so, each of the Banks agrees forthwith to reimburse the Agent in immediately available funds for the amount so advanced on its behalf by the Agent, together with interest at the Federal Funds Effective Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.

                  (2) Any amounts received by the Agent in connection with this Agreement (other than amounts to which the Agent is entitled pursuant to Sections 2.19, 8.06, 10.05 and 10.06), the application of which is not otherwise provided for in this Agreement shall be applied, first, in accordance with each Bank's Commitment Percentage to pay accrued but unpaid Commitment Fees or Letter of Credit Fees, and second, in accordance with each Bank's Commitment Percentage to pay accrued but unpaid interest and the principal balance outstanding and all unreimbursed Letter of Credit drawings. All amounts to be paid to a Bank by the Agent shall be credited to that Bank, after collection by the Agent, in immediately available funds either by wire transfer or deposit in that Bank's correspondent account with the Agent, as such Bank and the Agent shall from time to time agree.

         (3) Sharing of Setoffs. Each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Bank under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans as a result of which the unpaid portion of its Loans is proportionately less than the unpaid portion of the Loans of any other Bank (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Bank a participation in the Loans of such other Bank, so that the aggregate unpaid principal amount of each Bank's Loans and its participation in Loans of the other Banks shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to the obtaining of such payment was to the principal amount of all Loans outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Banks share such payment pro-rata, provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside such purchase of participations shall be rescinded (without interest). The Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding (or deemed to be holding) a participation in a Loan may exercise any and all rights of banker's lien, setoff (in each case, subject to the same notice requirements as pertain to clause (iv) of the remedial provisions of Section 7.01) or counterclaim with respect to any and all moneys owing by the Borrower to such Bank as fully as if such Bank held a Note and was the original obligee thereon, in the amount of such participation.

         (4) Agreement of Required Banks. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Banks, action shall be taken by the Agent for and on behalf or for the benefit of all Banks upon the direction of the Required Banks, and any such action shall be binding on all Banks. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 10.10.

         (5) Liability of Agent.

                  (1) The Agent when acting on behalf of the Banks, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents, and employees, and neither the Agent nor its directors, officers, agents, employees or Affiliates shall be liable to the Banks or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Banks or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Agent and its respective directors, officers, agents, employees and Affiliates shall in no event be liable to the Banks or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Required Banks or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, neither the Agent, nor any of its respective directors, officers, employees, agents or Affiliates shall be responsible to any Bank for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, this Agreement, any Loan Document or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents.

                  (2) Neither the Agent nor any of its respective directors, officers, employees, agents or Affiliates shall have any responsibility to the Borrower or the Guarantors on account of the failure or delay in performance or breach by any Bank or by the Borrower or the Guarantors of any of their respective obligations under this Agreement or any of the Loan Documents or in connection herewith or therewith.

                  (3) The Agent, in its capacity as Agent hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by such person to be genuine or correct and to have been signed or sent by a person or persons believed by such person to be the proper person or persons, and such person shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by such person.

         (6) Reimbursement and Indemnification. Each Bank agrees (i) to reimburse (x) the Agent for such Bank's Commitment Percentage of any expenses and fees incurred for the benefit of the Banks under this Agreement and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Banks, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrower or the Guarantors and (y) the Agent for such Bank's Commitment Percentage of any expenses of the Agent incurred for the benefit of the Banks that the Borrower has agreed to reimburse pursuant to
Section 10.05 and has failed to so reimburse and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees, agents or Affiliates, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the Loan Documents to the extent not reimbursed by the Borrower or the Guarantors (except such as shall result from their respective gross negligence or willful misconduct).

         (7) Rights of Agent. It is understood and agreed that Mellon shall have the same rights and powers hereunder (including the right to give such instructions) as the other Banks and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrower or any Guarantor, as though it were not the Agent of the Banks under this Agreement.

         (8) Independent Banks. Each Bank acknowledges that it has decided to enter into this Agreement and to make the Loans hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Borrower and the Guarantors and agrees that the Agent shall bear no responsibility therefor.

         (9) Notice of Transfer. The Agent may deem and treat a Bank party to this Agreement as the owner of such Bank's portion of the Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Bank shall have been received by the Agent.

         (10) Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent, which shall be reasonably satisfactory to the Borrower. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $100,000,000, which shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

(10) GUARANTY

         (1) Guaranty.

                  (1) Each of the Guarantors unconditionally and irrevocably guarantees the due and punctual payment and performance by the Borrower of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Obligations. The Obligations of the Guarantors shall be joint and several.

                  (2) Each of the Guarantors waives presentation to, demand for payment from and protest to the Borrower or any other Guarantor, and also waives notice of protest for nonpayment. The Obligations of the Guarantors hereunder shall not be affected by (i) the failure of the Agent or a Bank to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents;
(iv) the release, exchange, waiver or foreclosure of any security held by the Agent for the Obligations or any of them; (v) the failure of the Agent or a Bank to exercise any right or remedy against any other Guarantor; or (vi) the release or substitution of any Guarantor or any other Guarantor.

                  (3) Each of the Guarantors further agrees that this guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Agent or a Bank to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Agent or a Bank in favor of the Borrower or any other Guarantor, or to any other Person.

                  (4) Each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any other Guarantor and any circumstances affecting the ability of the Borrower to perform under this Agreement.

                  (5) Each Guarantor's guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. Neither of the Agent, nor any of the Banks makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the Obligations.

                  (6) Subject to the provisions of Section 7.01, upon the Obligations becoming due and payable (by acceleration or otherwise), the Banks shall be entitled to immediate payment of such Obligations by the Guarantors upon written demand by the Agent, without further application to or order of the Bankruptcy Court.

         (2) No Impairment of Guaranty. The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. Without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or a Bank to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law, unless and until the Obligations are paid in full.

         (3) Subrogation. Upon payment by any Guarantor of any sums to the Agent or a Bank hereunder, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to such Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Agent and the Banks and shall forthwith be paid to the Agent and the Banks to be credited and applied to the Obligations, whether matured or unmatured.

(11) MISCELLANEOUS

         (1) Notices. Notices and other communications provided for herein shall be in writing (including telegraphic, telex, facsimile or cable communication) and shall be mailed, telegraphed, telexed, transmitted, cabled or delivered to the Borrower, or any Guarantor in care of the Borrower, at 101 East State Street, Kennett Square, Pennsylvania 19348, Attention: Chief Financial Officer, with copies to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153-0119, Attn: Gary Holtzer, Esq., and to a Bank or the Agent to it at its address set forth on Annex A with copies to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York, 10178, Attn: Richard S. Toder, Esq. and Drinker, Biddle & Reath LLP, One Logan Square, 18th & Cherry Streets, Philadelphia, PA, 19103-6968, Attn: Jill Bronson, Esq., or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail; or when delivered to the telegraph company, charges prepaid, if by telegram; or when receipt is acknowledged, if by any telegraphic communications or facsimile equipment of the sender; or on the first Business Day after delivery to an overnight courier (charges prepaid); or when received, if by hand delivery; in each case addressed to such party as provided in this Section 10.01 or in accordance with the latest unrevoked written direction from such party; provided, however, that in the case of notices to the Agent notices pursuant to the preceding sentence with respect to change of address and pursuant to Section 2 shall be effective only when received by the Agent.

         (2) Survival of Agreement, Representations and Warranties, etc. All warranties, representations and covenants made by the Borrower or any Guarantor herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Banks and shall survive the making of the Loans herein contemplated regardless of any investigation made by any Bank or on its behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Borrower and the Guarantors hereunder with respect to the Borrower.

         (3) Successors and Assigns.

                    (1) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Banks and their respective successors and assigns. Neither the Borrower nor any of the Guarantors may assign or transfer any of their rights or obligations hereunder without the prior written consent of all of the Banks. Each Bank may sell participations to any Person in all or part of any Loan, or all or part of its Commitment, in which event, without limiting the foregoing, the provisions of Section 2.15 shall inure to the benefit of each purchaser of a participation (provided that such participant shall look solely to the seller of such participation for such benefits and the Borrower's and the Guarantors' liability, if any, under Sections 2.15 and 2.18 shall not be increased as a result of the sale of any such participation) and the pro rata treatment of payments, as described in Section 2.17, shall be determined as if such Bank had not sold such participation. In the event any Bank shall sell any participation, such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower and each of the Guarantors relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement (provided that such Bank may grant its participant the right to consent to such Bank's execution of amendments, modifications or waivers which (i) reduce any Fees payable hereunder to the Banks, (ii) reduce the amount of any scheduled principal payment on any Loan or reduce the principal amount of any Loan or the rate of interest payable hereunder or (iii) extend the maturity of the Borrower's obligations hereunder). The sale of any such participation shall not alter the rights and obligations of the Bank selling such participation hereunder with respect to the Borrower.

                    (2) Each Bank may assign to one or more Banks or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the related Loans at the time owing to it), provided, however, that (i) other than in the case of an assignment to a Person at least 50% owned by the assignor Bank, or by a common parent of both, or to another Bank, the Agent and the Fronting Bank must give their respective prior written consent to such assignment, which consent will not be unreasonably withheld,
(ii) the aggregate amount of the Commitment and/or Loans of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall, unless otherwise agreed to in writing by the Borrower and the Agent, in no event be less than $5,000,000 or such lesser amount as is equal to the remaining Commitment and/or Loans of the assignor thereof and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance with blanks appropriately completed, together with a processing and recordation fee of $3,500 (for which the Borrower shall have no liability). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be within ten Business Days after the execution thereof (unless otherwise agreed to in writing by the Agent), (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (B) the Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

                    (3) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Bank assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents; (ii) such Bank assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 3.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Bank assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms thereto, together with such powers as are reasonably incidental hereof; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Bank.

                    (4) The Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Guarantors, the Agent and the Banks shall treat each Person the name of which is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                    (5) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and the assignee thereunder together with the fee payable in respect thereto, the Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled and consented to by the Agent and the Fronting Bank (to the extent such consent is required hereunder),
(i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower (together with a copy thereof). No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                    (6) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.03, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any of the Guarantors furnished to such Bank by or on behalf of the Borrower or any of the Guarantors; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section 10.04.

                    (7) The Borrower hereby agrees, to the extent set forth in the Commitment Letter, to actively assist and cooperate with the Agent in the Agent's efforts to sell participations herein (as described in Section 10.03(a)) and assign to one or more Banks or Eligible Assignees a portion of its interests, rights and obligations under this Agreement (as set forth in Section 10.03(b)).

         (4) Confidentiality. Each Bank agrees to keep any information delivered or made available by the Borrower or any of the Guarantors to it confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority, (iv) which has been publicly disclosed other than as a result of a disclosure by the Agent or any Bank which is not permitted by this Agreement, (v) in connection with any litigation to which the Agent, any Bank, or their respective Affiliates may be a party to the extent reasonably required, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel and independent auditors, and (viii) to any actual or proposed participant or assignee of all or part of its rights hereunder subject to the proviso in Section 10.03(f). Each Bank shall use reasonable efforts to notify the Borrower of any required disclosure under clause (ii) of this Section.

         (5) Expenses. Whether or not the transactions hereby contemplated shall be consummated, the Borrower and the Guarantors agree to pay all reasonable out-of-pocket expenses incurred by the Agent (including but not limited to the reasonable fees and disbursements of Drinker, Biddle & Reath, LLP, Morgan, Lewis & Bockius LLP, any other counsel that the Agent shall retain and third-party appraisers, consultants, and auditors advising the Agent (including but not limited to Policano & Manzo LLC and Freed Maxick ABL Services, Inc.) as to which invoices have been furnished, in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents, the making of the Loans and the issuance of the Letters of Credit, the perfection of the Liens contemplated hereby, the syndication of the transactions contemplated hereby, the reasonable and customary costs, fees and expenses of the Agent in connection with its monthly and other periodic field audits, monitoring of assets (including reasonable and customary third-party fees related to the initial and ongoing Borrowing Base examinations), the costs of electronic communications services and publicity expenses, and, during the continuance of an Event of Default, all reasonable out-of-pocket expenses incurred by the Banks and the Agent in the enforcement or protection of the rights of any one or more of the Banks or the Agent in connection with this Agreement or the other Loan Documents, including but not limited to the reasonable fees and disbursements of any counsel for the Banks or the Agent. Such payments shall be made on the Closing Date and thereafter on demand, promptly upon delivery of a statement setting forth such costs and expenses. Whether or not the transactions hereby contemplated shall be consummated, the Borrower and the Guarantors agree to reimburse the Agent for the expenses set forth in the Commitment Letter and the reimbursement provisions thereof are hereby incorporated herein by reference. The obligations of the Borrower and the Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

         (6) Indemnity. The Borrower and each of the Guarantors agree to indemnify and hold harmless the Agent, and the Banks and their directors, officers, employees, agents and Affiliates (each an "Indemnified Party") from and against any and all expenses, losses, claims, damages and liabilities incurred by such Indemnified Party arising out of claims made by any Person in any way relating to the transactions contemplated hereby, but excluding therefrom all expenses, losses, claims, damages, and liabilities to the extent that they are determined by the final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party. The obligations of the Borrower and the Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

         (7) CHOICE OF LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF PENNSYLVANIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE, WITHOUT TAKING INTO ACCOUNT ANY CONFLICT OF LAWS PRINCIPLES THEREOF, AND THE BANKRUPTCY CODE.

         (8) No Waiver. No failure on the part of the Agent or any of the Banks to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         (9) Extension of Maturity. Should any payment of principal of or interest or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

         (10)       Amendments, etc.

                    (1) No modification, amendment or waiver of any provision of this Agreement or the other Loan Documents, and no consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification or amendment shall without the written consent of the Bank affected thereby (x) increase the Commitment of a Bank (it being understood that a waiver of an Event of Default shall not constitute an increase in the Commitment of a Bank), or (y) reduce the principal amount of any Loan or the rate of interest payable thereon, or extend any date for the payment of interest hereunder or reduce any Fees payable hereunder or extend the final maturity of the Borrower's obligations hereunder; and, provided, further, that no such modification or amendment shall without the written consent of (A) all of the Banks (i) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Banks, (ii) amend this Section 10.10 or the definition of Required Banks,
(iii) amend or modify the Super-Priority Claim status of the Banks contemplated by Section 2.23 or (iv) release all or any substantial portion of the Liens granted to the Agent hereunder (other than in connection with dispositions permitted hereunder), under the Orders or under any other Loan Document, or release any Guarantor; or (B) Banks holding Loans representing at least 66-2/3% of the aggregate principal amount of the Loans outstanding, or if no Loans are outstanding, Banks having Commitments representing at least 66-2/3% of the Total Commitment (i) amend any of the advance rates set forth in the definition of the term "Borrowing Base" or (ii) increase the maximum principal amounts of extensions of credit permitted prior to the entry of the Final Order by Section 4.01(b)(i) or 4.02(d), or otherwise modify, waive or amend the conditions precedent set forth therein. No such amendment or modification may adversely affect the rights and obligations of the Agent or any Fronting Bank hereunder or any Bank in the capacity referred to in Section 6.03(vii) without its prior written consent. No notice to or demand on the Borrower or any Guarantor shall entitle the Borrower or any Guarantor to any other or further notice or demand in the same, similar or other circumstances. Each assignee under Section 10.03(b) shall be bound by any amendment, modification, waiver, or consent authorized as provided herein, and any consent by a Bank shall bind any Person subsequently acquiring an interest on the Loans held by such Bank. No amendment to this Agreement shall be effective against the Borrower or any Guarantor unless signed by the Borrower or such Guarantor, as the case may be.

                    (2) Notwithstanding anything to the contrary contained in
Section 10.10(a), in the event that the Borrower requests that this Agreement be modified or amended in a manner which would require the unanimous consent of all of the Banks (or the consent described in clause (B) of the first sentence of Section 10.10(a)) and such modification or amendment is agreed to by the Super-majority Banks (as hereinafter defined), then with the consent of the Borrower and the Super-majority Banks, the Borrower and the Super-majority Banks shall be permitted to amend the Agreement without the consent of the Bank or Banks which did not agree to the modification or amendment requested by the Borrower (such Bank or Banks, collectively the "Minority Banks") to provide for
(w) the termination of the Commitment of each of the Minority Banks, (x) the addition to this Agreement of one or more other financial institutions (each of which shall be an Eligible Assignee), or an increase in the Commitment of one or more of the Super-majority Banks, so that the Total Commitment after giving effect to such amendment shall be in the same amount as the Total Commitment immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Super-majority Bank or Banks, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Banks immediately before giving effect to such amendment and (z) such other modifications to this Agreement as may be appropriate. As used herein, the term "Super-majority Banks" shall mean, at any time, Banks holding Loans representing at least 66-2/3% of the aggregate principal amount of the Loans outstanding, or if no Loans are outstanding, Banks having Commitments representing at least 66-2/3% of the Total Commitment.

         (11) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         (12) Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

         (13) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument. A fax copy of a counterpart signature page shall serve as the functional equivalent of a manually executed copy for all purposes.

         (14) Prior Agreements. This Agreement represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between the Borrower or a Guarantor and any Bank or the Agent prior to the execution of this Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Agreement (except as otherwise expressly provided herein with respect to the Commitment Letter and the fee letter referred to therein, including without limitation the Borrower's agreement to actively assist the Agent in the syndication of the transactions contemplated hereby referred to in Section 10.03(g) and including also the provisions of Section 2.16).

         (15) Further Assurances. Whenever and so often as reasonably requested by the Agent, the Borrower and the Guarantors will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in the Agent all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents.

         (16) WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE GUARANTORS, THE AGENT AND EACH BANK HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.



                            [SIGNATURE PAGES FOLLOW]

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

                                    BORROWER:

                                    GENESIS HEALTH VENTURES, INC.

                                    By:  _______________________________
                                         Name:
                                         Title:

                                    GUARANTORS:

                                    BREVARD MERIDIAN LIMITED
                                    PARTNERSHIP
                                    By: Meridian Healthcare, Inc., its sole
                                    general partner

                                    CARE4, L.P.
                                    By: Institutional Health Care Services,
                                    Inc.

                                    CATONSVILLE MERIDIAN LIMITED
                                    PARTNERSHIP
                                    By: Meridian Health, Inc., one of its
                                        general partners

                                    EASTON MERIDIAN LIMITED
                                    PARTNERSHIP
                                    By: Meridian Health, Inc., and Meridian
                                        Healthcare, Inc., its general partners

                                    EDELLA STREET ASSOCIATES
                                    By: Genesis Health Ventures of Clarks
                                        Summit, Inc., its sole general partner

                                    GENESIS PROPERTIES LIMITED
                                    PARTNERSHIP
                                    By: Genesis Health Ventures of
                                        Arlington, Inc., its sole general
                                        partner

                                    GREENSPRING MERIDIAN LIMITED
                                    PARTNERSHIP
                                    By: Meridian Healthcare, Inc., its sole
                                        general partner

                                    HALLMARK HEALTHCARE
                                    LIMITED PARTNERSHIP
                                    By: Pharmacy Equities, Inc., its general
                                        partner

                                    HAMMONDS LANE MERIDIAN
                                    LIMITED PARTNERSHIP
                                    By: Meridian Healthcare, Inc., one of its
                                        general partners

                                    MERIDIAN/CONSTELLATION
                                    LIMITED PARTNERSHIP
                                    By: Meridian Healthcare, Inc., its general
                                        partner

                                    MERIDIAN EDGEWOOD LIMITED
                                    PARTNERSHIP
                                    By: Meridian Healthcare, Inc., its general
                                        partner

                                    MERIDIAN PERRING LIMITED
                                    PARTNERSHIP
                                    By: Meridian Healthcare, Inc., its general
                                        partner

                                    MERIDIAN VALLEY LIMITED
                                    PARTNERSHIP
                                    By: Meridian Healthcare, Inc., its general
                                        partner

                                    MERIDIAN VALLEY VIEW LIMITED
                                    PARTNERSHIP
                                    By: Meridian Healthcare, Inc., its general
                                        partner

                                    MILLVILLE MERIDIAN LIMITED
                                    PARTNERSHIP
                                    By: Meridian Healthcare, Inc., its sole
                                        general partner

                                    PHILADELPHIA AVENUE
                                    ASSOCIATES
                                    By: Philadelphia Avenue Corporation, its
                                        sole general partner

                                    RIVER STREET ASSOCIATES
                                    By: Genesis Health Ventures of Wilkes-
                                        Barre, Inc., its sole general partner

                                    SEMINOLE MERIDIAN LIMITED
                                    PARTNERSHIP
                                    By: Meridian Health, Inc., its sole general
                                        partner

                                    STATE STREET ASSOCIATES, L.P.
                                    By: State Street Associates, Inc., its sole
                                        general partner

                                    THERAPY CARE SYSTEMS, L.P.
                                    By: Team Rehabilitation, Inc., its sole
                                        general partner

                                    VOLUSIA MERIDIAN LIMITED
                                    PARTNERSHIP
                                    By: Meridian Health, Inc., its sole general
                                        partner

                                    GENESIS PROPERTIES OF
                                    DELAWARE LTD. PARTNERSHIP,
                                    L.P.
                                    By: Genesis Properties of Delaware
                                        Corporation, a general partner

                                    MCKERLEY HEALTH FACILITIES
                                    By: Meridian Health, Inc., and Meridian
                                        Healthcare, Inc., its general partners

                                    GENESIS HEALTH VENTURES OF
                                    WEST VIRGINIA, LIMITED
                                    PARTNERSHIP
                                    By: Genesis Eldercare Network Services,
                                        Inc., and Genesis Eldercare
                                        Rehabilitation Services, Inc., its
                                        general partners

                                    By: _______________________________
                                        Name:
                                        on behalf of each of the foregoing as
                                        Treasurer of the general partner

                                    GENESIS HEALTH VENTURES OF
                                    ARLINGTON, INC.

                                    GENESIS HEALTH VENTURES OF
                                    BLOOMFIELD, INC.

                                    GENESIS HEALTH VENTURES OF
                                    CLARKS SUMMIT, INC.

                                    GENESIS HEALTH VENTURES OF
                                    MASSACHUSETTS, INC.

                                    GENESIS HEALTH VENTURES OF
                                    NAUGATUCK, INC.

                                    GENESIS HEALTH VENTURES OF
                                    WAYNE, INC.

                                    GENESIS HEALTH VENTURES OF
                                    WEST VIRGINIA, INC.

                                    GENESIS HEALTH VENTURES OF
                                    WINDSOR, INC.

                                    GENESIS HEALTH VENTURES OF
                                    WILKES-BARRE, INC.

                                    GENESIS HEALTH VENTURES OF
                                    INDIANA, INC.

                                    GENESIS HEALTH VENTURES OF
                                    NEW GARDEN, INC.

                                    GENESIS HEALTH VENTURES OF
                                    POINT PLEASANT, INC.

                                    GENESIS IMMEDIATE MED CENTER,
                                    INC.

                                    GENESIS ELDERCARE HOME CARE
                                    SERVICES, INC. (f/k/a HEALTHCARE
                                    SERVICES NETWORK, INC.)

                                    GENESIS ELDERCARE PHYSICIAN
                                    SERVICES, INC. (f/k/a GENESIS
                                    PHYSICIAN SERVICES, INC.)

                                    KNOLLWOOD MANOR, INC.

                                    MERIDIAN HEALTH, INC.

                                    MERIDIAN HEALTHCARE, INC.

                                    PHILADELPHIA AVENUE
                                    CORPORATION

                                    GENESIS ELDERCARE STAFFING
                                    SERVICES, INC. (f/k/a STAFF
                                    REPLACEMENT SERVICES, INC.)

                                    STATE STREET ASSOCIATES, INC.

                                    SUBURBAN MEDICAL SERVICES,
                                    INC.

                                    GENESIS ELDERCARE
                                    REHABILITATION SERVICES, INC.,
                                    (f/k/a TEAM REHABILITATION, INC.)

                                    THERAPY CARE, INC.

                                    THE TIDEWATER HEALTHCARE
                                    SHARED SERVICES GROUP, INC.

                                    WYNCOTE HEALTHCARE CORP.

                                    ASCO HEALTHCARE, INC.

                                    ACCUMED, INC.

                                    BRINTON MANOR, INC.

                                    COMPASS HEALTH SERVICES, INC.

                                    CONCORD HEALTHCARE
                                    CORPORATION

                                    CONCORD PHARMACY SERVICES,
                                    INC.

                                    CRYSTAL CITY NURSING CENTER,
                                    INC.

                                    EASTERN MEDICAL SUPPLIES, INC.

                                    ENCARE OF MASSACHUSETTS, INC.

                                    GENESIS HEALTH SERVICES
                                    CORPORATION

                                    GENESIS HEALTHCARE CENTERS
                                    HOLDINGS, INC.

                                    GENESIS HOLDINGS, INC.

                                    GENESIS PROPERTIES OF
                                    DELAWARE CORPORATION

                                    HILLTOP HEALTH CARE CENTER,
                                    INC.

                                    HORIZON MEDICAL EQUIPMENT
                                    AND SUPPLY, INC.

                                    KEYSTONE NURSING HOME, INC.

                                    LINCOLN NURSING HOME, INC.

                                    MCKERLEY HEALTH CARE
                                    CENTERS, INC.

                                    WAYSIDE NURSING HOME, INC.

                                    PROFESSIONAL PHARMACY
                                    SERVICES, INC.

                                    MEDICAL SERVICES GROUP, INC.

                                    NEIGHBORCARE PHARMACIES,
                                    INC.

                                    DERBY NURSING CENTER
                                    CORPORATION

                                    GENESIS ELDERCARE NATIONAL
                                    CENTERS, INC., (f/k/a NATIONAL
                                    HEALTHCARE AFFILIATES, INC.)

                                    GENESIS ELDERCARE NETWORK
                                    SERVICES, INC., (f/k/a GENESIS
                                    MANAGEMENT RESOURCES, INC.)
                                    (f/k/a TOTAL CARE SYSTEMS, INC.)

                                    GENESIS ELDERCARE PROPERTIES,
                                    INC.

                                    VERSALINK, INC.

                                    GERIATRIC & MEDICAL
                                    COMPANIES, INC.

                                    GERIATRIC AND MEDICAL
                                    SERVICES, INC.

                                    GERIATRIC AND MEDICAL
                                    INVESTMENTS CORPORATION

                                    BURLINGTON WOODS
                                    CONVALESCENT CENTER, INC.

                                    CRESTVIEW CONVALESCENT
                                    HOME, INC.

                                    CRESTVIEW NORTH, INC.

                                    GENESIS ELDERCARE DIAGNOSTIC
                                    SERVICES, INC, (f/k/a DIVERSIFIED
                                    DIAGNOSTICS, INC.)

                                    GMC MEDICAL CONSULTING
                                    SERVICES, INC.

                                    GERIMED CORP.

                                    GENESIS ELDERCARE
                                    HOSPITALITY SERVICES, INC. (f/k/a
                                    HCHS, INC.)

                                    GENESIS ELDERCARE
                                    TRANSPORTATION SERVICES, INC.
                                    (f/k/a HSS-PARA TRANSIT, INC.

                                    INNOVATIVE PHARMACY
                                    SERVICES, INC.

                                    INSTITUTIONAL HEALTH CARE
                                    SERVICES, INC.

                                    LIFE SUPPORT MEDICAL, INC.

                                    LIFE SUPPORT MEDICAL
                                    EQUIPMENT, INC.

                                    METRO PHARMACEUTICALS, INC.

                                    NATIONAL PHARMACY SERVICE,
                                    INC.

                                    NETWORK AMBULANCE SERVICES,
                                    INC., (f/k/a REGIONAL AMBULANCE
                                    SERVICES, INC.) (f/k/a LIFE SUPPORT
                                    AMBULANCE, INC.)

                                    UNITED HEALTH CARE SERVICES,
                                    INC.

                                    VALLEY MEDICAL SERVICES, INC.

                                    VALLEY TRANSPORT AMBULANCE
                                    SERVICE, INC.

                                    VILLAS REALTY & INVESTMENTS,
                                    INC.

                                    WEISENFLUH AMBULANCE
                                    SERVICE, INC.

                                    GENESIS ELDERCARE ADULT DAY
                                    HEALTH SERVICES, INC.

                                    GENESIS ELDERCARE HOME
                                    HEALTH SERVICES - SOUTHERN,
                                    INC.

                                    GENESIS ELDERCARE
                                    MANAGEMENT SERVICES, INC.,
                                    (f/k/a BLUEFIELD MANOR, INC.)

                                    CARECARD, INC.

                                    CAREFLEET, INC.

                                    CHELTENHAM LTC MANAGEMENT,
                                    INC.

                                    EASTERN REHAB SERVICES, INC.

                                    EIDOS, INC.

                                    GMC LEASING CORPORATION

                                    GMS MANAGEMENT, INC.

                                    GMS MANAGEMENT-TUCKER, INC.

                                    GOVERNOR'S HOUSE NURSING
                                    HOME, INC.

                                    HEALTH CONCEPTS AND SERVICES,
                                    INC.

                                    INNOVATIVE HEALTH CARE
                                    MARKETING, INC.

                                    KNOLLWOOD NURSING HOME, INC.

                                    MANOR MANAGEMENT CORP. OF
                                    GEORGIAN MANOR, INC.

                                    PHARMACY EQUITIES, INC.

                                    PROSPECT PARK LTC
                                    MANAGEMENT, INC.

                                    WALNUT LTC MANAGEMENT, INC.

                                    WEST PHILA. LTC MANAGEMENT,
                                    INC.

                                    TRANSPORT SERVICES, INC.

                                    YORK LTC MANAGEMENT, INC.


                                    GENESIS ELDERCARE
                                    REHABILITATION MANAGEMENT
                                    SERVICES, INC. (f/k/a ROBINDALE
                                    MEDICAL SERVICES, INC.)

                                    DELCO APOTHECARY, INC.

                                    NEIGHBORCARE OF WISCONSIN,
                                    INC. (f/k/a GCI INNOVATIVE
                                    PHARMACY, INC.)

                                    NEIGHBORCARE OF NORTHERN
                                    CALIFORNIA, INC. (f/k/a
                                    COMPUPHARM OF NORTHERN
                                    CALIFORNIA, INC.)

                                    NEIGHBORCARE OF VIRGINIA, INC.
                                    (f/k/a TEAMCARE OF VIRGINIA,
                                    INC.)

                                    NEIGHBORCARE-TCI, INC. (f/k/a
                                    TEAMCARE, INC.)

                                    NEIGHBORCARE-MEDISCO, INC.
                                    (f/k/a MEDICSO PHARMACIES, INC.)

                                    NEIGHBORCARE-ORCA, INC. (f/k/a
                                    WHITE, MACK AND WART, INC.)

                                    NEIGHBORCARE OF OKLAHOMA,
                                    INC. (f/k/a VITALINK SUBSIDIARY,
                                    INC.)

                                    NEIGHBORCARE INFUSION
                                    SERVICES, INC. (f/k/a VITALINK
                                    INFUSION SERVICES, INC.)

                                    NEIGHBORCARE PHARMACY
                                    SERVICES, INC. (f/k/a VITALINK
                                    PHARMACY SERVICES, INC.)

                                    DIANE MORGAN AND ASSOCIATES,
                                    INC.

                                    GENESIS ELDERCARE NETWORK
                                    SERVICES OF MASSACHUSETTS,
                                    INC.

                                    ASCO HEALTH CARE OF NEW
                                    ENGLAND, INC.

                                    ASCO HEALTH CARE OF NEW
                                    ENGLAND, LIMITED PARTNERSHIP

                                    DOVER HEALTHCARE ASSOCIATES,
                                    INC.

                                    GENESIS ELDERCARE
                                    EMPLOYMENT SERVICES, LLC

                                    GENESIS HEALTH VENTURES OF
                                    LANHAM, INC.

                                    GENESIS SELECTCARE CORP.

                                    GENESIS-GEORGETOWN SNF/JV,
                                    LIMITED LIABILITY COMPANY

                                    HEALTHOBJECTS CORPORATION

                                    MCKERLEY HEALTH CARE
                                    CENTER-CONCORD LIMITED
                                    PARTNERSHIP

                                    NORRISTOWN NURSING AND
                                    REHABILITATION CENTER
                                    ASSOCIATES, LIMITED
                                    PARTNERSHIP

                                    NORTH CAPE CONVALESCENT
                                    CENTER ASSOCIATES, L.P.

                                    NORTHWEST TOTAL CARE CENTER
                                    ASSOCIATES, L.P.

                                    OAK HILL HEALTH CARE CENTER,
                                    INC.

                                    RESPIRATORY HEALTH SERVICES,
                                    LLC

                                    RIVER RIDGE PARTNERSHIP

                                    By: _______________________________
                                        Name:
                                        on behalf of each of the foregoing as
                                        Treasurer

                                    MAIN STREET PHARMACY, L.L.C.,
                                    By: Professional Pharmacy Services, Inc.

                                    By: _______________________________
                                        Name:
                                        on behalf of each of the foregoing as
                                        Treasurer of the managing member

                                    ___________________________________
                                    Address for notices
                                    101 East State Street
                                    Kennett Square, PA 19348
                                    Attention:  George V. Hager, Jr.,
                                                Senior Vice President and
                                                Chief Financial Officer
                                    Telephone:  (610) 444-8419
                                    Facsimiles: (610) 925-4100




                                    [REMAINDER OF PAGE
                                    INTENTIONALLY LEFT BLANK]

                                    MELLON BANK, N.A.
                                    Individually and as Agent


                                    By: _______________________________
                                        Name:
                                        Title:

                                    GOLDMAN SACHS CREDIT
                                    PARTNERS L.P.


                                    By: _______________________________
                                        Name:
                                        Title:

                                    FIRST UNION NATIONAL BANK


                                    By: _______________________________
                                        Name:
                                        Title:

                                    THE CHASE MANHATTAN BANK


                                    By: _______________________________
                                        Name:
                                        Title:

                                     ANNEX A
                                       to
                     REVOLVING CREDIT AND GUARANTY AGREEMENT

                            Dated as of June 22, 2000

                                           Commitment           Commitment
Banks                                        Amount             Percentage
-----                                        ------             ----------
Mellon Bank, N.A.
One Mellon Bank Center                      $93,750,000          37.5000%
Room 151-1525
Pittsburgh, PA  15258-0001
Attn:  Colleen McCullum

Goldman Sachs Credit Partners L.P.
85 Broad Street                             $62,500,000          25.0000%
New York, NY 10004
Attn:    Joseph Lanasa

First Union National Bank
301 S. Collage Street                       $62,500,000          25.0000%
TW-5, NC-0737
Charlotte, NC  28288-0737
Attn:  J. Matt MacIver

The Chase Manhattan Bank
270 Park Avenue                             $31,250,000          12.5000%
New York, NY  10017
Attn:  Jay Lifton

Total                                       $250,000,000         100.0000%
                                            ============         =========

                                                                       EXHIBIT B
                                                                              to
                                                                Revolving Credit
                                                                             and
                                                              Guaranty Agreement


                          SECURITY AND PLEDGE AGREEMENT

         SECURITY AND PLEDGE AGREEMENT (the "Agreement"), dated as of _____ __, 2000 by and between GENESIS HEALTH VENTURES, INC., a Pennsylvania corporation (the "Borrower"), and each of the direct or indirect subsidiaries of the Borrower party hereto (together with the Borrower, the "Grantors") , each a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, and MELLON BANK, N.A., as administrative agent (in such capacity, the "Agent") for the financial institutions and other lenders (the "Banks") party to the Credit Agreement (as hereinafter defined).

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Agent, the Banks and the Grantors are entering into a Revolving Credit and Guaranty Agreement dated as of the date hereof (as amended, modified or supplemented from time to time, the "Credit Agreement"); and

         WHEREAS, unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined; and

         WHEREAS, it is a condition precedent to the making of Loans and the issuance of Letters of Credit that the Grantors shall have granted a security interest, pledge and lien on (x) all cash maintained in the Letter of Credit Account pursuant to Section 364(c)(2) of the Bankruptcy Code and (y) certain of the Grantors' assets and properties and the proceeds thereof pursuant to Sections 364(c)(2), 364(c)(3) and 364(d)(1) of the Bankruptcy Code; and

         WHEREAS, the grant of such security interest, pledge and lien has been authorized pursuant to Sections 364(c)(2), 364(c)(3) and 364(d)(1) of the Bankruptcy Code by the Interim Order, and, after the entry thereof, will have been so authorized by the Final Order (collectively, the "Orders"); and

         WHEREAS, to supplement the Orders without in any way diminishing or limiting the effect of the Orders or the security interest, pledge and lien granted thereunder, the parties hereto desire to more fully set forth their respective rights in connection with such security interest, pledge and lien; and

         WHEREAS, this Agreement has been approved by the Orders;

         NOW, THEREFORE, in consideration of the premises and in order to induce the Banks to make Loans and issue Letters of Credit, the Grantors hereby agree with the Agent as follows:

         SECTION 1. Grant of Security and Pledge. Each of the Grantors hereby transfers, grants, bargains, sells, conveys, hypothecates, assigns, pledges and sets over to the Agent for its benefit and the ratable benefit of the Banks and hereby grants to the Agent for its benefit and the ratable benefit of the Banks, a pledge and security interest in all of the Grantors' right, title and interest in and to the following (the "Collateral") which pledge and security interest shall have the priorities set forth in Orders and shall be subject to the Carve-Out:

                  (1) all present and future accounts, accounts receivable and other rights of each of the Grantors to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance (excluding any such accounts on which Cardinal has a valid and perfected security interest) (collectively, the "Accounts");

                  (2) all goods and merchandise now owned or hereafter acquired by each of the Grantors wherever located, whether in the possession of a Grantor or of a bailee or other person for sale, storage, transit, processing, use or otherwise consisting of whole goods, components, supplies, materials, or consigned, returned or repossessed goods) which are held for sale or lease or to be furnished (or have been furnished) under any contract of service or which are raw materials, work-in-process, finished goods or materials used or consumed in such Grantor's business or processed by or on behalf of any Grantor (excluding any such present or future property on which Cardinal has, or is subsequently granted, a valid and perfected security interest (collectively, the "Inventory");

                  (3) all machinery, all manufacturing, distribution, selling, data processing and office equipment, all furniture, furnishings, appliances, fixtures and trade fixtures, tools, tooling, molds, dies, vehicles, vessels, aircraft and all other goods of every type and description (other than Inventory), in each instance whether now owned or hereafter acquired by each of the Grantors and wherever located (collectively, the "Equipment");

                  (4) all works of art now owned or hereafter acquired by each of the Grantors, including, without limitation, paintings, sketches, drawings, prints, sculptures, crafts, tapestries, porcelain, carvings, artifacts, renderings and designs;

                  (5) all rights, interests, choses in action, causes of action, claims and all other intangible property of each of the Grantors of every kind and nature (other than Accounts, Trademarks, Patents and Copyrights), in each instance whether now owned or hereafter acquired by such Grantor, including, without limitation, all general intangibles, but excluding causes of action under the Bankruptcy Code (it being understood and agreed, however, that the proceeds of any such causes of action shall be available to repay the Obligations); all corporate and other business records; all loans, royalties, and other obligations receivable; all inventions, designs, trade secrets, computer programs, software, printouts and other computer materials, goodwill, licenses, franchises, customer lists, credit files, correspondence, and advertising materials (to the extent the same are assignable); all customer and supplier contracts, firm sale orders, rights under license and franchise agreements (including all license agreements with any other Person in connection with any of the Patents and Trademarks or such other Person's names or marks, whether such Grantor is a licensor or licensee under any such license agreement but only to the extent such license agreements are assignable), and other contracts and contract rights; all interests in partnerships and joint ventures; all tax refunds and tax refund claims; all right, title and interest under leases, subleases, licenses and concessions and other agreements to the extent assignable relating to real or personal property; all payments due or made to each of the Grantors in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property by any person or governmental authority; all deposit accounts (general or special) with any bank or other financial institution; all credits with and other claims against carriers and shippers; all rights to indemnification; all reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interest in trusts; all proceeds of insurance of which each of the Grantors is beneficiary; and all letters of credit, guaranties, liens, security interest and other security held by or granted to each of the Grantors; and all other intangible property, whether or not similar to the foregoing (collectively, the "General Intangibles");

                  (6) all chattel paper, all instruments, all notes and debt instruments and all payments thereunder and instruments and other property from time to time delivered in respect thereof or in exchange therefor, and all bills of lading, warehouse receipts and other documents of title and documents, in each instance whether now owned or hereafter acquired by each of the Grantors;

                  (7) all property or interests in property now or hereafter acquired by each of the Grantors which may be owned or hereafter may come into the possession, custody or control of the Agent or any agent or affiliate of the Agent in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise), and all rights and interests of each of the Grantors, now existing or hereafter arising and however and wherever arising, in respect of any and all (i) notes, drafts, letters of credits, stocks, bonds, and debt and equity securities, whether or not certificated, and warrants, options, puts and calls and other rights to acquire or otherwise relating to the same; (ii) money (including all cash and cash equivalents held in the Letter of Credit Account (as defined and referred to in the Credit Agreement)); (iii) proceeds of loans, including, without limitation, Loans made under the Credit Agreement; and (iv) insurance proceeds and books and records relating to any of the property covered by this Agreement; together, in each instance, with all accessions and additions thereto, substitutions therefor, and replacements, proceeds and products thereof;

                  (8) all trademarks, trade names, trade styles, service marks, prints and labels on which said trademarks, trade names, trade styles and service marks have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country or political subdivision thereof (except for "intent to use" applications for trademark or service mark registrations filed pursuant to
Section 1(b) of the Lanham Act, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed), all whether now owned or hereafter acquired by each of the Grantors, including, but not limited to, those described in Schedule 3 annexed hereto and made a part hereof, and all reissues, extensions or renewals thereof and all licenses thereof (together, in each case, with the goodwill of the business connected with the use of, and symbolized by each such trademark, service mark, trade name and trade dress, all of the foregoing being herein referred to as the "Trademarks");

                  (9) all letters patent of the United States or any other country, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, all whether now owned or hereafter acquired by each of the Grantors, including, but not limited to, those described in Schedule 4 annexed hereto and made a part hereof, and (ii) all reissues, continuations, continuations-in-part or extensions thereof and all licenses thereof (all of the foregoing being herein referred to as the "Patents");

                  (10) all copyrights of the United States, or any other country, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof, or any other country or political subdivision thereof, all whether now owned or hereafter acquired by each of the Grantors, including, but not limited to, those described in Schedule 5 hereto and all renewals and extensions thereof and all licenses thereof (all of the foregoing being herein referred to as the "Copyrights");

                  (11) all books, records, ledger cards and other property at any time evidencing or relating to the Accounts, Equipment, General Intangibles, Trademarks, Patents or Copyrights;

                  (12) (i) all the shares of capital stock owned by each Grantor, as applicable, listed on Schedule 6 hereto of the issuers listed thereon (individually, an "Issuer", and collectively, the "Issuers") and all shares of capital stock of any Issuer obtained in the future by such Grantor and the certificates representing or evidencing all such shares (the "Pledged Shares"); (ii) all other property which may be delivered to and held by the Agent in respect of the Pledged Shares pursuant to the terms hereof; (iii) subject to Section 9 below, all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clauses
(i) and (ii) above; and (iv) subject to Section 9 below, all rights and privileges of each Grantor, as applicable, with respect to the securities and other property referred to in clauses (i), (ii) and (iii) (the items referred to in clauses (i) through (iv) being collectively called the "Pledged Collateral");

                  (13) all other personal property of each of the Grantors, whether tangible or intangible, and whether now owned or hereafter acquired; and

                  (14) all proceeds and products of any of the foregoing, in any form, including, without limitation, any claims against third parties for loss or damage to or destruction of any or all of the foregoing and to the extent not otherwise included, all (i) payments under insurance (whether or not the Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (ii) cash.

Notwithstanding anything contained herein to the contrary, the total amount of shares of capital stock or other ownership interests of any Person pledged pursuant to this Agreement that is not incorporated or organized in the United States shall in no event exceed sixty-six percent (66%) of the total outstanding shares of capital stock or such other ownership interests thereof.

         SECTION 2. Security for Obligations. This Agreement and the Collateral secure the payment of all obligations of each of the Grantors, now or hereafter existing, under the Credit Agreement and the other Loan Documents (and any other documents in respect of such obligations), and in respect of Indebtedness permitted by Section 6.03(viii) of the Credit Agreement, whether for principal, interest, fees, expenses or otherwise, and all obligations of each of the Grantors now or hereafter existing under or in respect of this Agreement (all such obligations of the Grantor being herein called the "Obligations").

         SECTION 3. Delivery of Pledged Collateral; Other Action. Upon written request by the Agent (and without further order of the Bankruptcy Court), all certificates or instruments representing or evidencing the Pledged Collateral not subject to a pledge in favor of any Real Estate Financier shall be delivered to and held by the Agent pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent. All such certificates or instruments previously delivered by the Grantors to the Pre-Petition Agent or the Collateral Agent shall be deemed to be held by the Agent. Upon the occurrence and during the continuance of any Event of Default, the Agent shall have the right (for the ratable benefit of the Banks), at any time in its discretion and upon giving notice to the Grantors of its intent to exercise such rights, to transfer to or to register in the name of the Agent or any of its nominees any or all of the Pledged Collateral.

         SECTION 4. Representations and Warranties. Each Grantor, jointly and severally, represents and warrants (but only with regard to itself) as follows:

                  (1) All of the Inventory and/or Equipment is located at the places specified in Schedule 1 hereto. The chief places of business and chief executive offices of each of the Grantors and the offices where each Grantor keeps its records concerning any Accounts and all originals of all chattel paper which evidence any Account are located at the places specified in Schedule 2 hereto. All trade names under which each of the Grantors has sold and will sell Inventory are listed on Schedule 3 hereto.

                  (2) Each of the Grantors owns the Collateral free and clear of any lien, security interest, charge or encumbrance except for the security interest created by this Agreement and except as permitted under Section 6.01 of the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except (x) such as may have been filed in favor of the Agent relating to this Agreement and (y) in favor of any holder of a Lien permitted under Section 6.01 of the Credit Agreement.

                  (3) As of the Filing Date, no Grantor owns any material Trademarks, Patents or Copyrights or has any material Trademarks, Patents or Copyrights registered in, or the subject of pending applications in, the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, other than those described in Schedules 3, 4 and 5 hereto. The registrations for the Collateral disclosed on such Schedules 3, 4 and 5 hereto are valid and subsisting and in full force and effect. None of the material Patents or Copyrights have been abandoned or dedicated.

                  (4) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

                  (5) Each Grantor, as the case may be, is the legal and beneficial owner of the Pledged Shares as described on Schedule 6 free and clear of any lien, security interest, option or other charge or encumbrance, except for the security interest created by this Agreement and the Orders and Liens permitted under Section 6.01.

                  (6) Except as disclosed on Schedule 6, the Pledged Shares described in Section 1(l) hereof constitute all of the issued and outstanding shares of stock of each of the Issuers and no Issuer is under any contractual obligation to issue any additional shares of stock or any other securities, rights or indebtedness.

                  (7) Except for the entry of the Orders, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the grant and pledge by each of the Grantors of the security interests granted hereby or for the execution, delivery or performance of this Agreement by each of the Grantors.

         SECTION 5. Further Assurances.

         SECTION 1.

                  (1) Each of the Grantors agrees that from time to time, at the expense of such Grantor, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce any of its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, and without further order of the Bankruptcy Court, each of the Grantors will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as the Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

                  (2) Each Grantor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor where permitted by law.

                  (3) Each Grantor will furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request in connection with any prospective sale of Collateral pursuant to
Section 15 hereof, all in reasonable detail.

         SECTION 6. As to Equipment and Inventory. Each Grantor shall:

                  (1) Keep the Equipment and Inventory (other than Inventory sold in the ordinary course of business) at the places specified therefor in
Schedule 1 hereto or, upon 30 days' written notice to the Agent following any transfer thereof to a different jurisdiction, at other places in jurisdictions where all action required by Section 5 shall have been taken to assure the continuation of the perfection of the security interest of the Agent (for its benefit and the ratable benefit of the Banks) with respect to the Equipment and Inventory.

                  (2) Subject to provisions of the Credit Agreement, maintain or cause to be maintained in good repair, working order and condition, excepting ordinary wear and tear and damage due to casualty, all of the Equipment, and make or cause to be made all appropriate repairs, renewals and replacements thereof, to the extent not obsolete and consistent with past practice of such Grantor, as quickly as practicable after the occurrence of any loss or damage thereto which are necessary or reasonably desirable to such end, except where the failure to do any of the foregoing would not result in a Material Adverse Effect.

                  (3) Until satisfaction in full of the Obligations, at any time when an Event of Default has occurred and is continuing: (i) each Grantor will perform any and all reasonable actions requested by the Agent to enforce the Agent's security interest in the Inventory and all of the Agent's rights hereunder, such as subleasing warehouses to the Agent or its designee (to the extent such subleases are not prohibited), placing and maintaining signs, appointing custodians, transferring Inventory to warehouses, and delivering to the Agent warehouse receipts and documents of title in the Agent's name; (ii) if any Inventory is in the possession or control of any of the Grantors' agents, contractors or processors or any other third party, each such Grantor will notify the Agent thereof and will notify such agents, contractors or processors or third party of the Agent's security interest therein and, upon request, instruct them to hold all such Inventory for the Agent and such Grantor's account, as their interests may appear, and subject to the Agent's instructions;
(iii) the Agent shall have the right to hold all Inventory subject to the security interest granted hereunder; and (iv) the Agent shall have the right to take possession of the Inventory or any part thereof and to maintain such possession on such Grantor's premises or to remove any or all of the Inventory to such other place or places as the Agent desires in its sole discretion. If the Agent exercises its right to take possession of the Inventory, such Grantor, upon the Agent's demand, will assemble the Inventory and make it available to the Agent at such Grantor's premises at which it is located.

         SECTION 7. As to Accounts.

                  (1) Each Grantor shall keep its chief place of business and chief executive office and the offices where it keeps its records concerning the Accounts, and the offices where it keeps all originals of all chattel paper which evidence Accounts, at the location or locations therefor specified in
Section 4(a) or, upon 15 days' prior written notice to the Agent, at such other locations in a jurisdiction where all actions required by Section 5 shall have been taken with respect to the Accounts. Each Grantor will hold and preserve such records and chattel paper and will permit representatives of the Agent, at any time during normal business hours and upon reasonable prior written notice, to inspect and make abstracts from such records and chattel paper in accordance with Section 5.08 of the Credit Agreement.

                  (2) Except as otherwise provided in this subsection (b), each Grantor shall continue to collect in accordance with its customary practice, at its own expense, all amounts due or to become due to such Grantor under the Accounts and, prior to the occurrence and continuance of an Event of Default, such Grantor shall have the right to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon, all in accordance with its customary practices. In connection with such collections, the Grantors may, upon the occurrence and during the continuation of an Event of Default, take (and at the direction of the Agent shall take) such action as the Grantors or the Agent may reasonably deem necessary or advisable to enforce collection of the Accounts; provided, that upon written notice by the Agent to any Grantor, following the occurrence and during the continuation of an Event of Default, of its intention so to do but subject to subsection (c) below, the Agent shall have the right to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Accounts, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by such Grantor of the notice referred to in the proviso to the preceding sentence, and unless and until such notice is rescinded by the Agent by written notice to such Grantor (i) all amounts and proceeds (including instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of the Agent (for the ratable benefit of the Banks) hereunder, shall be segregated from other funds of the Grantors and shall be forthwith paid over to the Agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and either (A) released to the Grantors if such Event of Default shall have been cured or waived or (B) if such Event of Default shall be continuing, applied as provided by Section 15, and (ii) the Grantors shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

                  (3) Notwithstanding the provisions of Section 7, the Agent shall not collect or enforce payment of any Account the Account Debtor of which is a Governmental Authority (a "Governmental Account") if and to the extent that such collection or enforcement is prohibited under 42 U.S.C. ss.ss.1395(g) or 1396(a) or under any comparable provision of federal or state law. To the extent the Agent's rights as to any Governmental Account are limited pursuant to this
Section 7, upon the occurrence and during the continuation of an Event of Default, each Grantor will (i) use its reasonable and diligent best efforts to collect and enforce payment of such Governmental Account, (ii) immediately deposit in the exact form received, duly indorsed by such Grantor to the Agent if required, in a collateral account maintained under the sole dominion and control of the Agent, subject to withdrawal by the Agent for the account of the Banks only as provided in Section 15, and until so turned over, shall be held by such Grantor in trust for the Agent and the Banks, segregated from other funds of such Grantor and (iii) upon written demand by the Agent at any time and from time to time, remit (and cause the depository bank for such collateral account to remit) directly to the Agent, as proceeds of the Collateral and for application to the payment of the Obligations pursuant to Section 15, all finally collected funds on deposit in such collateral account.

         SECTION 8. As to Trademarks, Patents and Copyrights.

                  (1) Each Grantor shall, either itself or through licensees, continue to use the Trademarks as each is currently used in the Grantor's business in order to maintain the Trademarks in full force free from any claim of abandonment for nonuse and each such Grantor will not (and will not permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated, unless such failure to use a Trademark is not reasonably likely to have a material adverse effect on the condition (financial or otherwise), operation or properties of the Grantors taken as a whole.

                  (2) No Grantor will do any act, or omit to do any act, whereby the Patents or Copyrights may become abandoned or dedicated and each such Grantor shall notify the Agent immediately if it knows of any reason or has reason to know that any application or registration may become abandoned or dedicated, unless such abandonment or dedication is not reasonably likely to have a material adverse effect on the condition (financial or otherwise), operations or properties of the Grantors taken as a whole.

                  (3) No Grantor will, either itself or through any agent, employee, licensee or designee, (i) file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof or (ii) file any assignment of any patent or trademark, which such Grantor may acquire from a third party, with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, unless such Grantor shall, within 30 days after the date of such filing, notify the Agent thereof, and, upon request of the Agent, execute and deliver any and all assignments, agreements, instruments, documents and papers as the Agent may request to evidence the Agent's interest in such Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby, and such Grantor hereby constitutes the Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all lawful acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Obligations are paid in full.

                  (4) Each Grantor will take all necessary steps in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain in all material respects each application and registration of all material Trademarks, Patents and Copyrights, including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

                  (5) Each Grantor will, without further order of the Bankruptcy Court, perform all acts and execute and deliver all further instruments and documents, including, without limitation, assignments for security in form suitable for filing with the United States Patent and Trademark Office, and the United States Copyright Office, respectively, reasonably requested by the Agent at any time to evidence, perfect, maintain, record and enforce the Agent's interest in all material Trademarks, Patents and Copyrights or otherwise in furtherance of the provisions of this Agreement, and each Grantor hereby authorizes the Agent to execute and file one or more accurate financing statements (and similar documents) or copies thereof or of this Security Agreement with respect to material Patents, Trademarks and Copyrights signed only by the Agent.

                  (6) Each Grantor will, upon acquiring knowledge of any use by any person of any term or design likely to cause confusion with any material Trademark, promptly notify the Agent of such use, and if requested by the Agent, shall join with the Agent, at such Grantor's expense, in such action as the Agent, in its reasonable discretion, may deem advisable for the protection of the Agent's interest in and to the Trademarks.

         SECTION 9. As to the Pledged Collateral; Voting Rights; Dividends; Etc.

                  (1) So long as no Event of Default shall have occurred and be continuing and no written notice thereof shall have been given by the Agent to the Grantors revoking all of the following rights pursuant to Section 9(b)(i) hereof:

                           (1) the Grantors (as applicable) shall be entitled to
                  exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement;

                           (2) notwithstanding the provisions of Section 1
                  hereof, the Grantors shall be entitled to receive and retain any and all dividends and other distributions paid in respect of the Pledged Collateral; provided, that any and all

                           (A) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, and

                           (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                           (C) cash paid, payable or otherwise distributed in respect of, or in redemption of, or in exchange for, any Pledged Shares;

         shall be, and shall be forthwith delivered to the Agent, to hold as Pledged Collateral and shall, if received by any of the Grantors, be received in trust for the benefit of the Agent, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement); and

                           (3) the Agent shall execute and deliver (or cause to
                  be executed and delivered) to the Grantors (as applicable) all such proxies and other instruments as the Grantors (as applicable) may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) above;

                  (2) Upon the occurrence and during the continuance of an Event of Default:

                           (1) upon written notice from the Agent to the
                  Grantors (as applicable) to such effect, all rights of such Grantors (as applicable) to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 9(a)(i) and to receive the dividends which it would otherwise be authorized to receive and retain pursuant to Section 9(a)(ii) shall cease, and all such rights shall thereupon become vested in the Agent, who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral any such dividends; and

                           (2) all dividends which are received by such Grantors
                  contrary to the provisions of paragraph (i) of this Section 9(b) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Grantors and shall be forthwith paid over to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

         SECTION 10. Insurance. Upon the occurrence and during the continuance of any Event of Default, all insurance payments in respect of Inventory and Equipment shall be held, applied and paid to the Agent as specified in Section 15 hereof.

         SECTION 11. Transfers to Others; Liens; Additional Shares.

                  (1) Each Grantor shall not sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except for dispositions otherwise permitted by the Credit Agreement.

                  (2) Each Grantor shall not create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral to secure any obligation of any person or entity, except for the security interest created by this Agreement and the Orders, or except as otherwise permitted by the Credit Agreement.

                  (3) Each of the Grantors (as applicable) agrees that it will
(i) cause each of the Issuers that are wholly-owned Subsidiaries not to issue any stock or other securities in addition to or substitution for the Pledged Shares issued by such Issuer, except to the respective Grantor and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all such additional shares of stock or other securities of each Issuer of the Pledged Shares.

         SECTION 12. Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Agent such Grantor's attorney-in-fact (which appointment shall be irrevocable and deemed coupled with an interest), with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Agent's discretion, upon and during the occurrence and continuation of an Event of Default, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

                           (1) to obtain and adjust insurance required to be
                  paid to the Agent pursuant to Section 10,

                           (2) to ask, demand, collect, sue for, recover,
                  compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

                           (3) to receive, endorse, and collect any drafts or
                  other instruments, documents and chattel paper, in connection with clause (i) or (ii) above,

                           (4) to receive, endorse and collect all instruments
                  made payable to the Grantors representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, and

                           (5) to file any claims or take any action or
                  institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral.

         SECTION 13. Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Agent incurred in connection therewith (as to which invoices have been furnished) shall be payable by the Grantors under Section 16(b).

         SECTION 14. The Agent's Duties. The powers conferred on the Agent hereunder are solely to protect its interest and the interests of the Banks in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, including, without limitation, ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Agent has or is deemed to have knowledge of such matters.

         SECTION 15. Remedies. If any Event of Default shall have occurred and be continuing, and subject to the provisions of Section 7 of the Credit
Agreement:

                  (1) The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, and without application to or order of the Bankruptcy Court, all the rights and remedies of a secured party on default under the Uniform Commercial Code and also may (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place to be designated by the Agent which is reasonably convenient to both parties and (ii) without notice, except as specified in the following sentence, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of such sale shall be required by law, at least ten days' notice to the Grantors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (2) The Agent may instruct the Grantors not to make any further use of the Patents, Copyrights or Trademarks or any mark similar thereto for any purpose to the extent that such use would be inconsistent with the exercise by the Agent of any other remedies under this Section.

                  (3) The Agent may license, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any of the Trademarks, Patents or Copyrights throughout the world for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine; provided, however, that any such license shall not conflict with any existing license or sublicense.

                  (4) The Agent may (without assuming any obligations or liability thereunder), at any time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of the Grantors in, to and under any one or more license agreements with respect to the Collateral, and take or refrain from taking any action under any thereof, and each of the Grantors hereby releases the Agent from, and agrees to hold the Agent free and harmless from and against any claims arising out of, any action taken or omitted to be taken with respect to any such license agreement except claims involving gross negligence, willful misconduct or bad faith of the Agent.

                  (5) In the event of any such license, assignment, sale or other disposition of the Collateral, or any of it, each Grantor shall supply its know-how and expertise relating to the Trademarks, Patents or Copyrights, and its customer lists and other records relating to the Trademarks, Patents or Copyrights to the Agent or its designee.

                  (6) In order to implement the assignment, sale or other disposal of any of the Trademarks, Patents or Copyrights, the Agent may, at any time, pursuant to the authority granted in Section 12 hereof, execute and deliver on behalf of the Grantors, one or more instruments of assignment of the Trademarks, Patents or Copyrights (or any application of registration thereof), in form suitable for filing, recording or registration in any country.

                  (7) All cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 16 hereof) in whole or in part against, all or any part of the Obligations in such order as the Agent shall elect or as shall be required by applicable law. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Obligations shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive such surplus.

                  (8) If at any time when the Agent shall determine to exercise its right to sell all or any part of the Pledged Collateral pursuant to this
Section 15, such Pledged Collateral or the part thereof to be sold shall not be effectively registered under the Securities Act of 1933, as amended, and as from time to time in effect, and the rules and regulations thereunder (the "Securities Act"), the Agent is hereby expressly authorized to sell such Pledged Collateral or such part thereof by private sale in such manner and under such circumstances as the Agent may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Agent, in compliance with applicable securities laws, (a) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or such part thereof shall have been filed under such Securities Act, (b) may approach and negotiate with a restricted number of potential purchasers to effect such sale and (c) may restrict such sale to purchasers as to their number, nature of business and investment intention including without limitation to purchasers each of whom will represent and agree to the satisfaction of the Agent that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Collateral, or part thereof, it being understood that the Agent may cause or require each Grantor, and each Grantor hereby agrees upon the written request of the Agent, to cause (i) a legend or legends to be placed on the certificates to be delivered to such purchasers to the effect that the Pledged Collateral represented thereby have not been registered under the Securities Act and setting forth or referring to restrictions on the transferability of such securities; and (ii) the issuance of stop transfer instructions to such Issuer's transfer agent, if any, with respect to the Pledged Collateral, or, if such Issuer transfers its own securities, a notation in the appropriate records of such Issuer. In the event of any such sale, each Grantor does hereby consent and agree that the Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price which the Agent may deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were public and deferred until after registration as aforesaid.

         SECTION 16. Indemnity and Expenses.

                  (1) Each Grantor, jointly and severally, agrees to indemnify the Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities directly arising from the Agent's own gross negligence, willful misconduct or bad faith.

                  (2) The Grantors will upon demand pay to the Agent the amount of any and all reasonable expenses (as to which invoices have been furnished), including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder or (iv) the failure by any of the Grantors to perform or observe any of the provisions hereof.

                  (3) The Grantors assume all responsibility and liability arising from the use of the Trademarks, Patents and Copyrights.

                  (4) Each of the Grantors agrees that the Agent does not assume, and shall have no responsibility for, the payment of any sums due or to become due under any agreement or contract included in the Collateral or the performance of any obligations to be performed under or with respect to any such agreement or contract by any of the Grantors, and except as the same may have resulted from the gross negligence, willful misconduct or bad faith of the Agent, each of the Grantors hereby jointly and severally agree to indemnify and hold the Agent harmless with respect to any and all claims by any person relating thereto.

         SECTION 17. Security Interest Absolute. All rights of the Agent and security interests hereunder, and all obligations of each of the Grantors hereunder, shall be absolute and unconditional, irrespective of any circumstance which might constitute a defense available to, or a discharge of, any guarantor or other obligor in respect of the Obligations.

         SECTION 18. Amendments; Etc. No amendment or waiver of any provision of this Agreement, nor any consent to any departure by any of the Grantors herefrom, shall in any event be effective unless the same shall be in writing and signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 19. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and shall be given in accordance with the applicable provisions of the Credit Agreement.

         SECTION 20. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Obligations, (ii) be binding upon each of the Grantors, their successors and assigns and (iii) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and each of the Banks and their respective successors, transferees and assigns. Upon the payment in full of the Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantors subject to any existing liens, security interests or encumbrances on such Collateral. Upon any such termination, the Agent will, at the Grantor's expense, execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

         SECTION 21. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the Commonwealth of Pennsylvania and by Federal law (including, without limitation, the Bankruptcy Code) to the extent the same has pre-empted the law of the Commonwealth of Pennsylvania or such other jurisdiction.

         SECTION 22. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         SECTION 1.

         IN WITNESS WHEREOF, each of the Grantors and the Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                 GRANTORS:

                                 GENESIS HEALTH VENTURES, INC.


                                 By: __________________________________
                                     Name:
                                     Title:


                                 GUARANTORS:

                                 BREVARD MERIDIAN LIMITED
                                 PARTNERSHIP
                                 By: Meridian Healthcare, Inc., its sole
                                     general partner

                                 CARE4, L.P.
                                 By: Institutional Health Care Services, Inc.

                                 CATONSVILLE MERIDIAN LIMITED
                                 PARTNERSHIP
                                 By: Meridian Health, Inc., one of its general
                                     partners

                                 EASTON MERIDIAN LIMITED
                                 PARTNERSHIP
                                 By: Meridian Health, Inc., and Meridian
                                 Healthcare, Inc., its general partners

                                 EDELLA STREET ASSOCIATES
                                 By: Genesis Health Ventures of Clarks
                                 Summit, Inc., its sole general partner

                                 GENESIS PROPERTIES LIMITED
                                 PARTNERSHIP
                                 By: Genesis Health Ventures of Arlington,
                                     Inc., its sole general partner

                                 GREENSPRING MERIDIAN LIMITED
                                 PARTNERSHIP
                                 By: Meridian Healthcare, Inc., its sole general
                                     partner

                                 HALLMARK HEALTHCARE LIMITED
                                 PARTNERSHIP
                                 By: Pharmacy Equities, Inc., its general
                                     partner

                                 HAMMONDS LANE MERIDIAN LIMITED
                                 PARTNERSHIP
                                 By: Meridian Healthcare, Inc., one of its
                                     general partners

                                 MERIDIAN/CONSTELLATION LIMITED
                                 PARTNERSHIP
                                 By: Meridian Healthcare, Inc., its general
                                     partner

                                 MERIDIAN EDGEWOOD LIMITED
                                 PARTNERSHIP
                                 By: Meridian Healthcare, Inc., its general
                                     partner

                                 MERIDIAN PERRING LIMITED
                                 PARTNERSHIP
                                 By: Meridian Healthcare, Inc., its general
                                     partner

                                 MERIDIAN VALLEY LIMITED
                                 PARTNERSHIP
                                 By: Meridian Healthcare, Inc., its general
                                     partner

                                 MERIDIAN VALLEY VIEW LIMITED
                                 PARTNERSHIP
                                 By: Meridian Healthcare, Inc., its general
                                     partner

                                 MILLVILLE MERIDIAN LIMITED
                                 PARTNERSHIP
                                 By: Meridian Healthcare, Inc., its sole general
                                     partner

                                 PHILADELPHIA AVENUE ASSOCIATES
                                 By: Philadelphia Avenue Corporation, its sole
                                     general partner

                                 RIVER STREET ASSOCIATES
                                 By: Genesis Health Ventures of Wilkes-Barre,
                                     Inc., its sole general partner

                                 SEMINOLE MERIDIAN LIMITED
                                 PARTNERSHIP
                                 By: Meridian Health, Inc., its sole general
                                     partner

                                 STATE STREET ASSOCIATES, L.P.
                                 By: State Street Associates, Inc., its sole
                                     general partner

                                 THERAPY CARE SYSTEMS, L.P.
                                 By: Team Rehabilitation, Inc., its sole general
                                     partner

                                 VOLUSIA MERIDIAN LIMITED
                                 PARTNERSHIP
                                 By: Meridian Health, Inc., its sole general
                                     partner

                                 GENESIS PROPERTIES OF DELAWARE
                                 LTD. PARTNERSHIP, L.P.
                                 By: Genesis Properties of Delaware
                                     Corporation, a general partner

                                 MCKERLEY HEALTH FACILITIES
                                 By: Meridian Health, Inc., and Meridian
                                     Healthcare, Inc., its general partners

                                 GENESIS HEALTH VENTURES OF WEST
                                 VIRGINIA, LIMITED PARTNERSHIP
                                 By: Genesis Eldercare Network Services, Inc.,
                                     and Genesis Eldercare Rehabilitation
                                     Services, Inc., its general partners

                                 By: _______________________________
                                     Name:
                                     on behalf of each of the foregoing as
                                     Treasurer of the general partner

                                 GENESIS HEALTH VENTURES OF
                                 ARLINGTON, INC.

                                 GENESIS HEALTH VENTURES OF
                                 BLOOMFIELD, INC.

                                 GENESIS HEALTH VENTURES OF CLARKS
                                 SUMMIT, INC.

                                 GENESIS HEALTH VENTURES OF
                                 MASSACHUSETTS, INC.

                                 GENESIS HEALTH VENTURES OF
                                 NAUGATUCK, INC.

                                 GENESIS HEALTH VENTURES OF WAYNE,
                                 INC.

                                 GENESIS HEALTH VENTURES OF WEST
                                 VIRGINIA, INC.

                                 GENESIS HEALTH VENTURES OF
                                 WINDSOR, INC.

                                 GENESIS HEALTH VENTURES OF WILKES-
                                 BARRE, INC.

                                 GENESIS HEALTH VENTURES OF
                                 INDIANA, INC.

                                 GENESIS HEALTH VENTURES OF NEW
                                 GARDEN, INC.

                                 GENESIS HEALTH VENTURES OF POINT
                                 PLEASANT, INC.

                                 GENESIS IMMEDIATE MED CENTER, INC.

                                 GENESIS ELDERCARE HOME CARE
                                 SERVICES, INC. (f/k/a HEALTHCARE
                                 SERVICES NETWORK, INC.)

                                 GENESIS ELDERCARE PHYSICIAN
                                 SERVICES, INC. (f/k/a GENESIS PHYSICIAN
                                 SERVICES, INC.)

                                 KNOLLWOOD MANOR, INC.

                                 MERIDIAN HEALTH, INC.

                                 MERIDIAN HEALTHCARE, INC.

                                 PHILADELPHIA AVENUE CORPORATION

                                 GENESIS ELDERCARE STAFFING
                                 SERVICES, INC. (f/k/a STAFF
                                 REPLACEMENT SERVICES, INC.)

                                 STATE STREET ASSOCIATES, INC.

                                 SUBURBAN MEDICAL SERVICES, INC.

                                 GENESIS ELDERCARE REHABILITATION
                                 SERVICES, INC., (f/k/a TEAM
                                 REHABILITATION, INC.)

                                 THERAPY CARE, INC.

                                 THE TIDEWATER HEALTHCARE SHARED
                                 SERVICES GROUP, INC.

                                 WYNCOTE HEALTHCARE CORP.

                                 ASCO HEALTHCARE, INC.

                                 ACCUMED, INC.

                                 BRINTON MANOR, INC.

                                 COMPASS HEALTH SERVICES, INC.

                                 CONCORD HEALTHCARE CORPORATION

                                 CONCORD PHARMACY SERVICES, INC.

                                 CRYSTAL CITY NURSING CENTER, INC.

                                 EASTERN MEDICAL SUPPLIES, INC.

                                 ENCARE OF MASSACHUSETTS, INC.

                                 GENESIS HEALTH SERVICES CORPORATION

                                 GENESIS HEALTHCARE CENTERS HOLDINGS, INC.

                                 GENESIS HOLDINGS, INC.

                                 GENESIS PROPERTIES OF DELAWARE CORPORATION

                                 HILLTOP HEALTH CARE CENTER, INC.

                                 HORIZON MEDICAL EQUIPMENT AND SUPPLY, INC.

                                 KEYSTONE NURSING HOME, INC.

                                 LINCOLN NURSING HOME, INC.

                                 MCKERLEY HEALTH CARE CENTERS, INC.

                                 WAYSIDE NURSING HOME, INC.

                                 PROFESSIONAL PHARMACY SERVICES, INC.

                                 MEDICAL SERVICES GROUP, INC.

                                 NEIGHBORCARE PHARMACIES, INC.

                                 DERBY NURSING CENTER CORPORATION

                                 GENESIS ELDERCARE NATIONAL
                                 CENTERS, INC., (f/k/a NATIONAL
                                 HEALTHCARE AFFILIATES, INC.)

                                 GENESIS ELDERCARE NETWORK
                                 SERVICES, INC., (f/k/a  GENESIS
                                 MANAGEMENT RESOURCES, INC.)
                                 (f/k/a TOTAL CARE SYSTEMS, INC.)

                                 GENESIS ELDERCARE PROPERTIES, INC.

                                 VERSALINK, INC.

                                 GERIATRIC & MEDICAL COMPANIES, INC.

                                 GERIATRIC AND MEDICAL SERVICES, INC.

                                 GERIATRIC AND MEDICAL INVESTMENTS
                                 CORPORATION

                                 BURLINGTON WOODS CONVALESCENT CENTER, INC.

                                 CRESTVIEW CONVALESCENT HOME, INC.

                                 CRESTVIEW NORTH, INC.

                                 GENESIS ELDERCARE DIAGNOSTIC
                                 SERVICES, INC, (f/k/a DIVERSIFIED
                                 DIAGNOSTICS, INC.)

                                 GMC MEDICAL CONSULTING SERVICES, INC.

                                 GERIMED CORP.

                                 GENESIS ELDERCARE HOSPITALITY
                                 SERVICES, INC. (f/k/a HCHS, INC.)

                                 GENESIS ELDERCARE TRANSPORTATION
                                 SERVICES, INC. (f/k/a HSS-PARA TRANSIT, INC.

                                 INNOVATIVE PHARMACY SERVICES, INC.

                                 INSTITUTIONAL HEALTH CARE
                                 SERVICES, INC.

                                 LIFE SUPPORT MEDICAL, INC.

                                 LIFE SUPPORT MEDICAL EQUIPMENT, INC.

                                 METRO PHARMACEUTICALS, INC.

                                 NATIONAL PHARMACY SERVICE, INC.

                                 NETWORK AMBULANCE SERVICES, INC.,
                                 (f/k/a REGIONAL AMBULANCE SERVICES, INC.)
                                 (f/k/a LIFE SUPPORT AMBULANCE, INC.)

                                 UNITED HEALTH CARE SERVICES, INC.

                                 VALLEY MEDICAL SERVICES, INC.

                                 VALLEY TRANSPORT AMBULANCE
                                 SERVICE, INC.

                                 VILLAS REALTY & INVESTMENTS, INC.

                                 WEISENFLUH AMBULANCE SERVICE, INC.

                                 GENESIS ELDERCARE ADULT DAY
                                 HEALTH SERVICES, INC.

                                 GENESIS ELDERCARE HOME HEALTH
                                 SERVICES - SOUTHERN, INC.

                                 GENESIS ELDERCARE MANAGEMENT
                                 SERVICES, INC., (f/k/a  BLUEFIELD MANOR,
                                 INC.)

                                 CARECARD, INC.

                                 CAREFLEET, INC.

                                 CHELTENHAM LTC MANAGEMENT, INC.

                                 EASTERN REHAB SERVICES, INC.

                                 EIDOS, INC.

                                 GMC LEASING CORPORATION

                                 GMS MANAGEMENT, INC.

                                 GMS MANAGEMENT-TUCKER, INC.

                                 GOVERNOR'S HOUSE NURSING HOME,
                                 INC.

                                 HEALTH CONCEPTS AND SERVICES, INC.

                                 INNOVATIVE HEALTH CARE MARKETING, INC.

                                 KNOLLWOOD NURSING HOME, INC.

                                 MANOR MANAGEMENT CORP. OF
                                 GEORGIAN MANOR, INC.

                                 PHARMACY EQUITIES, INC.

                                 PROSPECT PARK LTC MANAGEMENT,
                                 INC.

                                 WALNUT LTC MANAGEMENT, INC.

                                 WEST PHILA. LTC MANAGEMENT, INC.

                                 TRANSPORT SERVICES, INC.

                                 YORK LTC MANAGEMENT, INC.

                                 GENESIS ELDERCARE REHABILITATION
                                 MANAGEMENT SERVICES, INC.
                                 (f/k/a ROBINDALE MEDICAL SERVICES, INC.)

                                 DELCO APOTHECARY, INC.

                                 NEIGHBORCARE OF WISCONSIN, INC.
                                 (f/k/a GCI INNOVATIVE PHARMACY,
                                 INC.)

                                 NEIGHBORCARE OF NORTHERN
                                 CALIFORNIA, INC. (f/k/a COMPUPHARM
                                 OF NORTHERN CALIFORNIA, INC.)

                                 NEIGHBORCARE OF VIRGINIA, INC. (f/k/a
                                 TEAMCARE OF VIRGINIA, INC.)

                                 NEIGHBORCARE-TCI, INC. (f/k/a
                                 TEAMCARE, INC.)

                                 NEIGHBORCARE-MEDISCO, INC. (f/k/a
                                 MEDICSO PHARMACIES, INC.)

                                 NEIGHBORCARE-ORCA, INC. (f/k/a WHITE,
                                 MACK AND WART, INC.)

                                 NEIGHBORCARE OF OKLAHOMA, INC.
                                 (f/k/a VITALINK SUBSIDIARY, INC.)

                                 NEIGHBORCARE INFUSION SERVICES,
                                 INC. (f/k/a VITALINK  INFUSION SERVICES,
                                 INC.)

                                 NEIGHBORCARE PHARMACY SERVICES,
                                 INC. (f/k/a VITALINK PHARMACY
                                 SERVICES, INC.)

                                 DIANE MORGAN AND ASSOCIATES, INC.

                                 GENESIS ELDERCARE NETWORK
                                 SERVICES OF MASSACHUSETTS, INC.

                                 ASCO HEALTH CARE OF NEW ENGLAND,
                                 INC.

                                 ASCO HEALTH CARE OF NEW ENGLAND,
                                 LIMITED PARTNERSHIP

                                 DOVER HEALTHCARE ASSOCIATES, INC.

                                 GENESIS ELDERCARE EMPLOYMENT
                                 SERVICES, LLC

                                 GENESIS HEALTH VENTURES OF
                                 LANHAM, INC.

                                 GENESIS SELECTCARE CORP.

                                 GENESIS-GEORGETOWN SNF/JV, LIMITED
                                 LIABILITY COMPANY

                                 HEALTHOBJECTS CORPORATION

                                 MCKERLEY HEALTH CARE CENTER-
                                 CONCORD LIMITED PARTNERSHIP

                                 NORRISTOWN NURSING AND REHABILITATION
                                 CENTER ASSOCIATES, LIMITED PARTNERSHIP

                                 NORTH CAPE CONVALESCENT CENTER
                                 ASSOCIATES, L.P.

                                 NORTHWEST TOTAL CARE CENTER
                                 ASSOCIATES, L.P.

                                 OAK HILL HEALTH CARE CENTER, INC.

                                 RESPIRATORY HEALTH SERVICES, LLC

                                 RIVER RIDGE PARTNERSHIP

                                 By: _______________________________
                                     Name:
                                     on behalf of each of the foregoing as
                                     Treasurer

                                 MAIN STREET PHARMACY, L.L.C.,
                                 By:  Professional Pharmacy Services, Inc.

                                 By: _______________________________
                                     Name:
                                     on behalf of each of the foregoing as
                                     Treasurer of the managing member

                                 __________________________________
                                 Address for notices
                                 101 East State Street
                                 Kennett Square, PA 19348
                                 Attention:   George V. Hager, Jr.,
                                 Senior Vice President and
                                 Chief Financial Officer
                                 Telephone: (610) 444-8419
                                 Facsimiles: (610) 925-4100


                                 MELLON BANK, N.A.,
                                       as Agent


                                 By: _____________________________
                                     Name:
                                     Title